ONE MARINA PARK DRIVE
OFFICE LEASE
THIS LEASE (this “Lease”), made as of April 29, 2015, by and between FALLON CORNERSTONE ONE MPD LLC, a Delaware limited liability company (“Landlord”), and KERYX BIOPHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).
INDEX
Article        Title

1.	Basic Provisions

2.	Premises, Term and Commencement Date

3.	Rent

4.	Taxes and Operating Expenses

5.	Delivery of Premises, Tenant’s Work, Alterations and Additions

6.	Tenant’s Use, Restrictions and Compliance with Laws

7.	Services

8.	Insurance

9.	Indemnification

10.	Casualty Damage

11.	Condemnation

12.	Repair and Maintenance

13.	Inspection of Premises

14.	Surrender of Premises

15.	Holding Over

16.	Subletting and Assignment

17.	Subordination, Non-Disturbance, Attornment and Mortgagee Protection; Lease Subject to Project Documents

18.	Estoppel Certificate

19.	Defaults

20.	Remedies

21.	Quiet Enjoyment

22.	Accord and Satisfaction

23.	Security Deposit

24.	Brokerage Commission

25.	Force Majeure

26.	Parking

27.	Hazardous Materials

28.	Additional Rights Reserved by Landlord

29.	Defined Terms
30.        Miscellaneous Provisions
31.        Right of First Offer

EXHIBITS

Exhibit A	Space/Floor Plan Showing Premises

Exhibit B	Tenant’s Work Exhibit

Exhibit B-1	Tenant’s Conceptual Space Plan

Exhibit C	Form of Sublease Consent

Exhibit D	Building’s Rules and Regulations and Janitorial Specifications

Exhibit E	Description of Base Building Condition

Exhibit F	Option to Extend Term

Exhibit G	Form of SNDA

Exhibit H	Pro Forma Budget of FPOC Expenses

Exhibit I	Memorandum Outlining Landlord’s Sustainable Design Strategies

Exhibit J	OTIS

Exhibit K	Form of Commencement Date Confirmation

ARTICLE 1.

BASIC PROVISIONS

A. Tenant’s Trade Name:	Keryx Biopharmaceuticals, Inc. (or such other trade name as Tenant may select from time to time, provided that Tenant shall promptly provide Landlord with written notice of any such trade name change)
B. Tenant’s Address:
Prior to Tenant’s occupancy of the Premises:

One Marina Park Drive, 10th Floor
Boston, Massachusetts 02210
Attention: General Counsel

On and after Tenant’s occupancy of the Premises:

One Marina Park Drive, Suite 1200
Boston, Massachusetts 02210
Attention: General Counsel

C. Building Name and Address:	One Marina Park Drive Boston, Massachusetts 02210
D. Premises:	Suite 1200, comprising the entire (12th) floor of the Building and consisting of 27,323 rentable square feet, as shown on the space plan attached hereto as Exhibit A.
E. Landlord:	Fallon Cornerstone One MPD LLC
F. Landlord’s Address:	c/o Cornerstone Real Estate Advisers LLC 180 Glastonbury Boulevard, Suite 200 Glastonbury, Connecticut 06033 Attention: Linda C. Houston, Senior Vice President
G. Building Manager Name and Address:	CB Richard Ellis – N.E. Partners LP One Marina Park Drive Boston, Massachusetts 02210

H. Commencement Date:
The later of (i) the date of full execution of this Lease, and (ii) the date on which possession of the Premises is delivered to Tenant in the Delivery Condition (as defined in Article 5.A. of this Lease).

I. Rent Commencement Date:	March 1, 2016
J. Expiration Date:	February 28, 2023, unless the Term (as hereinafter defined) is sooner terminated or further extended as provided in this Lease.
K. Security Deposit:	$788,951.64, to be held by Landlord subject to periodic reduction and other terms and conditions set forth in Article 23 of this Lease.
L. Monthly Base Rent:	Time Period	Monthly Base Rent
	Lease Year 1 (March 1, 2016 through February 28, 2017)	$131,491.94
	Lease Year 2 (March 1, 2017 through February 28, 2018)	$133,768.85
	Lease Year 3 (March 1, 2018 through February 28, 2019)	$136,045.77
	Lease Year 4 (March 1, 2019 through February 29, 2020)	$138,322.69
	Lease Year 5 (March 1, 2020 through February 28, 2021)	$140,599.60

	Lease Year 6 (March 1, 2021 through February 28, 2022)	$142,876.52
	Lease Year 7 (March 1, 2022 through February 28, 2023)	$145,153.44
M. Tenant’s Pro Rata Share:	5.80% (based on 27,323 rentable square feet/470,949 rentable square feet, which is the rentable square footage of the Office Component as provided in Article 29.M. of this Lease)
N. Normal Business Hours of Building:	Monday through Friday: 8:00 a.m. to 6:00 p.m. Saturday: 8:00 a.m. to 1:00 p.m. (upon written request by Tenant only, but at no additional cost) Sunday: None (Excepting local and national holidays)
O. Permitted Use:	General office use, and for no other purpose.
P. Broker(s):	CB Richard Ellis – N.E. Partners L.P., representing Landlord, and Transwestern RBJ, representing Tenant.
Q. Parking Access Rights:	Nine (9) parking access devices for unreserved parking spaces in the Parking Garage (as hereinafter defined), subject to the terms and conditions of Article 26 of this Lease.
R. Base Year:	Calendar year 2016 for Operating Expenses (as hereinafter defined), and fiscal year 2016 for Taxes (as hereinafter defined).

S. Allowance:	$70.00 per rentable square feet of the Premises, subject to the terms and conditions of Exhibit B attached hereto.

The foregoing provisions shall be interpreted and applied in accordance with the other provisions of this Lease set forth below. The capitalized terms, and the terms defined in Article 29, shall have the meanings set forth herein or therein (unless otherwise modified in the Lease) when used as capitalized terms in other provisions of the Lease.
Landlord and Tenant hereby agree that the Premises contain the number of rentable square feet specified in Article 1 above.
ARTICLE 2.

PREMISES, TERM AND COMMENCEMENT DATE
Subject to the terms and conditions set forth herein, Landlord hereby leases and demises to Tenant and Tenant hereby leases from Landlord the Premises identified in Article 1 above for a term (“Term”) commencing on the Commencement Date and ending on the Expiration Date set forth in Article 1, unless sooner terminated as provided herein. Such date shall be confirmed by execution of the Commencement Date Confirmation in the form as set forth in Exhibit K, which Tenant shall execute and return to Landlord within fifteen (15) days after receipt thereof. Tenant shall be permitted to extend the original Term hereof in accordance with the provisions of Exhibit F attached hereto.
ARTICLE 3.

RENT
A.    Monthly Base Rent. Commencing on the Rent Commencement Date, Tenant shall pay Monthly Base Rent in advance on or before the first (1st) day of each month of the Term without demand, setoff or deduction except as otherwise expressly set forth in this Lease. If the Term shall end on a day other than the first (1st) day of a month, the Monthly Base Rent for the last partial month of the Term shall be prorated on a per diem basis.
B.    Additional Rent. All costs and expenses, other than Monthly Base Rent, which Tenant assumes or agrees to pay and any other sum payable by Tenant pursuant to this Lease, including, without limitation, its Pro Rata Share of Taxes and Operating Expenses (both as hereinafter defined), shall be deemed Additional Rent.
C.    Rent. Monthly Base Rent, Additional Rent, and any other amounts of every nature which Tenant is or becomes obligated to pay Landlord under this Lease are herein referred to collectively as “Rent,” and all remedies applicable to the nonpayment of Rent shall be applicable thereto. Landlord may apply payments received from Tenant to any obligations of Tenant then accrued and due, without regard to such obligations as may be designated by Tenant.
D.    Place of Payment, Late Charge, Default Interest. Rent and other charges required to be paid under this Lease, no matter how described, shall be paid by Tenant to Landlord without offset, deduction, credit or the like, at the Building Manager’s address listed in Article 1, or to such other person and/or address as Landlord may designate in writing. In the event Tenant fails to pay Rent due under this Lease within ten (10) business days of the due date of said Rent, Tenant shall pay to Landlord a late charge of three percent (3%) of the amount overdue; provided, however, that no such late charge will be charged for the first (1st) late payment in any rolling twelve (12) month period during the Term. Any Rent not paid within ten (10) business days of the due date of said Rent shall also bear interest at the Default Rate from and after the date due through the date on which Landlord receives payment. This provision shall in no way be construed to modify Tenant’s obligation to pay Rent on or before the first (1st) day of the month.
ARTICLE 4.

TAXES AND OPERATING EXPENSES
A.    Payment of Taxes and Operating Expenses. Commencing upon the expiration of the Base Year (i.e., January 1, 2017 for Operating Expenses and July 1, 2016 for Taxes) and for each year, or portion thereof, thereafter during the Term (hereinafter each referred to as a “Comparison Year”), Tenant shall pay Landlord an amount equal to Tenant’s Pro Rata Share of increases in Operating Expenses and Taxes over the Operating Expenses and Taxes for the relevant Base Year (collectively, the “Escalation Increase”). Landlord shall have the right to change the Comparison Year from a calendar year to a fiscal year from time to time (or vice versa), provided that equitable adjustment is made so that Tenant shall not be charged more than once for the same period. Commencing with the first (1st) month of the first (1st) Comparison Year and on the first (1st) day of each month thereafter during the original Term or any extension thereof, Tenant shall pay Escalation Increases to Landlord, as Additional Rent due concurrently with Monthly Base Rent, in installments equal to one-twelfth (1/12) of Landlord’s commercially reasonable estimate of any projected Escalation Increase for the particular Comparison Year (the “Estimated Escalation Increase”). A final adjustment (“Escalation Reconciliation”) shall be made by Landlord and Tenant as soon as practicable (but in any event within one hundred twenty (120) days) following the end of each Comparison Year. In computing the Estimated Escalation Increase for any particular Comparison Year, Landlord shall take into account any prior increases in Tenant’s Pro Rata Share of Taxes and Operating Expenses. Landlord’s Estimated Escalation Increase for Taxes in any Comparison Year will not exceed the Taxes then reflected on Landlord’s real estate tax bill from the City of Boston. If any Estimated Escalation Increase is less than the Estimated Escalation Increase for the immediately preceding Comparison Year, the payments to be paid by Tenant for the new Comparison Year attributable to said Estimated Escalation Increase shall be decreased accordingly; provided, however, in no event will the Rent paid by Tenant hereunder ever be less than the Monthly Base Rent.
B.    Escalation Reconciliation. Within one hundred twenty (120) days after the last day of such Comparison Year, Landlord shall submit to Tenant a statement setting forth the actual Escalation Increase for the Comparison Year which was just completed and the Estimated Escalation Increase for the current Comparison Year (the “Escalation Statement”). To the extent that the actual Escalation Increase exceeds the Estimated Escalation Increase paid by Tenant for the Comparison Year just completed, Tenant shall pay Landlord the difference, in cash within thirty (30) days following receipt by Tenant from Landlord of the Escalation Statement. If the actual Escalation Increase for the Comparison Year just completed is less than the Estimated Escalation Increase paid by Tenant for such year, then Tenant shall receive a credit on future Rent owing under this Lease (or cash, if there is no future Rent owing hereunder). Until Tenant receives the Escalation Statement, Tenant’s Estimated Escalation Increases for the new Comparison Year shall continue to be paid at the rate being paid for the particular Comparison Year just completed. Tenant shall commence payment to Landlord of the Estimated Escalation Increase for the then current Comparison Year, beginning on the first (1st) day of the month following the month in which Tenant receives the applicable Escalation Statement. Any amount described in this Article 4 that is not billed to Tenant within two (2) years after the end of the Comparison Year in question shall be deemed forever waived by Landlord, and Tenant shall have no further obligation therefor.
C.    Changes in Escalations During the Lease Year. In addition to the above, if, during any particular Comparison Year, there is a change in the information upon which the then current Estimated Escalation Increase is based, Landlord shall be permitted (but in no event more than one time in any calendar year) to revise such Estimated Escalation Increase by notifying Tenant, and such adjustment shall be made in the payment of Estimated Escalation Increases, commencing on the first day of the month following the delivery of such notice to Tenant. When the Escalation Statement for the Comparison Year in which this Lease terminates is delivered to the Tenant, Tenant shall pay to Landlord within thirty (30) days after Landlord’s delivery of the same, any additional amounts due as calculated pursuant to this Article 4. Landlord’s and Tenant’s responsibilities with respect to Escalation Increases shall survive the expiration or early termination of this Lease.
If the Building is less than ninety-five percent (95%) occupied during the Base Year or any particular Comparison Year, Landlord shall adjust those particular components of Operating Expenses which are affected by Building occupancy for the Base Year or the particular Comparison Year, or portion thereof, as the case may be, to reflect an occupancy of not less than ninety-five percent (95%) of all such rentable area of the Building.
D.    Disputes Over Taxes or Operating Expenses. If Tenant disputes the amount of an Estimated Escalation Increase or an actual Escalation Increase, Tenant shall give Landlord written notice of such dispute within one hundred fifty (150) days after Landlord delivers the applicable Escalation Statement. Tenant’s failure to give such notice shall waive its right to audit the amounts so determined. Tenant shall not be entitled to audit the foregoing amounts if an Event of Default by Tenant then exists and remains uncured. Said audit will be conducted at Tenant’s expense by a certified public accountant or by a qualified and reputable real estate professional, in either case paid on an hourly basis unrelated to actual savings identified. Tenant shall only be permitted to conduct such a review during regular business hours at Landlord’s office, after Tenant gives Landlord twenty (20) days prior written notice, and no more than once with respect to any one Comparison Year. If such review discloses that the charges actually incurred by Landlord are less than those used by Landlord in calculating Escalation Increases, then Landlord shall reimburse Tenant for the amount Tenant paid in excess of Tenant’s actual Escalation Increases. If any such review discloses that the charges for Operating Expenses or Taxes used by Landlord in calculating the Escalation Increases exceeds the actual charges for Operating Expenses and Taxes (the “Actual Expenses”) by five percent (5%) or more of the Actual Expenses for such Comparison Year, then Landlord shall pay the reasonable costs of such review. If Tenant does not review Landlord’s records within two hundred seventy (270) days after receipt of the Escalation Statement, Tenant shall have no further right to review Landlord’s records for the applicable period. No subtenant shall have the right to conduct an audit and no assignee shall conduct an audit for any period during which such assignee was not in possession of the Premises.
In the event Tenant elects to exercise its audit rights hereunder, Tenant shall nevertheless timely pay Landlord the amount of the prior year’s Escalation Reconciliation and continue to pay Estimated Escalation Increases (without prejudice to Tenant’s position) as set forth in the then applicable Escalation Statement until the parties have agreed as to the appropriate adjustment.
E.    Building as Part of Multi-Building Development. Tenant acknowledges that the Building is part of the Project. As a result thereof, any Operating Expenses and Taxes attributable in part to the Building and in part to other portions of the Project, including, without limitation, the Building Common Areas (as hereinafter defined), shall be allocated to the Building and said other portions of the Project pursuant to the Declaration or any other applicable reciprocal easement agreement and otherwise on an equitable basis. In addition, any Operating Expenses and Taxes attributable in part to the Office Component and in part to the Retail Component shall be allocated to the Office Component or the Retail Component, as the case may be, on an equitable basis.
F.    Tenant’s Taxes. Tenant shall pay, prior to delinquency, all taxes assessed against or levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant located in the Premises and any excise, sales or use taxes related to Tenant’s business. In the event any or all of Tenant’s trade fixtures, furnishings, equipment and other personal property shall be assessed and taxed with property of Landlord, or if the cost or value of any leasehold improvements in the Premises exceeds the cost or value of a standard build out for general office use and, as a result, real property taxes for the Building are increased, Tenant shall pay to Landlord its share of such taxes within thirty (30) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant’s property or above-standard improvements. Tenant shall pay directly to the party or entity entitled thereto all business license fees, gross receipts taxes and similar taxes and impositions which may from time to time be assessed against or levied upon Tenant, as and when the same become due and before delinquency. Notwithstanding anything to the contrary contained herein, any sums payable by Tenant under this Article 4 shall not be included in the computation of “Taxes.”
ARTICLE 5.

DELIVERY OF PREMISES, TENANT’S WORK, ALTERATIONS AND ADDITIONS
A.     Delivery of Premises. On the next business day following the execution and delivery of this Lease by Landlord and Tenant, Landlord shall deliver, and Tenant shall accept, the Premises in the “Delivery Condition,” which shall mean that the Premises will be delivered vacant and broom clean, free of construction debris, tools and other personal property, and free of any unlawful Hazardous Materials (as hereinafter defined), but otherwise in their current “as is,” “where is” condition. Landlord shall have no obligation to construct any improvements in and to the Premises or to perform any other work therein, the parties acknowledging and agreeing that Tenant shall be solely responsible for improving the Premises as provided in Article 5.B. below and Exhibit B attached hereto, provided that the foregoing shall in no event derogate from or diminish Landlord’s ongoing repair and maintenance obligations under this Lease. Notwithstanding anything contained herein to the contrary, Landlord hereby represents and warrants to Tenant that, as of the Commencement Date, the Common Areas of the Building and the Base Building Condition of the Premises comply with all applicable Laws, including, without limitation, the ADA (as hereinafter defined) and all other applicable laws and rules governing access to and use of facilities by people with disabilities, including the Massachusetts Architectural Access Board regulations. The “Base Building Condition” is as described on Exhibit E attached hereto.
B.    Tenant’s Work. On and after the Commencement Date, Tenant shall be entitled to construct certain initial improvements in and to the Premises and prepare same for occupancy in accordance with the terms and conditions of the work exhibit attached hereto as Exhibit B (collectively, “Tenant’s Work”).
C.    Alterations. Except as otherwise provided in Article 5.B. above and Exhibit B attached hereto, Tenant shall make no alterations or additions to the Premises (“Alterations”) without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole discretion as to Alterations which adversely affect or impair the structural integrity of or the efficient and proper operation of the operating systems of the Building, and which consent shall not be unreasonably withheld, delayed or conditioned as to all other Alterations. Any Alterations shall only be performed by contractors or mechanics approved by Landlord in writing (which approval shall not be unreasonably withheld, conditioned or delayed), and only upon the approval by Landlord in writing of fully detailed and dimensioned plans and specifications pertaining to the Alterations in question (to the extent such plans and/or specifications would customarily be prepared for work of such nature), to be prepared and submitted by Tenant, at its sole cost and expense, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall, at its sole cost and expense, obtain all necessary approvals and permits pertaining to any Alterations approved by Landlord. Tenant hereby indemnifies, defends and agrees to hold Landlord free and harmless from all liens and claims of lien, and all other liability, claims and demands arising out of any work done or material supplied to the Premises by or at the request of Tenant in connection with any Alterations. If permitted Alterations are made by, on behalf of, or at the request of, Tenant, they shall be made at Tenant’s sole cost and expense and shall be and become the property of Landlord, except that Landlord may, by written notice to Tenant given at the time of approval of such Alterations, require Tenant, at Tenant’s expense, to remove all partitions, counters, railings and other Alterations installed by Tenant, and to repair any damages to the Premises caused by such removal. Unless Landlord notifies Tenant in writing of such removal obligation at the time of Landlord’s approval of the plans and specifications therefor in accordance with the terms and conditions of Exhibit B attached hereto, Tenant shall not be required to remove any alterations or improvements made to prepare the Premises for Tenant’s initial occupancy; provided, however, that Landlord agrees that Tenant shall not be obligated to remove any of the improvements conceptually shown on the space plan hereto as Exhibit B-1, subject to the terms and conditions of Exhibit B attached hereto. Any and all costs attributable to or related to the applicable building codes of the City of Boston (or any other authority having jurisdiction over the Building) arising from Tenant’s plans, specifications, improvements, Alterations or otherwise shall be paid by Tenant at its sole cost and expense. With regard to repairs, Alterations or any other work arising from or related to this Article 5, Landlord shall be entitled to receive a commercially reasonable administrative/supervision fee, not to exceed three percent (3%) of the so-called “hard” costs of any such work, to compensate Landlord for costs and expenses arising from Landlord’s review and approval processes.
D.    Liens. Tenant will not cause or permit any mechanic’s, materialman’s or similar liens or encumbrances to be filed or exist against the Premises or the Building or Tenant’s interest in this Lease in connection with work done under this Article 5 or in connection with any other work, and Tenant agrees to defend, indemnify and hold harmless Landlord from and against any such lien or claim or action thereon, together with costs of suit and reasonable attorneys’ fees incurred by Landlord in connection with any such claim or action. Tenant shall remove any such lien or encumbrance by bond or otherwise within twenty (20) days from the date of receipt of notice of its existence. If Tenant fails to do so, Landlord may, without being responsible to investigate the validity or lawfulness of the lien, pay the amount or take such other action as Landlord deems necessary to remove any such lien or encumbrance or require that Tenant deposit with Landlord in cash and lawful money of the United States, one hundred ten percent (110%) of the amount of such claim, which sum may be retained by Landlord until such claim shall have been removed of record or until judgment shall have been rendered on such claim and such judgment shall have become final, at which time Landlord shall have the right to apply such deposit in discharge of the judgment on said claim and any costs, including attorneys’ fees incurred by Landlord, and shall remit the balance thereof to Tenant. The amounts so paid and costs incurred by Landlord shall be deemed Additional Rent under this Lease and payable in full upon demand, but shall be applied only to the lien or judgment in question, and any excess will be refunded to Tenant.
E.    Compliance with ADA. Landlord represents and warrants to Tenant that, as of the Commencement Date hereof, the Building and the Premises are in compliance with ADA (as defined below). Landlord and Tenant agree that responsibility for compliance with the Americans With Disabilities Act of 1990, as amended (the “ADA”) shall be allocated as follows: (i) Landlord shall be responsible for compliance with the provisions of Title III of the ADA for all Building Common Areas, including exterior and interior areas of the Building not included within the Premises or the premises of other tenants; (ii) Landlord shall be responsible for compliance with the provisions of Title III of the ADA for any construction, renovations, alterations and repairs made within the Premises if such construction, renovations, alterations or repairs are made by Landlord for the purpose of improving the Building generally; and (iii) Tenant shall be responsible for compliance with the provisions of Title III of the ADA for any construction, renovations, Alterations and repairs made within the Premises if such construction, renovations, Alterations and repairs are made by Tenant, its employees, agents or contractors, at the direction of Tenant or done pursuant to final construction plans and specifications prepared or provided by Tenant or Tenant’s architect or space planner.
F.    Labor Covenant.    As a condition precedent to any proposed construction work or Alteration, Tenant shall deliver to Landlord evidence satisfactory to Landlord that Tenant shall cause such construction, alteration or service contract work to be performed solely by contractors whose employees are represented by unions and such employment will conform to the traditional craft jurisdictions in the area (the “Labor Covenant”). Tenant shall include the Labor Covenant in each of its contracts for such construction or alteration work and in each of its service contracts for any maintenance, repair and services relating to, or to be performed for the benefit of, the Premises. Tenant shall also provide such evidence as Landlord may reasonably require, from time to time during the course of such construction or alteration work or the performance of such services, that the Labor Covenant is being fully and faithfully observed and Tenant shall include the obligation to provide such evidence in each contract entered into by Tenant for such construction or alteration work or service being provided to the Premises. Tenant further agrees that it shall incorporate the foregoing requirements in any sublease of the Premises. Tenant improvement or Alteration work requiring specialized skills that are not available through unionized contractors may be exempted from the Labor Covenant, subject to prior approval by Landlord.

G.    Building Sustainability Strategies. Landlord has received LEED-Core and Shell Gold Certification, a rating established by the U.S. Green Building Council. A memorandum outlining Landlord’s “Sustainable Design Strategies” is attached hereto as Exhibit I.

ARTICLE 6.

TENANT’S USE, RESTRICTIONS AND COMPLIANCE WITH LAWS
A.    Tenant’s Use. Tenant shall use the Premises for the Permitted Use as provided in Article 1 above, and for no other purpose whatsoever, subject to and in compliance with all other provisions of this Lease, including without limitation the Building’s Rules and Regulations attached as Exhibit D hereto. Tenant and its invitees shall also have the non-exclusive right, along with other tenants of the Building, others authorized by Landlord, and others having the right to the use thereof, to use the Building Common Areas subject to the Project Documents and such rules and regulations as Landlord may impose from time to time in its sole discretion provided the same are enforced in a non-discriminatory manner. Landlord makes no representation that the Premises are suitable for Tenant’s purposes.
B.    Tenant’s Restrictions. Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy, the Premises or do or permit anything to be done in the Premises which: (a) causes or is liable to cause injury to persons, to the Building or its equipment, facilities or systems; (b) impairs the character, reputation or appearance of the Building as a first class office building; (c) impairs the proper and economic maintenance, operation and repair of the Building or its equipment, facilities or systems; or (d) would invalidate or increase the cost of any fire and extended coverage insurance policy covering the Building and/or the property located therein. Tenant shall comply with all rules, orders, regulations and requirements of any organization which sets out standards and requirements commonly referred to by major fire insurance underwriters. Landlord shall notify Tenant if Landlord reasonably believes that Tenant’s use of the Premises is in violation of any such standard or requirement. Tenant shall promptly, upon demand, reimburse Landlord for any additional premium charges for any such insurance policy assessed or increased by reason of Tenant’s failure to comply with the provisions of this Article 6.
C.    Tenant’s Compliance with Laws. Tenant shall, at Tenant’s sole cost and expense, keep and maintain the Premises, its use thereof and its business in compliance with all Laws now in force or which may hereafter be in force or effect. Tenant shall comply with all Laws relating to the Premises and Tenant’s use or occupancy thereof, including without limitation Laws in connection with the health, safety and building codes, and any permit or license requirements. Tenant shall not be required to make any alterations to the Premises in order to comply with laws or codes that are applicable to the operation and maintenance generally of a commercial rental property such as the Project, as opposed to Tenant’s specific use of the Premises or any Alterations or other work by Tenant.
ARTICLE 7.

SERVICES
A.    Climate Control. Landlord shall furnish heat or air conditioning to the Premises during Normal Business Hours of the Building as set forth in Article 1, as required in Landlord’s reasonable judgment for the comfortable use and occupancy of the Premises and otherwise in accordance with the standards attached hereto as Exhibit J (such standards being referred to herein as “OTIS” or “OTIS standards”). If Tenant requires heat or air conditioning at any other time (“After Hours Services”), Landlord shall use reasonable efforts to furnish such After Hours Services upon at least twenty-four (24) hours advance notice by Tenant, and Tenant shall pay Landlord, as Additional Rent, the then current rate for such After Hours Services that is applicable to office tenants of the Building generally. The current estimated rate for After Hours Services is Fifty Dollars ($50.00) per hour, which rate is subject to change from time to time in Landlord’s sole, but reasonable discretion.
The performance by Landlord of its obligations under this Article 7 is subject to Tenant’s compliance with the terms of this Lease regarding any connected electrical load reasonably established by Landlord, and Landlord shall promptly notify Tenant of any respect in which Landlord reasonably believes Tenant is not so complying. Tenant shall not use the Premises or any part thereof in a manner exceeding the heating, ventilating or air-conditioning (“HVAC”) design conditions (including any occupancy or connected electrical load conditions) set forth in OTIS, including the rearrangement of partitioning which may interfere with the normal operation of the HVAC equipment, or the use of computer or data processing machines or other machines or equipment in excess of the capacities (if any) and standards set forth in OTIS. If any such use of the Premises by Tenant requires changes in the HVAC or plumbing systems or controls servicing the Premises or portions thereof in order to provide comfortable occupancy in accordance with OTIS standards, such changes may be made by Landlord at Tenant’s expense, and Tenant agrees to promptly pay any such amount to Landlord as Additional Rent.
If Tenant shall install supplemental HVAC equipment in the Premises to serve its needs, chilled water/condenser water shall be made available to Tenant in accordance with OTIS standards.
B.    Elevator Service. Landlord, during Normal Business Hours of the Building, shall furnish passenger and freight elevator service to Tenant to be used in common with others. At least one (1) passenger elevator shall remain in service during all other hours. Landlord may designate a specific elevator for use as a service elevator.
C.    Janitorial Services. Landlord shall provide janitorial and cleaning services to the Premises, substantially as described in Exhibit D attached hereto. Tenant shall pay to Landlord within thirty (30) days after receipt of an invoice therefor the actual and reasonable costs incurred by Landlord for (i) any cleaning of the Premises in excess of the specifications in Exhibit D for any reason, including, without limitation, cleaning required because of (A) unreasonable misuse or neglect on the part of Tenant or Tenant’s agents, contractors, invitees, employees and customers, (B) the use of portions of the Premises for special purposes requiring greater or more difficult cleaning work than office areas, (C) unusual quantities of interior glass partitions or interior glass surfaces, and (D) non-building standard materials or finishes installed by Tenant or at its request; and (ii) removal from the Premises of any refuse and rubbish of Tenant in excess of that ordinarily accumulated in general office occupancy or at times other than Landlord’s standard cleaning times as reflected on such Exhibit D.
D.    Water and Electricity. Landlord shall make available domestic water in reasonable quantities to the Building Common Areas and cause electric service sufficient for lighting the Premises and for the operation of Ordinary Office Equipment. “Ordinary Office Equipment” shall mean equipment not exceeding the standards and capacities set forth in OTIS. Landlord shall have the exclusive right to make any replacement of lamps, fluorescent tubes and lamp ballasts in the Premises (provided, however, that replacements of specialty lighting shall be at Tenant’s sole cost and expense). Landlord may adopt a system of re-lamping and ballast replacement periodically on a group basis in accordance with good management practice. Tenant’s use of electric energy or water in the Premises shall not at any time exceed the capacity of any of the risers, piping, electrical conductors and other equipment in or serving the Premises. In order to insure that such capacity is not exceeded and to avert any possible adverse effect upon the Building’s electric system, Tenant shall not, without Landlord’s prior written consent in each instance, connect appliances or heavy duty equipment, other than Ordinary Office Equipment, to the Building’s electric system or make any alteration or addition to the Building’s electric system. Should Landlord grant its consent in writing, which Landlord may withhold in its sole discretion, all additional risers, piping and electrical conductors or other equipment therefor shall be provided by Landlord and the cost thereof shall be paid by Tenant within thirty (30) days of Landlord’s demand therefor. As a condition to granting such consent, Landlord may require Tenant to agree to a reasonable increase in Monthly Base Rent to offset the expected cost to Landlord of such additional service, that is, the cost of the additional electric energy to be made available to Tenant based upon the estimated additional capacity of such additional risers, piping and electrical conductors or other equipment. If Landlord and Tenant cannot agree thereon, such cost shall be determined by an independent electrical engineer, to be selected by Landlord and reasonably approved by Tenant and paid equally by both parties.
E.    Separate Meters. As part of Tenant’s Work, by no later than the thirtieth (30th) day following the Commencement Date, Tenant shall cause the Premises to be separately metered for lights, plugs and power and the electricity to power the VAV boxes in the Premises, and Tenant shall pay a monthly electricity charge to the applicable electricity provider, based on Tenant’s separately metered use and consumption of such electricity in the Premises. If a direct metering arrangement is not reasonably feasible, then Tenant shall install a so-called submeter for electricity and Tenant shall pay a monthly electricity charge to Landlord, as Additional Rent, based on usage as indicated by such submeter and calculated at Landlord’s actual rate(s) for such electricity (without add-on or mark-up). If the Premises are separately metered for any other utility, Tenant shall pay a utility charge directly to the utility company (or, if such arrangement is not reasonably feasible, to Landlord, as Additional Rent) based upon Tenant’s actual consumption as measured by the meter. Landlord also reserves the right (at its expense) to install separate meters for the Premises to register the usage of all or any one of the utilities, and, in such event, Landlord shall pay the cost of installation and Tenant shall pay for the cost of utility usage as metered to the Premises. As to the separate metering of any service or utility, the cost of which was previously included in the Monthly Base Rent and/or Base Year for Operating Expenses or Taxes, there shall be a reasonable and equitable adjustment to Monthly Base Rent and Operating Expenses (for the Base Year and each subsequent year) following such separate metering to reflect that Tenant will thereafter be paying the cost of such service or utility directly. The term “utility” for purposes hereof may refer to but is not limited to gas, water, sewer, steam, fire protection system, telephone or other communication or alarm service, as well as HVAC, and all taxes or other charges thereon.
F.    Interruptions. Landlord does not represent or warrant that any of the services referred to above, or any other services which Landlord may supply, will be free from interruption and Tenant acknowledges that any one or more of such services may be suspended by reason of accident, repairs, inspections, alterations or improvements necessary to be made, or by Force Majeure. Any interruption, reduction or discontinuance of service shall not be deemed an eviction or disturbance of Tenant’s use and possession of the Premises, or any part thereof, nor, except as otherwise set forth herein, render Landlord liable to Tenant for damages, nor relieve Tenant from performance of Tenant’s obligations under this Lease. Landlord shall however, exercise reasonable diligence to restore any service so interrupted.
Notwithstanding the foregoing, if any essential services to be supplied by Landlord under this Lease are interrupted, and such interruption has resulted from an act or omission of Landlord and as a result of such cessation of service, the Premises, or a material portion thereof, is rendered untenantable (meaning that Tenant is unable to use and gain reasonable access to the Premises, or such material portion thereof, in the normal course of its business) and Tenant provides written notice of such interruption to Landlord, Tenant shall be entitled to an abatement of a proportionate share of the Monthly Base Rent and all Additional Rent and charges, allocable to the affected material portion of the Premises commencing on the third (3rd) consecutive business day of the interruption following the date on which Tenant notifies Landlord of the cessation of such service, and ending on the date such essential services and Tenant’s access and use of the Premises are restored. If any such interruption continues for fifteen (15) business days after the date of such notice, then for each day thereafter that the interruption continues, Tenant shall be granted a credit of one and one-half (1.5) days’ Monthly Base Rent and Additional Rent, to be applied following the resumption of such services. If such interruption continues for twenty-five (25) business days after the date of such notice, then for each day thereafter that the interruption continues, Tenant shall be granted a credit of two (2) days’ Monthly Base Rent and Additional Rent, instead of the prior one and one-half (1.5) day rent credit, to be applied following the resumption of such services.
G.    Additional Utilities Provided by Tenant. Tenant shall make application in Tenant’s own name for all utilities not provided herein by Landlord and shall: (i) comply with all utility company regulations for such utilities, including requirements for the installation of meters, and (ii) obtain such utilities directly from, and pay for the same when due directly to, the applicable utility companies. The term “utilities” for purposes hereof shall include but not be limited to telephone and other communication and alarm services, and all taxes or other charges thereon. Tenant shall install and connect all equipment and lines required to supply such additional utilities to the extent not already available at or serving the Premises, or at Landlord’s option shall repair, alter or replace any such existing items. Tenant shall maintain, repair and replace all such items, operate the same, and keep the same in good working order and condition. Tenant shall not install any equipment or fixtures, or use the same, so as to exceed the safe and lawful capacity of any utility equipment or lines serving the same. The installation, alteration, replacement or connection of any utility equipment and lines shall be subject to the requirements for Alterations of the Premises set forth in Article 5, and Tenant will have the right to use, in common with other tenants and occupants of the Building, common ducts, chases, conduits, and pipes in order to make necessary connections with the Premises. Tenant shall ensure that all of Tenant’s HVAC equipment that is installed by, on behalf of, or at the request of, Tenant is installed and operated at all times in a manner to prevent roof leaks, damage, or noise due to vibrations or improper installation, maintenance or operation. Except as specifically provided in this Article 7, Tenant agrees to pay for all utilities and other services utilized by Tenant and additional services furnished to Tenant not uniformly furnished to all tenants of the Office Component at the rate actually paid by Landlord to the utility provider.
H.    Additional Installations. If any lights, machines or equipment (including but not limited to computers) used by Tenant in the Premises materially and adversely affect the temperature otherwise maintained by the air conditioning system, or generate substantially more heat in the Premises than would be generated by the building standard lights and Ordinary Office Equipment, and if such adverse effect continues for more than ten (10) business days after notice thereof from Landlord, Landlord shall have the right to install any machinery and equipment which Landlord reasonably deems necessary to restore temperature balance, including but not limited to modifications to the standard air conditioning equipment, and the cost thereof, including the cost of installation and any additional cost of operation and maintenance occasioned thereby, shall be paid by Tenant to Landlord upon demand by Landlord. Landlord shall not be liable under any circumstances for loss of or injury to property, however occurring, through or in connection with or incidental to failure to furnish any of the foregoing.
I.    Access to Building Common Areas. Tenant shall have access to the Building Common Areas twenty-four (24) hours per day, seven (7) days per week, three hundred sixty-five (365) days per year. Upon initial occupancy, Tenant will be entitled to one (1) access card or other access device per employee for use at the Building turnstiles and elevators. Thereafter, additional access cards or devices may be obtained at the rate of Twenty-Five and 00/100 Dollars ($25.00) per additional card or device, which rate is subject to change from time to time in Landlord’s sole but reasonable discretion.
ARTICLE 8.

INSURANCE
A.    Required Insurance. Tenant shall, at all times during the Term of this Lease, and at its own cost and expense, maintain insurance policies, with responsible companies licensed to do business in the Commonwealth of Massachusetts and reasonably satisfactory to Landlord, naming Landlord, the Building Manager, Cornerstone Real Estate Advisers LLC, Tenant and any Mortgagee of Landlord, as their respective interests may appear, including: (i) a policy of standard fire, extended coverage and special extended coverage property insurance which shall be primary on the lease improvements referenced in Article 5 and Tenant’s property, including its goods, equipment and inventory, in an amount adequate to cover their insurable replacement cost, including a vandalism and malicious mischief endorsement, and sprinkler leakage coverage; (ii) business interruption insurance, loss of income and extra expense insurance covering the failure of Tenant’s telecommunications equipment and all other perils, failures or interruptions; (iii) commercial general liability insurance on an occurrence basis with limits of liability in an amount not less than Two Million Dollars ($2,000,000) combined single limit for each occurrence, and Three Million Dollars ($3,000,000) in the annual aggregate; and (iv) Worker’s Compensation Coverage as required by law. The commercial general liability policy shall include contractual liability, provided that contractual liability coverage shall not provide coverage for losses arising from the negligence or willful misconduct of an additional insured.
On or before the Commencement Date, Tenant shall furnish to Landlord and the Building Manager, certificates of insurance evidencing the insurance coverage set forth above, including naming Landlord, Cornerstone Real Estate Advisers LLC and the Building Manager as additional insureds. Renewal certificates must be furnished to Landlord at least ten (10) days prior to the renewal or replacement of such insurance policies showing the above coverage to be in full force and effect.
The foregoing policy sets forth minimum limits of liability and Tenant’s procurement and maintenance thereof shall in no event limit the liability of Tenant under this Lease. All such general liability insurance policies carried by Tenant shall be with companies having a rating of not less than A-VIII in Best’s Insurance Guide. All such policies shall be endorsed to agree that Tenant’s policy is primary and that any insurance covered by Landlord is excess and not contributing with any Tenant insurance requirement hereunder. Tenant agrees that if Tenant does not take out and maintain such insurance or furnish Landlord with renewals or binders, Landlord may (but shall not be required to) procure said insurance on Tenant’s behalf and charge Tenant the cost thereof, which amount shall be payable by Tenant upon demand with interest from the date such sums are extended. Tenant agrees that no policy required hereunder will be canceled except upon thirty (30) days prior written notice (except ten (10) days in the case of non-payment of premium) from Tenant or its insurance agent or consultant. Tenant shall comply with all reasonable and generally applicable rules and directives of any insurance board, company or agency determining rates of hazard coverage for the Premises, including but not limited to the installation of any equipment and/or the correction of any condition necessary to prevent any increase in such rates such as may result from a violation by Tenant.
B.    Landlord’s Insurance. During the Term of this Lease, Landlord shall maintain ”Special Form” property and commercial general liability insurance covering the Building. The Special Form property insurance policy shall cover all structures and improvements for full replacement value, with replacement cost endorsement, above foundation walls. Landlord’s Commercial General Liability Insurance shall be written on an occurrence basis with minimum limits of liability in an amount of not less than $5,000,000.00, combined single limit, for bodily injury or death including personal injury, and with respect to damage to the property of others, including legal liability arising out of any one occurrence, which insurance shall contain contractual liability insurance coverage. The commercial general liability insurance shall insure against claims for bodily injury and property damage occurring in or about the Building. Such insurance may be included in blanket policies carried by Landlord so long as such blanket policies do not reduce the amount of insurance available to pay any claim with respect to the Building.
C.    Waiver of Subrogation. Landlord and Tenant each agree that neither Landlord nor Tenant will have any claim against the other for any loss, damage or injury which is covered by insurance carried by either party and for which recovery from such insurer is made, notwithstanding the negligence of either party in causing the loss, and each agree to have their respective insurers issuing the insurance described in this Article 8 waive any rights of subrogation that such companies may have against the other party. Each party agrees to use commercially reasonable efforts to obtain such an agreement from its insurer if the policy does not expressly permit a waiver of subrogation.
D.    Waiver of Claims. Except for claims arising from Landlord’s willful misconduct or negligence that are not covered by Tenant’s insurance required hereunder, Tenant waives all claims against Landlord for injury or death to persons, damage to property or to any other interest of Tenant sustained by Tenant or any party claiming, through Tenant resulting from: (i) any occurrence in or upon the Premises; (ii) leaking of roofs, bursting, stoppage or leaking of water, gas, sewer or steam pipes or equipment, including sprinklers; (iii) wind, rain, snow, ice, flooding, freezing, fire, explosion, earthquake, excessive heat or cold, or other casualty; (iv) the Building, Premises, or the operating and mechanical systems or equipment of the Building, being defective, or failing; and (v) vandalism, malicious mischief, theft or other acts or omissions of any other parties including, without limitation, other tenants, contractors and invitees at the Building. In no event will Landlord or Tenant be responsible for any consequential damages incurred by the other party, including but not limited to, lost profits or interruption of business as a result of any alleged default hereunder; provided, however, that no remedies or damages expressly provided in this Lease shall be considered indirect or consequential, and that the provisions of this Article 8.D. shall not apply to Articles 15 and 27 of this Lease.
ARTICLE 9.

INDEMNIFICATION
A.    Tenant Indemnity of Landlord. Except to the extent resulting from the willful misconduct or negligence of Landlord or its agents, employees or contractors, and subject to Article 8.C., Tenant shall defend, indemnify and hold harmless Landlord and its agents, successors and assigns, including the Building Manager, from and against any and all injury, loss, costs, expenses, liabilities, claims or damage (including attorneys’ fees and disbursements) to any person or property (i) arising from, related to, or in connection with any use or occupancy of the Premises by Tenant, or (ii) arising from, related to, or in connection with any negligent or willful and wrongful act or omission (including, without limitation, construction and repair of the Premises arising out of any Alterations) of Tenant, its agents, contractors, employees, customers, and invitees, or (iii) or arising from any uncured default by Tenant under this Lease. This indemnification shall survive the expiration or termination of the Lease Term.
B.    Landlord Indemnity of Tenant. Landlord shall defend, indemnify and hold Tenant harmless from and against all claims, causes of action, liabilities, losses, costs and expenses arising from or in connection with (i) any injury or other damage to any person or property resulting from any act or omission of Landlord, or (ii) any uncured default by Landlord under this Lease. This indemnification shall survive the expiration or termination of the Lease Term.
C.    Indemnity Limitations. The indemnity obligations set forth in Sections A. and B. above shall not apply (i) to any costs or expenses not reasonably incurred by the indemnitee, or (ii) to any claims, causes of action, liabilities, losses, costs and expenses resulting from a default by the indemnitee hereunder.
D.    Indemnitees; Acceptable Attorneys. Whenever, in this Article 9 and throughout this Lease, Landlord or Tenant is required to defend, indemnify and hold the other harmless, such obligations shall extend to the successors, assigns, officers, partners, members, managers, directors, employees and other agents of the indemnitee. In any instance where this Lease requires either party to defend the other, such defense shall involve an attorney or attorneys reasonably acceptable to the indemnitee.
E.    Limitation on Liability. Landlord shall not be liable to Tenant for any damage by or from any act or negligence of any tenant or other occupant of the Building, or by any owner or occupants (other than Landlord or its affiliated entities) of adjoining or contiguous property. Landlord shall not be liable for any injury or damage to persons or property resulting in whole or in part from the criminal activities or willful misconduct of others. Subject to Article 8.C. above, Tenant agrees to pay for all damage to the Building, as well as all damage to persons or property of other tenants or occupants thereof, caused by the negligence, fraud or willful misconduct of Tenant or any of its agents, contractors, employees, customers (while located in the Premises) and invitees (while located in the Premises). Nothing contained herein shall be construed to relieve Landlord from liability for any personal injury resulting from its negligence, fraud or willful misconduct and that of its agents, employees or contractors.
F.    Surveillance. Tenant acknowledges that Landlord’s election to provide mechanical surveillance or to post security personnel in the Building is subject to Landlord’s sole discretion. Except to the extent resulting from the willful misconduct or negligence of Landlord or its agents, employees or contractors, and then subject to Article 8.C. above, Landlord shall have no liability in connection with the decision whether or not to provide such services and Tenant hereby waives all claims based thereon. Landlord shall not be liable for losses due to theft, vandalism, or like causes.
ARTICLE 10.

CASUALTY DAMAGE
Tenant shall promptly notify Landlord or the Building Manager of any fire or other casualty to the Premises, or, to the extent it knows of damage, to the Building. In the event the Premises or any substantial part of the Building is wholly or partially damaged or destroyed by fire or other casualty which is covered by the insurance that Landlord is required to carry hereunder, Landlord will proceed to restore the same to substantially the same condition existing immediately prior to such damage or destruction unless Landlord notifies Tenant (the “Casualty Notice”) that (i) such damage or destruction is incapable of repair or restoration within three hundred sixty-five (365) days from commencement thereof as reasonably determined by Landlord’s architect; or (ii) the insurance proceeds recovered by reason of the damage or destruction (together with the amount of any deductible) are, in Landlord’s commercially reasonable judgment, inadequate to complete the restoration of the Building; or (iii) Landlord elects not to repair or restore the Building; in any of which events Landlord or Tenant may, by written notice given to the other party within twenty (20) days of Tenant’s receipt of the Casualty Notice, declare this Lease terminated as of the happening of such damage or destruction. Any Casualty Notice must be delivered within forty-five (45) days after the date of such damage. To the extent after fire or other casualty that Tenant shall be deprived of the use and occupancy of the Premises or any portion thereof as a result of any such damage, destruction or the repair thereof, providing Tenant did not intentionally cause the fire or other casualty, then Tenant shall be relieved of the same ratable portion of the Monthly Base Rent and all additional rent due under this Lease as the amount of damaged or useless space in the Premises bears to the rentable square footage of the Premises until such time as the Premises may be restored. Landlord shall reasonably determine the amount of damaged or useless space and the square footage of the Premises referenced in the prior sentence and whether or not its insurance covers the payment of Rent. Tenant may elect to terminate this Lease: (a) if the Casualty Notice states that it will take greater than three hundred sixty-five (365) days to complete the restoration or repair from the time that such restoration or repair commences, provided that Tenant gives such notice within thirty (30) days after delivery of the Casualty Notice; or (b) if the restoration or repair is not completed within three hundred sixty-five (365) days (or such longer period as is specified in the Casualty Notice, plus an additional contingency period equal to twenty percent (20%) of such scheduled period) of the casualty, plus an additional period of up to sixty (60) days on account of Force Majeure; provided however, that if such restoration or repair is completed within thirty (30) days following receipt of Tenant’s notice of termination, then such notice of termination shall be deemed null and void and of no further force or effect.
ARTICLE 11.

CONDEMNATION
In the event of a condemnation or taking of the entire Premises by a public or quasi-public authority, this Lease shall terminate as of the date title vests in the public or quasi-public authority. In the event of (i) a taking or condemnation of fifteen percent (15%) or more (but less than the whole) of the Building and without regard to whether the Premises are part of such taking or condemnation; (ii) a taking or condemnation which results in Landlord electing not to restore the Building; or (iii) a taking or condemnation which results in Landlord electing to change the use of the land upon which the Building is located, Landlord may elect to terminate this Lease by giving notice to Tenant within sixty (60) days of Landlord receiving notice of such condemnation. In the event of a partial taking as described in this Article 11, or a sale, transfer or conveyance in lieu thereof, which does not result in the termination of this Lease, Rent shall be apportioned according to the ratio that the part of the Premises remaining usable by Tenant bears to the total area of the Premises. All compensation awarded for any condemnation shall be the property of Landlord, whether such damages shall be awarded as a compensation for diminution in the value of the leasehold or to the fee of the Premises, and Tenant hereby assigns to Landlord all of Tenant’s right, title and interest in and to any and all such compensation; provided, however that in the event this Lease is terminated, Tenant shall be entitled to make a separate claim for the taking of Tenant’s personal property (including fixtures paid for by Tenant), and for costs of moving, provided that any such award to Tenant is payable separately and does not diminish the award available to Landlord or any Lender of Landlord. Any additional portion of such award shall belong to Landlord. Tenant hereby waives any and all rights, imposed by law, statute, ordinance, governmental regulation or requirement of the United States, the Commonwealth of Massachusetts or any local government authority or agency or any political subdivision thereof, now or hereafter in effect, it might otherwise have to petition a court to terminate the Lease. In the event that any portion of the Premises shall be the subject to condemnation or a taking and Tenant determines that the remainder, even after restoration, would not be reasonably suitable for Tenant’s continued use, then this Lease may be terminated at the election of Tenant, which election shall be made by giving of notice by Tenant to Landlord within thirty (30) days after the date of the condemnation or taking.
ARTICLE 12.

REPAIR AND MAINTENANCE
A.    Tenant’s Obligations. Tenant shall keep the Premises in good working order, repair (and in compliance with all Laws now or hereafter adopted) and condition (which condition shall be neat, clean and sanitary) and shall make all necessary non-structural repairs thereto and any repairs to non-Building standard mechanical, HVAC, electrical and plumbing systems or components located in and exclusively serving the Premises. Tenant’s obligations hereunder shall include, but not be limited to, Tenant’s trade fixtures and equipment, security systems, signs, interior decorations, floor-coverings, wall-coverings, entry and interior doors, interior glass, light fixtures and bulbs, keys and locks, and Alterations to the Premises whether installed by Tenant or Landlord. Landlord may make any repairs which are not promptly made by Tenant after Tenant’s receipt of written notice and the reasonable opportunity of Tenant to make said repair within five thirty (30) days from receipt of said written notice, and charge Tenant for the cost thereof, which cost shall be paid by Tenant within thirty (30) days from invoice therefor from Landlord. Tenant waives all rights to make repairs at the expense of Landlord, or to deduct the cost thereof from Rent.
B.    Landlord’s Obligations. Landlord shall maintain, in a condition similar to other first-class office buildings in the Boston market and in material compliance with all applicable Laws (other than those Laws applicable to a tenant’s unique use and occupancy of its premises or to any alterations or other work performed by, on behalf of, or at the request of, such tenant), (i) the foundations, roof, perimeter walls and exterior windows and all structural aspects of the Building, and (ii) all nonstructural aspects of the Building which relate to the Building Common Areas or to more than one tenant’s premises, or which no tenant of the Building is required to maintain and repair, including all systems and facilities necessary for the operation of the Building and the provision of services and utilities as required herein (except to the extent that any of the foregoing items are installed by or on behalf of, or are the property of, Tenant). Landlord shall also make all necessary structural repairs to the Building and any necessary repairs to the Building standard mechanical, HVAC, electrical, and plumbing systems in or servicing the Premises (the cost of which shall be included in Operating Expenses to the extent permitted under Article 4), excluding repairs required to be made by Tenant pursuant to this Article 12. Landlord shall have no responsibility to make any repairs unless and until Landlord receives written notice of the need for such repair or otherwise becomes aware. Landlord shall not be liable for damages arising from any failure to make repairs or to perform any maintenance unless such failure shall persist for an unreasonable period of time after written notice of the need for such repairs or maintenance is received by Landlord from Tenant or after Landlord otherwise becomes aware. Landlord shall make every reasonable effort to perform all such repairs or maintenance in such a manner (in its judgment) so as to cause minimum interference with Tenant and the Premises but Landlord shall not be liable to Tenant (except as may otherwise be expressly provided in this Lease) for any interruption or loss of business pertaining to such activities. Landlord shall have the right to require (subject to Article 8.C.) that any damage caused by the willful misconduct of Tenant or any of Tenant’s agents, contractors or employees, be paid for and performed by the Tenant (without limiting Landlord’s other remedies herein).
C.    General Obligations. Alterations to the Premises required from time to time to comply with applicable Laws, requirements of any board of property insurance underwriters or similar entity, or reasonable requirements of Landlord’s or Tenant’s insurers shall be made by the party to this Lease responsible for maintaining and repairing the applicable aspect of the Premises hereunder, provided that Landlord shall be responsible for any such alteration that is not required solely on account of Tenant’s particular use (other than general business offices) of the Premises or Alterations to the Premises. Landlord warrants to Tenant that, as of the Commencement Date, all aspects of the Premises comprising the Base Building Condition shall comply with all applicable Laws, with the requirements of Landlord’s insurers, and with the requirements of all boards of property insurance underwriters and similar entities.
D.    Signs and Obstructions. Tenant shall not obstruct or permit the obstruction of lights, halls, Building Common Areas, roofs, parapets, stairways or entrances to the Building or the Premises and will not affix, paint, erect or inscribe any sign, projection, awning, signal or advertisement of any kind to any part of the Building outside of the Premises, including the inside or outside of the windows or doors, or within the Premises if same can be seen from outside of the Premises, without the written consent of Landlord. If such work is done by Tenant through any person, firm or corporation not approved by Landlord, or without the express written consent of Landlord, Landlord shall have the right to remove such signs, projections, awnings, signals or advertisements without being liable to the Tenant by reason thereof and to charge the cost of such removal to Tenant as Additional Rent, payable within ten (10) days of Landlord’s demand therefor. Tenant shall be entitled to Building-standard lobby directory signage, in common with other tenants of the Building, at no additional cost.
E.    Outside Services. Tenant shall not permit, except by Landlord or a person or company reasonably satisfactory to and approved by Landlord: (i) the servicing of Tenant’s supplemental heating, ventilating and air conditioning equipment in the Premises and (ii) window cleaning, janitorial services or similar work in or about the Premises.
F.    Condition of Premises. Except as otherwise provided herein to the contrary (including without limitation Landlord’s ongoing repair and maintenance obligations), Tenant hereby agrees that the Premises shall be taken “as is,” “with all faults,” and “without any representations or warranties,” and Tenant hereby acknowledges and agrees that it has investigated and inspected the condition of the Premises and the suitability of same for Tenant’s purposes, and except for matters or conditions that could not reasonably be detected by a reasonably careful inspection, Tenant does hereby waive and disclaim any objection to, cause of action based upon, or claim that its obligations hereunder should be reduced or limited because of the condition of the Premises or the Building or the suitability of same for Tenant’s purposes. Tenant acknowledges that neither Landlord nor any agent nor any employee of Landlord has made any representation or warranty with respect to the suitability of the Premises or the Building for the conduct of Tenant’s business and Tenant expressly represents and warrants that Tenant has relied solely on its own investigation and inspection of the Premises and the Building in its decision to enter into this Lease and let the Premises in an “As Is” condition. The Premises shall be initially improved by Tenant as provided in, and subject to, the terms and conditions of Exhibit B attached hereto and made a part hereof. The Tenant Improvements (as defined in Exhibit B), together with any subsequent Alterations during the Term of this Lease, may be collectively referred to herein as the “Premises Improvements.” The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Building were at such time in satisfactory condition.
Landlord reserves the right from time to time, but subject to payment by and/or reimbursement from Tenant as otherwise provided herein: (i) to install, use, maintain, repair, replace and relocate for service to the Premises and/or other parts of the Building pipes, ducts, conduits, wires, appurtenant fixtures, and mechanical systems, wherever located in the Premises or the Building, (ii) to alter, close or relocate any facility in the Premises or the Building Common Areas or otherwise conduct any of the above activities for the purpose of complying with a general plan for fire/life safety for the Building or otherwise and (iii) to comply with any Law with respect thereto or the regulation thereof not currently in effect. Landlord shall attempt to perform any such work with the least inconvenience to Tenant as possible, but, except as otherwise expressly provided herein, so long as the activities by Landlord set forth in (i) and (ii) do not unreasonably interfere with Tenant’s operations in the Premises, Tenant shall not be permitted to withhold or reduce Rent or other charges due hereunder as a result of same or otherwise make claim against Landlord for interruption or interference with Tenant’s business and/or operations.
ARTICLE 13.

INSPECTION OF PREMISES
Tenant shall permit the Landlord, the Building Manager and its authorized representatives to enter the Premises upon at least twenty-four (24) hours’ advance notice to show the Premises during Normal Business Hours of the Building (provided, however, that Landlord’s right to show the Premises to prospective tenants shall be limited to the last twelve (12) months of the Term) and at other reasonable times to inspect the Premises, to clean the Premises, to serve or post notices as provided by law or which Landlord reasonably deems necessary for the protection of Landlord or Landlord’s property, and to make such repairs, improvements, alterations or additions in the Premises or in the Building of which they are a part as Landlord may deem necessary or appropriate and at any time in the event of an emergency. If Tenant shall not be personally present to open and permit an entry into the Premises at any time when such an entry is necessary or permitted hereunder, Landlord may enter by means of a master key or may enter forcibly, only in the case of an emergency, without liability to Tenant and without affecting this Lease. Landlord shall (except in cases of emergency) use commercially reasonable efforts to avoid unnecessary interruption of Tenant’s use of the Premises in any entry authorized hereby. Except in cases of emergency, Landlord will cooperate with Tenant to schedule such entry in a manner so as to minimize interference with Tenant’s operations, and, if Tenant requests and pays for any incremental premium cost actually incurred by Landlord as a result of such request, Landlord will enter after hours.
ARTICLE 14.

SURRENDER OF PREMISES
Upon the expiration of the Term, or sooner termination of the Lease, Tenant shall quit and surrender to Landlord the Premises, broom clean, in good order and condition, normal wear and tear and damage by fire and other casualty which are Landlord’s obligation excepted. All Premises Improvements and other fixtures, such as light fixtures and HVAC equipment, wall coverings, carpeting and drapes, in or serving the Premises, whether installed by Tenant or Landlord, shall be Landlord’s property and shall remain, all without compensation, allowance or credit to Tenant; provided that Tenant shall, at its expense, remove any Alterations made by tenant after completion of the Tenant Improvements and that were required to be so removed by Landlord in any notice given to Tenant at the time of approval of such Alterations in accordance with Article 5.C. above and/or Exhibit B attached hereto, and repair any damages to the Premises caused by such removal, all at Tenant’s sole cost and expense. Unless Landlord has otherwise directed Tenant to do so in writing under Exhibit B attached hereto at the time of Landlord’s approval, Tenant shall not be required to remove any of the Tenant Improvements. Upon the expiration or earlier termination of this Lease, Tenant shall remove from the Premises all of Tenant’s furniture, trade fixtures, furnishings, equipment and other personal property and repair any damage caused by such removal, at Tenant’s sole cost and expense. Any property not removed shall be deemed to have been abandoned by Tenant and may be retained or disposed of by Landlord at Tenant’s expense free of any and all claims of Tenant, as Landlord shall desire. All property not removed from the Premises by Tenant may be handled or stored by Landlord at Tenant’s expense and Landlord shall not be liable for the value, preservation or safekeeping thereof. At Landlord’s option all or part of such property may be conclusively deemed to have been conveyed by Tenant to Landlord as if by bill of sale without payment by Landlord. Tenant hereby waives, to the maximum extent allowable, the benefit of all Laws now or hereafter in force in the Commonwealth of Massachusetts or elsewhere exempting property from liability for rent or for debt.
ARTICLE 15.

HOLDING OVER
Should Tenant, without Landlord’s written consent, hold over after termination of this Lease, Tenant shall become a tenant at sufferance and any such holding over shall not constitute an extension of this Lease. Tenant shall pay Landlord, monthly and in advance, one hundred fifty percent (150%) of the annual Rent that was payable immediately preceding the Expiration Date (without regard to any abatement or reduction of Rent or other alternative rent actually in effect at such time), prorated on a per diem basis, for each day Tenant shall retain possession of the Premises or any part thereof after expiration or earlier termination of this Lease, which percentage shall increase to two hundred percent (200%) after the first (1st) thirty (30) days of such holdover, together with all damages sustained by Landlord on account thereof and all other payments required to be made by Tenant hereunder. The foregoing provisions shall not serve as permission for Tenant to hold-over, nor serve to extend the Term (although Tenant shall remain bound to comply with all provisions of this Lease until Tenant vacates the Premises) and Landlord shall have the right at any time thereafter to enter and possess the Premises and remove all property and persons therefrom or to require Tenant to surrender possession of the Premises as provided in this Lease upon the expiration or earlier termination of the Term. If Tenant fails to surrender the Premises upon the expiration or termination of this Lease, Tenant agrees to indemnify, defend and hold harmless Landlord from all costs, loss, expense or liability, including without limitation, claims made by any succeeding tenant and real estate brokers’ claims and attorneys’ fees, provided that Tenant shall not be required to indemnify Landlord from losses or damages suffered as a result of or in connection with the loss of (or delay in occupancy or rent payment by, or other increased financial exposure or liability to) a replacement or successor tenant until the sooner of (i) thirty (30) days beyond the expiration or earlier termination of this Lease, or (ii) ten (10) business days after Landlord has given Tenant written notice of such replacement or successor tenant. No acceptance by Landlord of any Rent during or for any period following the expiration or termination of the Lease shall operate or be construed as an extension or renewal of the Lease. Should Tenant remain in the Premises on a month-to-month basis with Landlord’s prior and express written approval, such month-to-month tenancy may be cancelled by either party with thirty (30) days’ prior written notice or such lesser time period as may be permitted by Law.
ARTICLE 16.

SUBLETTING AND ASSIGNMENT
A.    Landlord’s Consent. Except as provided herein, Tenant shall not assign its interests hereunder, sublease all or any portion of the Premises (for purposes of this Lease, a license shall be deemed to be a sublease), or list the Premises or any part thereof as available for assignment or sublease with any broker or agent or otherwise advertise, post, communicate or solicit prospective assignees or subtenants through any direct or indirect means, or allow any other person to use or occupy any portion of the Premises, without the prior written consent of Landlord, which shall not be unreasonably withheld, delayed or conditioned, except that Landlord shall not, under any circumstances, be obligated to consent to any assignment or subletting by Tenant (i) to any other tenant of the Building, so long as Landlord then has or will (as of the effective date of Tenant’s proposed assignment or subletting) have additional comparable space available in the Building to lease to such other tenant, (ii) by operation of Law (subject to Article 16.B. below) or (iii) to any person who fails to meet any of the other reasonable criteria of Landlord that Tenant was required to meet prior to the execution of this Lease. Without limiting the generality of the foregoing, it shall be reasonable for Landlord to deny consent if:
(1)    The financial strength of the proposed assignee, both in terms of net worth and in terms of reasonably anticipated cash flow over the Lease Term, is not reasonably acceptable to Landlord, taking into account the fact that Tenant would still be liable under the terms of this Lease (unless Tenant is released by Landlord as provided herein).
(2)    The proposed assignee or subtenant will burden the Premises and/or Building Common Areas to an extent substantially in excess of that of typical office tenants of the Building, whether through disproportionate demand for landlord services or utilities, disproportionate bearing weights on floor areas, disproportionate parking requirements, deterioration of floors or other elements of the Building, or otherwise.
(3)    The proposed assignee or subtenant intends to make substantial alterations to the Premises which would, in Landlord’s reasonable judgment, result in a material net decrease in the value of the Premises as improved.
(4)    The proposed assignee’s or subtenant’s use of the Premises will not, in Landlord’s commercially reasonable judgment, be compatible with the uses of the other tenants in the Building or will be appropriate for a Class A office building.
(5)    The use to be made of the Premises by the proposed assignee or subtenant is for other than general or professional business offices and is (A) not generally consistent with the character and nature of all other tenancies in the Office Component, or (B) a use which conflicts with any so-called “exclusive” then in favor of, or for any use which is the same as that stated in any percentage rent lease to, another tenant of the Building, or (C) a use which would be prohibited by any other portion of this Lease (including, but not limited to, any rules and regulations then in effect).
(6)    The proposed assignee or subtenant is either a governmental agency or instrumentality thereof.
(7)    Either the proposed assignee or subtenant or any person or entity which controls, is controlled by or is under common control with the proposed assignee or subtenant (A) occupies space in the Building at the time of the request for consent, and Landlord then has or will (as of the effective date of Tenant’s proposed assignment or subletting) have additional comparable space available in the Building to lease to such proposed assignee or subtenant, or (B) is negotiating with Landlord or has negotiated with Landlord during the six (6) month period immediately preceding the date of the proposed transfer, to lease space in the Building. For purposes hereof, “control” requires both (a) owning (directly or indirectly) more than fifty percent (50%) of the stock or other equity interests of another person and (b) possessing, directly or indirectly, the power to direct or cause the direction of the management and policies of such person.
(8)    The proposed assignee or subtenant (A) has an anticipated use of the Premises involving the generation, storage, use, treatment, or disposal of Hazardous Material in a way or to an extent that is greater than general business office use; or (B) has been required by any prior landlord, lender, or governmental authority to take remedial action in connection with Hazardous Material contaminating a property if the contamination resulted from such transferee’s actions or use of the property in question.
With respect to any proposed assignment or subleasing requiring Landlord’s consent, Tenant shall submit to Landlord in writing, at least thirty (30) days prior to the effective date of the assignment or sublease, (a) a notice of application to assign or sublease, setting forth the proposed effective date, which shall be not less than thirty (30) or more than one hundred twenty (120) days after the delivery of such notice; (b) the name of the proposed assignee or subtenant; (c) the nature of the proposed assignee’s or subtenant’s business to be carried on in the Premises; (d) the terms of the proposed sublease or assignment; and (e) a current financial statement of the proposed assignee or subtenant. Tenant shall not submit any such application to Landlord until Tenant has received a bona fide offer from the proposed assignee or subtenant, and Tenant shall furnish Landlord, in addition to the foregoing, with all other information reasonably required by Landlord with respect to such assignment or sublease, assignee or subtenant. Unless the stock in Tenant is publicly traded on a regulated securities exchange, any transfer (or sequence of transfers resulting, in the aggregate, in the transfer) of fifty percent (50%) or more of the beneficial ownership of Tenant shall constitute an assignment for purposes of this Article 16.
B.    Transfers Not Requiring Consent. Notwithstanding the foregoing, Landlord’s consent shall not be required with respect to any assignment or sublease to (1) an entity which controls Tenant or which controls the entity which controls Tenant (in either case, a “Parent”), or (2) an entity which is controlled by Tenant or a Parent, or (3) an entity which is controlled by an entity which is controlled by Tenant or a Parent, or (4) any entity resulting from a merger or consolidation involving Tenant, or (5) any entity which acquires all or substantially all of Tenant’s assets, including, without limitation, Tenant’s leasehold interest in and to this Lease (each, a “Permitted Transfer”). For purposes hereof, “control” requires both (a) owning (directly or indirectly) more than fifty percent (50%) of the stock or other equity interests of another person and (b) possessing, directly or indirectly, the power to direct or cause the direction of the management and policies of such person. With respect to any Permitted Transfer, the following provisions shall apply:

(a)    Tenant shall give Landlord written notice of the assignment or subletting no less than thirty (30) days prior to the effective date thereof (unless restricted from doing so by legal or contractual requirement, in which case such notice shall be given promptly after such transfer),, which notice shall set forth the identity of the proposed assignee or subtenant, the reason(s) why Landlord’s consent is not required, and the nature of the proposed assignee’s or subtenant’s business to be carried on in the Premises.
(b)    Except as aforesaid, Tenant shall furnish Landlord (i) no less than thirty (30) days prior to the effective date of the assignment or subletting, with a current financial statement of the proposed assignee or subtenant reasonably acceptable to Landlord, and (ii) within three (3) days following Landlord’s demand, with all other information reasonably requested by Landlord with respect to such assignee or subtenant.
Any assignment or subletting to which Landlord’s consent is not required and with respect to which the provisions of this Article 16.B. are not complied with shall, at Landlord’s option, be void.
C.    Procedure. Except for Permitted Transfers, Landlord shall notify Tenant within thirty (30) days from the submission of the aforesaid information as to Landlord’s choice, at Landlord’s sole discretion, of the following options:
(1)    That Landlord consents to a subleasing of the Premises or assignment of the Lease to such replacement tenant provided that Tenant shall remain fully liable for all of its obligations and liabilities under this Lease; or
(2)    That upon such replacement tenant’s entering into a mutually satisfactory new lease for the Premises with Landlord, then Tenant shall be released from all further obligations and liabilities under this Lease (excepting only any unpaid rentals or any unperformed covenants then past due under this Lease or any guarantee by Tenant of replacement tenant’s obligations); or
(3)    That Landlord reasonably declines to consent to such sublease or assignment due to insufficient or unsatisfactory documentation furnished to Landlord to establish Tenant’s reputation, financial strength and proposed use of and operations upon Premises; or
(4)    That Landlord elects to cancel the Lease and recapture the Premises (in the case of an assignment) or (as to any proposed sublease that either covers all or substantially all of the Premises or covers any portion of the Premises for substantially all of the remaining Term) that Landlord elects to cancel the Lease as to the portion thereof that Tenant had wished to sublease, provided, however, that in either such case, Tenant shall have the right to withdraw its request for Landlord consent to the proposed assignment or sublease in question upon written notice to Landlord delivered within five (5) business days following Tenant’s receipt of Landlord’s recapture notice, in which case Landlord’s recapture notice shall be void. In either such event, and provided that Tenant has not withdrawn its request for consent as provided above, Tenant shall surrender possession of the Premises, or the portion thereof which is the subject of Tenant’s request on the date set forth in a notice from Landlord in accordance with the provisions of this Lease relating to the surrender of the Premises. If this Lease shall be canceled as to a portion of the Premises only, the Rent payable by Tenant hereunder shall be abated proportionately according to the ratio that the area of the portion of the Premises surrendered (as computed by Landlord) bears to the area of the Premises immediately prior to such surrender. If Landlord shall cancel this Lease, Landlord may re-let the Premises, or the applicable portion of the Premises, to any other party (including, without limitation, the proposed assignee or subtenant of Tenant), without any liability to Tenant.
D.    Net Revenues.
(1)    Sublease Revenues. Except in the case of a Permitted Transfer, in the event that Tenant subleases all or any portion of the Premises and the total of all amounts payable to Tenant for any month under any such sublease exceeds the total of all amounts payable to Landlord hereunder for such month for the same space, Tenant shall pay to Landlord one-half (½) of the “Net Revenue,” which shall mean such excess actually received by Tenant, but only after Tenant has fully recovered from such excess payments all of Tenant’s costs and expenses incurred in connection with such sublease, including without limitation brokerage commissions and legal fees and costs, advertising or marketing costs and the costs of any improvements or alterations (or allowances for improvements or alterations), and any such Net Revenue actually received by Tenant for any month shall be paid to Landlord within five (5) business days thereafter.
(2)    Assignment Revenues. Except in the case of a Permitted Transfer, in the event that Tenant assigns this Lease with respect to all or any portion of the Premises (the “assigned premises”), Tenant shall pay to Landlord the Net Revenue actually received by Tenant in connection with such assignment.
E.    Continuing Liability; Voidable Transfers. No assignment of this Lease (other than an assignment to Landlord resulting from Landlord’s right of recapture), and no subletting of all or any portion of the Premises, shall release Tenant or any guarantor with respect to any post-transfer obligations, unless Landlord agrees otherwise in writing in its absolute discretion and any such assignment or sublease shall, at Landlord’s option, be void in the event that Tenant and each such guarantor, if any, does not expressly acknowledge and affirm its continuing liability in form and substance reasonably satisfactory to Landlord. The continuing liability of the assigning Tenant shall be primary, and Landlord shall be entitled to exercise its rights and remedies against any such assignor with respect to any Tenant Default without exhausting its rights and remedies against any successor of such assignor. In the event that it is ever held, notwithstanding the contrary intention of the parties hereto, that any such assignor’s continuing liability is that of a guarantor (rather than primary), Tenant hereby waives any and all suretyship rights and defenses to which it would otherwise be entitled in connection with such continuing liability. Notwithstanding the foregoing, in the event that, following any assignment (other than an assignment described in Article 16.B. above), Landlord and such assignee modify this Lease in such a way as to increase Tenant’s total obligations hereunder, neither the assigning Tenant nor any guarantor whose guaranty pre-dated such assignment shall be liable for the incremental portion of Tenant’s obligations corresponding to such increase. The acceptance of any assignment by an assignee shall automatically constitute the assumption by such assignee of all obligations of Tenant with respect to the assigned premises that accrue following the assignment; provided, however, that any assignment of this Lease shall, at Landlord’s option, be void in the event that the assignee does not expressly acknowledge and affirm the effectiveness of the foregoing assumption in form and substance reasonably satisfactory to Landlord. Any assignment or subletting by Tenant to which Landlord’s consent is required but not obtained shall, at Landlord’s option, be void.
F.    Other Provisions Applicable to Transfers. No assignment or subletting shall be deemed to modify any provision of this Lease, with respect to permitted or restricted uses of the Premises or otherwise, unless Landlord then agrees otherwise in writing in its absolute discretion. Tenant shall promptly furnish Landlord with a copy of each executed assignment or sublease, and with copies of any supplements or modifications thereto which may be executed from time to time.
G.     [INTENTIONALLY OMITTED]
H.    Transfers by Subtenants. The provisions of this Article 16 shall also apply to assignments and subleases by subtenants, sub-subtenants and so on.
I.    Assignment of Options. Without limiting the generality of any provision of this Lease which states that any option or other right of Tenant is personal to the original Tenant hereunder or may only be assigned under certain conditions, no option or similar right of Tenant hereunder, including without limitation any option to extend or renew, option to expand, first offer or first refusal right, or first right to lease, may be assigned (except in event of a transfer contemplated by Article 16.B. herein), and any attempt to assign such right shall be null and void.
J.    Encumbrance. Tenant shall not assign its interests hereunder as security for any obligation without Landlord’s prior written consent, which may be withheld in Landlord’s absolute discretion, and any such assignment without such consent shall, at Landlord’s option, be void.
K.    Transfer Fee. Whether or not Landlord consents to any such transfer, and except with respect to any assignment or sublease described in Article 16.B above, Tenant shall pay to Landlord Landlord’s reasonable attorneys’ fees incurred in connection with the proposed assignment or sublease.
L.    Form of Sublease Consent. Any consent to a sublease by Landlord in accordance with the provisions of this Article 16 shall be provided in the form attached hereto as Exhibit C.
ARTICLE 17.

SUBORDINATION, NON-DISTURBANCE, ATTORNMENT AND
MORTGAGEE PROTECTION; LEASE SUBJECT TO PROJECT DOCUMENTS

A.    Subordination, Non-Disturbance, Attornment and Mortgagee Protection. This Lease is subject and subordinate to (i) the priority of the lien of any Mortgage now or hereafter placed upon the Building and (ii) all other encumbrances and matters now or hereafter of public record applicable to the Building, including without limitation, any reciprocal easement or operating agreements, ground or underlying leases, covenants, conditions and restrictions, and Tenant shall not act or permit the Premises to be operated in violation thereof (so long as the same do not impair or restrict the use of the Premises for the Permitted Uses contemplated by this Lease).. Landlord shall have the right to cause this Lease to be and become and remain subject and subordinate to any and all ground or underlying leases or Mortgages which may hereafter be executed covering the Premises, the Building or the property or any renewals, modifications, consolidations, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, together with interest thereon and subject to all the terms and provisions thereof; provided, however, that as a condition to any such subordination with respect to the Mortgage encumbering the Building as of the date of this Lease, Landlord shall obtain from any Lender or other party in question a written undertaking in favor of Tenant to the effect that such Lender or other party will not disturb Tenant’s right of possession or other rights under this Lease if no event of default then exists and otherwise substantially the form attached hereto as Exhibit G, which SNDA Tenant agrees, within ten (10) business days after Tenant’s receipt of Landlord’s written request therefor, to execute, acknowledge and deliver upon request. With respect to any future Mortgage, Landlord agrees to use commercially reasonable efforts to obtain an SNDA in favor of Tenant, provided, however, that same shall not be a condition to the effectiveness of the subordination of this Lease to such future Mortgage. To the extent not expressly prohibited by Law, Tenant waives the provisions of any Law now or hereafter adopted which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease or Tenant’s obligations hereunder if such foreclosure or power of sale proceedings are initiated, prosecuted or completed.
B.    Lease Subject to Project Documents.
(1)    This Lease, and Tenant’s rights hereunder, are subject and subordinate to any all documents governing the maintenance, operation and use of the Project or the Building, including, without limitation, (i) the Declaration (as defined in Article 29.C.), and any rules or regulations promulgated by or on behalf of the “Developer” or “FPOC” under the Declaration, whether recorded or unrecorded, (ii) Chapter 91 License No. 11904 issued by the Massachusetts Department of Environmental Protection (“DEP”) for the Building, recorded with the Suffolk Registry of Deed in Book 42568, Page 73, and Chapter 91 License No. 11907 issued by DEP for all of the public realm areas of the Project, recorded with the Suffolk Registry of Deed in Book 42568, Page 89; (iii) Development Plan for the Fan Pier Development, Planned Development Area #54 approved by the Boston Redevelopment Authority (“BRA”) on November 14, 2001, and adopted by the Boston Zoning Commission on February 27, 2002, effective February 28, 2001, as amended by First Amendment to the Development Plan for the Fan Pier Development, Planned Development Area #54 approved by the Boston Redevelopment Authority on December 20, 2007, and adopted by the Boston Zoning Commission on January 30, 2008, effective January 30, 2008, and all agreements with the BRA or the City of Boston relating to the Building or the Project (collectively, and as may be amended or supplemented from time to time, the “Project Documents,” and each individually a “Project Document”).
(2)     [Intentionally Omitted]
(3)    [Intentionally Omitted]
(4)    The parties acknowledge and agree that all maintenance, repair, replacement, operation and administration of the “Common Areas and Facilities” (as defined in the Project Documents) are under the control of the Developer or FPOC. Further the Developer’s or FPOC’s election to provide mechanical surveillance or to post security personnel in the Common Areas and Facilities is subject to the Developer’s or FPOC’s sole discretion. Therefore, and notwithstanding anything to the contrary contained in this Lease, Landlord’s sole responsibility with respect to the maintenance, repair, replacement, operation, administration or the provision of surveillance or security in the Common Areas and Facilities, shall be to use commercially reasonable efforts to enforce the obligations of the Developer or FPOC under the Declaration. Tenant hereby releases Landlord from any claim concerning the failure by Developer or FPOC to maintain any portion of the Common Areas and Facilities, other than a failure of Landlord to use commercially reasonable efforts to enforce the Developer or FPOC’s obligations under the Project Documents.
ARTICLE 18.

ESTOPPEL CERTIFICATE
Either party shall from time to time, upon written request by the other, execute, acknowledge and deliver to the requesting party (or the lender of the requesting party, as the case may be), within ten (10) business days after receipt of such request, a statement in writing certifying, without limitation: (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, identifying such modifications and certifying that the Lease, as modified, is in full force and effect); (ii) the dates to which Rent and any other charges have been paid; (iii) that to the best knowledge of Tenant, the requesting party is not in default under any provision of this Lease (or if the requesting party is in default, specifying each such default) and that no events or conditions exist which, with the passage of time or notice or both, would constitute a default on the part of the requesting party hereunder; (iv) the address to which notices to the non-requesting party shall be sent; (v) the amount of Tenant’s security deposit; and (vi) such other factual matters as the requesting party may reasonably request; it being understood that any such statement so delivered may be relied upon in connection with any lease, mortgage or transfer. No such certificate shall have the effect of amending this Lease, and in the event of any conflict between the terms of this Lease and any such certificate, this Lease shall control.
ARTICLE 19.

DEFAULTS
A.    Tenant Defaults: The occurrence of any of the following shall constitute a “default” or “event of default” by Tenant hereunder:
(a)    Tenant fails to pay when due any installment or other payment of Rent or any other amount owing to Landlord, and such failure continues for five (5) business days after notice thereof given by or on behalf of Landlord provided, however, that notice relating to Tenant’s failure to pay Monthly Base Rent shall only be required two (2) times per any twelve (12) month period and thereafter (during the remainder of such 12-month period) no notice shall be required in connection therewith prior to the same constituting a default; or
(b)    Tenant fails to keep in effect any insurance required to be maintained hereunder, and such failure continues for thirty (30) days after notice thereof given by or on behalf of Landlord; or
(c)    Tenant or any guarantor hereunder becomes insolvent, makes an assignment for the benefit of creditors, files a voluntary petition in bankruptcy or an involuntary petition in bankruptcy is filed against Tenant which petition is not dismissed within sixty (60) days of its filing; or
(d)    Tenant fails to cause to be released any mechanic’s liens filed against the Premises, the Building or the Project or any portion thereof within twenty (20) days after the date the same shall have been filed or recorded; or
(e)    Tenant fails to observe or perform according to the provisions of Article 17 or 18 within the time periods specified in such Articles; or
(f)    A receiver is appointed for Tenant’s business or assets and the appointment of such receiver is not vacated within sixty (60) days after such appointment; or
(g)    Tenant fails to perform or observe any of the other covenants, conditions or agreements contained herein on Tenant’s part to be kept or performed or breaches a representation made hereunder, and such failure shall continue for thirty (30) days after notice thereof from Landlord, or if such default is curable but cure cannot reasonably be effected within such thirty (30) day period, such default shall not be a default hereunder so long as Tenant promptly commences cure within ten (10) days after receipt of such notice and thereafter diligently prosecutes such cure to completion; or
(h)    Except for assignments or subleases under Article 16, if the interest of Tenant or any guarantor hereunder shall be offered for sale or sold under execution or other legal process if Tenant makes any transfer, assignment, conveyance, sale, pledge, disposition of all or a substantial portion of Tenant’s property.
All notices required to be given under this Article 19.A. shall be in lieu of, and not in addition to any notice requirements imposed by Law now or hereafter in effect.
If Tenant or any guarantor hereunder files a voluntary petition pursuant to the United States Bankruptcy Reform Act of 1978, as the same may be from time to time be amended (the “Bankruptcy Code”), or take the benefit of any insolvency act or be dissolved, or if an involuntary petition or proceeding for dissolution or liquidation is filed against Tenant pursuant to the Bankruptcy Code and said petition is not dismissed within sixty (60) days after such filing, or if a proceeding for the appointment of a trustee or a receiver is commenced for Tenant’s business or all or a portion of its assets and the appointment of such receiver is not vacated within sixty (60) days after such appointment, or if it shall make an assignment for the benefit of its creditors, then Landlord shall have all of the rights provided for in the event of nonpayment of the Rent. Tenant hereby stipulates to the lifting of the automatic stay in effect and relief from such stay in the event Tenant files a petition under the Bankruptcy Code, for the purpose of Landlord pursuing its rights and remedies against Tenant and/or a guarantor under this Lease.
If any alleged default on the part of the Landlord hereunder occurs, Tenant shall give written notice to Landlord in the manner herein set forth and shall afford Landlord a reasonable opportunity to cure any such default. In addition, Tenant shall send notice of such default by certified or registered mail, postage prepaid, to the holder of any Mortgage whose address Tenant has been provided in writing, and shall afford such Mortgage holder a reasonable opportunity to cure any alleged default on Landlord’s behalf.
Any notice from Landlord to Tenant that claims or alleges a breach or default under this Lease shall state in prominent bold-face type “THIS IS A NOTICE OF DEFAULT UNDER A LEASE OF REAL PROPERTY, AND IMMEDIATE ACTION IS REQUIRED.”
ARTICLE 20.

REMEDIES
A.    Landlord Remedies. The remedies provided Landlord under this Lease are cumulative. Upon the occurrence of any default by Tenant, and in addition to any and all other rights provided a landlord under law or equity for breach of a lease or tenancy by a tenant, Landlord shall have the right to pursue one or more of the following remedies:
(a)    Landlord may serve notice on Tenant that the Term and the estate hereby vested in Tenant and any and all other rights of Tenant hereunder shall cease on the date specified in such notice and on the specified date this Lease shall cease and expire as fully and with the effect as if the Term had expired for passage of time.
(b)    Without terminating this Lease in case of a default or if this Lease shall be terminated for default as provided herein, Landlord may re-enter the Premises, remove Tenant, or cause Tenant to be removed from the Premises in such manner as Landlord may deem advisable, with legal process. In the event of re-entry without terminating this Lease, Tenant shall continue to be liable for all Rents and other charges accruing or coming due under this Lease which Rent shall automatically accelerate and become immediately due and payable.
(c)    If Landlord, without terminating this Lease, shall re-enter the Premises or if this Lease shall be terminated as provided in Article 20.A.(a) above, then, in either such event:
(i)    All Rent due from Tenant to Landlord shall thereupon become due and shall be paid up to the time of re-entry, dispossession or expiration, together with reasonable costs and expenses (including, without limitation, attorneys’ fees) of Landlord and without benefit of valuation and appraisement laws which Tenant hereby waives;
(ii)    Notwithstanding the foregoing, Landlord shall use commercially reasonable efforts to re-let the Premises after Tenant vacates the Premises after this Lease is terminated on account of a default by Tenant as further provided in Article 20.C. below.
(iii)    If Landlord shall have terminated this Lease, Tenant shall also be liable to Landlord for all damages provided for at law and under this Lease resulting from Tenant’s breach, including, without limitation, a lump sum equal to the then net present value of the excess (if any) of the aggregate Rents reserved under the terms of this Lease for the balance of the Term together with all other sums payable hereunder as Rent for the balance of the Term, over the fair rental value of the Premises for that period determined as of the date of such termination. For purposes of this Article 20.A.(c)(iii), Tenant shall be deemed to include any guarantor or surety of the Lease.
(d)    Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations.
(e)    Whether or not Landlord terminates this Lease, Landlord shall have the right, as Landlord chooses in its absolute discretion, (i) to terminate any or all subleases, licenses, concessions and other agreements entered into by Tenant in connection with its occupancy of the Premises and/or (ii) to maintain any or all such agreements in effect and succeed to Tenant’s interests in connection therewith (in which event Tenant shall cease to have any interest in any such agreement).
(f)    Attorneys’ Fees.
(i)    In any action to enforce the terms of this Lease, including any suit by Landlord for the recovery of Rent or possession of the Premises, the losing party shall reimburse the successful party for its reasonable attorneys’ fees incurred in such suit and such attorneys’ fees shall be deemed to have accrued prior to the commencement of such action and shall be paid whether or not such action is prosecuted to judgment.
(ii)    Should Landlord, without fault on Landlord’s part, be made a party to any litigation instituted by Tenant or by any third party against Tenant, or by or against any person holding under or using the Premises by license of Tenant, or for the foreclosure of any lien for labor or material furnished to or for Tenant or any such other person or otherwise arising out of or resulting from any act or transaction of Tenant or of any such other person, Tenant covenants to save and hold Landlord harmless from and against any judgment rendered against Landlord or the Premises or any part thereof and from and against all actual and reasonable costs and expenses, including reasonable attorneys’ fees, incurred by Landlord in connection with such litigation.
(iii)    When legal services are rendered by an attorney at law who is an employee of a party, attorneys’ fees incurred by that party shall be deemed to include an amount based upon the number of hours spent by such employee on such matters multiplied by an appropriate billing rate determined by taking into consideration the same factors, including but not limited by, the importance of the matter, time applied, difficulty and results, as are considered when an attorney not in the employ of a party is engaged to render such service.
(g)    In addition to the above, Landlord shall have any and all other rights provided a landlord at law or in equity, including, but not limited to, those remedies provided for by Laws now or hereafter in effect, for breach of a lease or tenancy by a tenant.
(h)    TO THE EXTENT PERMITTED BY LAW, EACH OF LANDLORD AND TENANT HEREBY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY CLAIM, ACTION PROCEEDING OR COUNTERCLAIM BY EITHER LANDLORD OR TENANT AGAINST THE OTHER OR ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, AND/OR TENANT’S USE OR OCCUPANCY OR THE PREMISES.
B.    Tenant Remedies. Upon the occurrence of any default by Landlord, Tenant shall, except as otherwise expressly provided herein, have all rights and remedies provided hereunder and by law from time to time; provided, however, that Tenant shall in no event have the right to terminate this Lease except as expressly provided herein or as provided by law.
C.    Mitigation of Damages. Landlord and Tenant will each exercise commercially reasonable efforts to mitigate the damages caused by the other party’s breach of this Lease. Efforts to mitigate damages will not be construed as a waiver of the non-breaching party’s right to recover damages. For the purposes of this Article 20.C., marketing of the Premises in a manner similar to the way Landlord markets its other premises shall be deemed to satisfy Landlord’s obligation to use such “commercially reasonable efforts.”  In no event shall Landlord be required (i) to solicit or entertain negotiations with any other prospective tenants for the Premises until Landlord obtains full and complete possession of the Premises including, without limitation, the undisputed right to re-let the Premises free of any claim of Tenant, (ii) to lease the Premises to a tenant whose proposed use, in Landlord’s bona fide judgment, would violate any restrictions by which Landlord is bound, (iii) to re-let the Premises before leasing other comparable vacant space in the Building (unless the prospective tenant is directly obtained and presented to Landlord as a result of Tenant’s marketing efforts and otherwise satisfies all other requirements of prospective tenants contained in this Lease), (iv) to lease the Premises for a rental less than the current fair market rental then prevailing for similar office space in the Building, or (v) to enter into a lease with any proposed tenant that does not have, in Landlord’s reasonable opinion, sufficient financial resources to satisfy a typical office tenant’s obligations under an office lease.  In no event, however, shall Tenant’s liability hereunder be diminished or reduced if or to the extent such reasonable efforts of Landlord to re-let are not successful.
ARTICLE 21.

QUIET ENJOYMENT
Landlord covenants and agrees with Tenant that so long as there exists no uncured default (i.e. beyond notice and cure periods) by Tenant, Tenant may peaceably and quietly enjoy the Premises subject, nevertheless, to the terms and conditions of this Lease, and Tenant’s possession will not be disturbed by anyone claiming by, through, or under Landlord.
ARTICLE 22.

ACCORD AND SATISFACTION
No payment by Tenant or receipt by Landlord of an amount less than full payment of Rent then due and payable shall be deemed to be other than on account of Rent then due and payable, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided for in this Lease or available at law or in equity. No payment by Landlord or receipt by Tenant of an amount less than the full amount then due and payable shall be deemed to be other than on account of the amount then due and payable, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Tenant may accept such check or payment without prejudice to Tenant’s right to recover the balance of such amount.
ARTICLE 23.

SECURITY DEPOSIT
To secure the full and faithful performance by Tenant of all of the covenants, conditions and agreements set forth in this Lease to be performed by it, including, without limitation, the foregoing such covenants, conditions and agreements in this Lease which become applicable upon its termination by re-entry or otherwise, Tenant has deposited with Landlord the sum shown in Article 1 as a “Security Deposit.” The Security Deposit shall be subject to the following terms and conditions:
(a)    The Security Deposit or any portion thereof may be applied to the curing of any default that may exist and continue beyond the expiration of applicable notice and cure periods, including but not limited to a breach for failure to pay Rent, without prejudice to any other remedy or remedies which Landlord may have on account thereof, and upon such application Tenant shall pay Landlord on demand the amount so applied which shall be added to the Security Deposit so the same will be restored to its original amount.
(b)    Should the Premises be conveyed by Landlord, the Security Deposit or any balance thereof shall be turned over to the Landlord’s grantee, and when the Security Deposit is actually turned over to such grantee, Tenant hereby releases Landlord from any and all liability with respect to the Security Deposit and its application or return, and Tenant agrees to look solely to such grantee for such application or return.
(c)    Unless the Security Deposit is in the form of a Letter of Credit, Landlord may commingle the Security Deposit with other funds, shall not be required to keep the Security Deposit in trust, and shall not be obligated to pay Tenant any interest.
(d)    The Security Deposit shall not be considered an advance payment of Rent or a measure of damages for any default by Tenant, nor shall it be a bar or defense to any actions by Landlord against Tenant.
(e)    If Tenant shall faithfully perform all of the covenants and agreements contained in this Lease on the part of the Tenant to be performed, and provided there exists no default by Tenant hereunder, the Security Deposit or any then remaining balance thereof, shall be returned to Tenant, without interest, within thirty (30) days after the expiration of the Term, provided that subsequent to the expiration of this Lease, Landlord may retain from the Security Deposit (i) an amount reasonably estimated by Landlord to cover potential Operating Expense reconciliation payments due with respect to the calendar year in which this Lease terminates or expires (such amount so retained shall not, in any event, exceed five percent (5%) of estimated Operating Expense payments due from Tenant for such calendar year through the date of expiration or earlier termination of this Lease and any amounts so retained and not applied to such reconciliation shall be returned to Tenant no later than ninety (90) days after the end of the calendar year in which such termination or expiration occurs (or if sooner, the date on which Landlord delivers such reconciliation), and (ii) any and all amounts permitted by law or this Article 23 (collectively hereinafter referred to as the “Contingent Amount”). In the event Tenant has posted a Letter of Credit (as hereinafter defined) instead of cash, Tenant, at its option, may substitute cash at the expiration of the Term in an amount sufficient to satisfy the Contingent Amount, which amount shall be determined by Landlord, in its reasonable discretion as provided above.
Tenant hereby waives any and all provisions of Laws that limit the types of defaults for which a landlord may claim sums from a security deposit, it being agreed that Landlord, in addition, may claim those sums specified in this Article 23 above and/or those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by a default by Tenant under this Lease. Tenant further covenants that it will not assign or encumber the money deposited herein as a Security Deposit and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.
(f)    The Security Deposit shall be in the form of a letter of credit, which Tenant shall deliver to Landlord (as beneficiary), and a copy to Landlord’s attorney, a standby letter of credit (“Letter of Credit”), in form and content reasonably satisfactory to Landlord, simultaneously with Tenant’s execution and delivery of this Lease to Landlord. The Letter of Credit shall be, among other things:

(1)	subject to International Standby Practices 1998, International Chamber of Commerce Publication No. 590;

(2)	irrevocable and unconditional, subject to (1) above;

(3)	in the amount of the required Security Deposit;

(4)
conditioned for payment solely upon presentation of the Letter of Credit and a sight draft certifying to the issuer of the Letter of Credit the existence of such grounds or circumstances upon which Landlord is permitted to make such draw, and

(5)	transferable one or more times by Landlord without the consent of Tenant.
Tenant acknowledges and agrees that it shall pay upon Landlord’s demand, as Additional Rent, any and all costs or fees charged in connection with the Letter of Credit that arise due to: (i) Landlord’s sale or transfer of all or a portion of the Property on one (1) occasion only, or (ii) the addition, deletion, or modification of any beneficiaries under the Letter of Credit. The Letter of Credit shall be issued by a member of the New York Clearing House Association or a commercial bank or trust company satisfactory to Landlord, having banking offices at which the Letter of Credit may be drawn upon in Boston, Massachusetts or Hartford, Connecticut and a net worth reasonably acceptable to Landlord. Landlord hereby approves TD Bank as an issuing bank. The Letter of Credit shall expire not earlier than twelve (12) months after the date of delivery thereof to Landlord and shall provide that same shall be automatically renewed for successive twelve (12) month periods through a date which is not earlier than sixty (60) days after the expiration date, or any renewal or extension thereof, unless written notice of non-renewal has been given by the issuing bank to Landlord by registered or certified mail, return receipt requested (or by reputable overnight delivery), not less than sixty (60) days prior to the expiration of the current period. If the issuing bank does not renew the Letter of Credit, and if Tenant does not deliver a substitute Letter of Credit or cash in lieu thereof at least thirty (30) days prior to the expiration of the current period, then Landlord shall have the right to draw on the existing Letter of Credit and maintain such funds as a cash security deposit. With respect to draws on the Letter of Credit:

(x)
Landlord may use, apply, or retain the proceeds of the Letter of Credit to the same extent that Landlord may use, apply, or retain the cash Security Deposit, as set forth above in this Article 23 or elsewhere in this Lease;

(y)
Landlord may draw on the Letter of Credit, in whole or in part, from time to time, at Landlord’s election, to the same extent that Landlord may draw on the cash Security Deposit, as set forth above in this Article 23 or elsewhere in this Lease; and

(z)
If Landlord partially draws down the Letter of Credit, Tenant shall within ten (10) days after Landlord gives Tenant notice thereof, restore all amounts drawn by Landlord, or substitute cash security instead.

Notwithstanding any of the foregoing to the contrary, provided that, at each such time, there then exists no default of Tenant and this Lease is then in full force and effect, then Tenant shall be entitled to reduce the face amount of a cash Security Deposit (or the Letter of Credit, as the case may be) to: (i) $525,967.76 on the fourth (4th) anniversary of the Rent Commencement Date, and (ii) $394,475.82 on the fifth (5th) anniversary of the Rent Commencement Date, and Landlord shall accept a substitute Letter of Credit for such reduced amounts or an endorsement to the existing Letter of Credit. Tenant hereby agrees to cooperate, at its expense with Landlord to promptly execute and deliver to Landlord any and all modifications, amendments and replacements of the Letter of Credit, as Landlord may reasonably request to carry out the terms and conditions of this Article 23.

In the event the issuer of any Letter of Credit held by Landlord hereunder is insolvent or is placed into receivership or conservatorship by the Federal Deposit Insurance Corporation, or any successor or similar entity, or if a trustee, receiver or liquidator is appointed for the issuer, or if Landlord is unable to effectuate a transfer of the Letter of Credit with the issuer of such letter of credit, then, effective as of the date of such occurrence, said Letter of Credit shall be deemed to not meet the requirements of this Article 23 and Tenant shall, within five (5) business days after receipt of written notice from Landlord, deliver to Landlord a replacement Letter of Credit which otherwise meets the requirements of this Article 23 (and Tenant’s failure to do so shall, notwithstanding anything in this Lease to the contrary, constitute an event of default for which there shall be no notice or grace or cure periods being applicable thereto other than the aforesaid five-day period); or, alternatively, Tenant shall, within such five (5)-day period deliver cash to Landlord in the amount required by this Article 23.

ARTICLE 24.

BROKERAGE COMMISSION
Landlord and Tenant represent and warrant to each other that neither has dealt with any broker, finder or agent except for the Broker(s) identified in Article 1. Tenant represents and warrants to Landlord that (except with respect to the Broker(s) identified in Article 1 and with whom Landlord has entered into a separate brokerage agreement) no broker, agent, commission salesperson, or other person has represented Tenant in the negotiations for and procurement of this Lease and of the Premises and that no commissions, fees, or compensation of any kind are due and payable in connection herewith to any broker, agent commission salesperson, or other person. Tenant agrees to indemnify and hold harmless Landlord from and against any and all loss, liabilities, claims, suits, or judgments (including, without limitation, reasonable attorneys’ fees and court costs incurred in connection with any such claims, suits, or judgments, or in connection with the enforcement of this indemnity) for any fees, commissions, or compensation of any kind which arise out of or are in any way connected with any claimed agency relationship not referenced in Article 1. Landlord agrees to indemnify and hold harmless Tenant from and against any and all loss, liabilities, claims, suits, or judgments (including, without limitation, reasonable attorneys’ fees and court costs incurred in connection with any such claims, suits, or judgments, or in connection with the enforcement of this indemnity) for any fees, commissions, or compensation of any kind which arise out of or are in any way connected with any claimed agency relationship with Landlord.
ARTICLE 25.

FORCE MAJEURE
Landlord shall be excused for the period of any delay in the performance of any obligation hereunder, except for any delay in the payment of money or any delay in the cure of any default which may be cured by the payment of money, when prevented from so doing by a cause or causes beyond its control, including all labor disputes, civil commotion, war, war-like operations, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, fire or other casualty, inability to obtain any material, services or financing, or through acts of God (collectively, “Force Majeure”). Tenant shall similarly be excused for delay in the performance of any obligation hereunder; provided:
(a)    nothing contained in this Article 25 or elsewhere in this Lease shall be deemed to excuse or permit any delay in the payment of Rent, or any delay in the cure of any default which may be cured by the payment of money; and
(b)    no reliance by Tenant upon this Article 25 shall limit or restrict in any way Landlord’s right of self-help as provided in this Lease.
ARTICLE 26.

PARKING
(a)    Tenant shall be entitled to obtain, and pay for, contracts with the Parking Garage operator for the number of parking access devices set forth in Article 1 permitted use of such number of unreserved parking spaces in the Parking Garage, in areas, if any, as may be designated by Landlord or the Parking Garage operator for occupants of the Building, notwithstanding the number of Tenant’s employees, customers or invitees. The parking contracts shall be for unassigned spaces and the monthly rate to be paid by Tenant and its employees shall be the prevailing monthly parking rate charged by the Parking Garage operator, which parking rate may change at any time and from time to time, as determined by such Parking Garage operator. In the event Tenant fails to make any payment of the monthly parking charge within thirty (30) days after receipt of notice from Landlord that the same was not paid when due, then Landlord may revoke those parking contracts as to which payment was not made, and Landlord shall be under no obligation to obtain replacement parking contracts. Tenant shall be responsible for the full amount of any taxes imposed by any governmental authority in connection with the use of the Parking Garage by Tenant. Failure to pay any monthly parking charge shall in no event be grounds for any claim of a default by Tenant under this Lease.
(b)    If requested by Landlord, Tenant shall notify Landlord of the license plate number, year, make and model of the automobiles entitled to use the Parking Garage under such contracts and if requested by Landlord, such automobiles shall be identified by electronic or other identification devices provided by Landlord or the Parking Garage operator, and only such designated automobiles shall be permitted to use access control devices provided to monthly contract holders in the Parking Garage. The Parking Garage will be operated in whole or in part as a public parking garage, and at Landlord’s sole election, Landlord may make validation stickers available to Tenant for the use of public parking spaces, provided, however, if Landlord makes validation stickers available to any other office tenant in the Building, Landlord shall make such validation stickers available to Tenant. If Landlord has instituted a vehicle identification system or other parking procedure and Tenant’s employees, customers or invitees do not comply with any such procedure, then in any of such events, Landlord shall be entitled to, without any liability to Tenant, its employees, customers or invitees, remove any vehicles not complying with Landlord’s procedures. Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, close-off or restrict access to the Parking Garage for purposes of permitting or facilitating construction, alteration or improvement. Landlord may delegate its responsibilities hereunder to a parking operator or a lessee of the Parking Garage in which case such parking operator or lessee shall have all the rights of control attributed hereby to the Landlord.
(c)    Tenant may not assign, transfer, sublease or otherwise alienate its right to use of the Parking Garage, except in connection with a sublease of the Premises or an assignment of this Lease, without Landlord’s prior written consent. Tenant’s continued right to use the Parking Garage is conditioned upon Tenant abiding by the terms of any parking contracts, and all rules and regulations which are prescribed from time to time for the orderly operation and use of the Parking Garage, Tenant’s cooperation in seeing that Tenant’s employees and visitors also comply with such rules and regulations, and Tenant not being in default under this Lease.
(d)    Tenant acknowledges that the Parking Garage is subject to the provisions of the South Boston Parking Freeze Regulations and to one or more Parking Freeze Permits issued thereunder by the City of Boston Air Pollution Control Commission, which regulations and permits require that twenty percent (20%) of the total parking supply in the Parking Garage be set aside for Off-Peak use, and not be available weekdays between 7:30 a.m. and 9:30 a.m. Tenant acknowledges that the administration of such requirement may from time to time limit the ability of certain of the monthly parkers to enter the Parking Garage between 7:30 a.m. and 9:30 a.m.
ARTICLE 27.

HAZARDOUS MATERIALS
A.    Definition of Hazardous Materials. The term “Hazardous Materials” for purposes hereof shall mean any chemical, substance, materials or waste or component thereof which is at the time in question listed, defined or regulated as a hazardous or toxic chemical, substance, materials or waste or component thereof by any federal, state or local governing or regulatory body having jurisdiction, or which would trigger any employee or community “right-to-know” requirements adopted by any such body, or for which any such body has adopted any requirements for the preparation or distribution of a materials safety data sheet (“MSDS”). The term “Hazardous Material” includes, without limitation, any material, waste or substance which is (i) included within the definitions of “hazardous substances,” “hazardous materials,” “toxic substances” or “solid waste” in or pursuant to any environmental Law, or subject to regulation under any environmental Law, (ii) listed in the United States Department of Transportation Optional Hazardous Material Table, 49 C.F.R. § 172.101, as to date or hereafter amended, or in the United States Environmental Protection Agency List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302, as to date or hereafter amended, (iii) an explosive, radioactive, asbestos, polychlorinated biphenyl, oil or petroleum product, (iv) designated as a “Hazardous Substance” pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. § 1317), (v) defined as a “Hazardous Waste” pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq. (42 U.S.C. § 6903), (vi) defined as a “Hazardous Substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq. (42 U.S.C. § 9601), or (vii) any substance deemed to be a “Hazardous Material” by any present or future federal, state or local Law, statute, regulation ordinance, or any judicial or administrative order or judgment thereunder, because it effects the health, industrial hygiene or the environmental or ecological conditions on, under or about the Premises or the Building.
B.    No Hazardous Materials. Tenant shall not transport, use, store, maintain, generate, manufacture, handle, dispose, release or discharge any Hazardous Materials. However, the foregoing provisions shall not prohibit the transportation to and from, and use, storage, maintenance and handling within the Premises of Hazardous Materials customarily used in the business or activity expressly permitted to be undertaken in the Premises under Article 6, provided: (a) such Hazardous Materials shall be used and maintained only in such quantities as are reasonably necessary for the Permitted Use of the Premises and the ordinary course of Tenant’s business therein, in accordance with applicable Law; (b) such Hazardous Materials shall not be disposed of, released or discharged in the Building, and shall be transported to and from the Premises in compliance with all applicable Laws, and as Landlord shall reasonably require; (c) if any applicable Law or Landlord’s trash removal contractor requires that any such Hazardous Materials be disposed of separately from ordinary trash, Tenant shall make arrangements, at Tenant’s expense, for such disposal directly with a qualified and licensed disposal company at a lawful disposal site (subject to scheduling and approval by Landlord); and (d) any remaining such Hazardous Materials shall be completely, properly and lawfully removed from the Building upon expiration or earlier termination of this Lease. Any clean up, remediation and removal work shall be subject to Landlord’s prior written approval (except in emergencies), and shall include, without limitation, any testing, investigation, and the preparation and implementation of any remedial action plan required by any governmental body having jurisdiction or reasonably required by Landlord. If Landlord or any Lender or governmental body arranges for any tests or studies showing that this Article 27 has been violated by Tenant, Tenant shall pay for the costs of such tests.
C.    Notices To Landlord. Tenant shall promptly notify Landlord of: (i) any enforcement, cleanup or other regulatory action taken or threatened in writing by any governmental or regulatory authority against Tenant with respect to the presence of any Hazardous Materials on the Premises or the migration thereof from the Premises to other property; (ii) any demands or claims made or threatened in writing by any party against Tenant relating to any loss or injury resulting from any Hazardous Materials on the Premises; (iii) any release, discharge or non-routine, improper or unlawful disposal or transportation of any Hazardous Materials on or from the Premises or in violation of this Article 27 of which Tenant obtains knowledge; and (iv) any matters where Tenant is required by Law to give a notice to any governmental or regulatory authority respecting any Hazardous Materials on the Premises. Landlord shall have the right (but not the obligation) to join and participate, at its expense, as a party, in any legal proceedings or actions affecting the Premises initiated in connection with any environmental, health or safety Law. At such times as Landlord may reasonably request, if Tenant is using the Premises for other than business or professional offices, Tenant shall provide Landlord with a written list, certified to be true and complete, identifying any Hazardous Materials then used, stored or maintained upon the Premises, the use and approximate quantity of each such material, a copy of any MSDS issued by the manufacturer therefor and such other information as Landlord may reasonably require or as may be required by Law. The foregoing requirement shall not apply to certain Hazardous Materials customarily found in offices in first-class office buildings in the Boston market and otherwise permitted by applicable Law, such as, by way of example and not limitation, toner for copiers, ink for printers and customary cleaning products.
D.    Indemnification. If any Hazardous Materials are released, discharged or disposed of by Tenant or any other occupant of the Premises, or their employees, agents, invitees or contractors, on or about the Building in violation of the foregoing provisions, Tenant shall immediately, properly and in compliance with applicable Laws clean up, remediate and remove the Hazardous Materials from the Building and any other affected property and clean or replace any affected personal property (whether or not owned by Landlord), at Tenant’s expense (without limiting Landlord’s other remedies therefor). Tenant shall further be required to indemnify, hold harmless and defend (by counsel reasonably acceptable to Landlord) Landlord, and it attorneys and agents from and against any and all claims, demands, liabilities, losses, damages, penalties, forfeitures, judgments or expenses (including attorneys’ fees) or death or injury to any person or damage to any property whatsoever, arising directly or indirectly arising out of or attributable to: (i) a violation of the provisions of this Article 27 by Tenant, Tenant’s occupants, employees, contractors or agents; (ii) the presence in, on, under or about the Premises or discharge in or from the Premises of any Hazardous Materials placed in, under or about the Premises by Tenant or at Tenant’s direction, excluding any tenant improvement work done by Landlord; (iii) Tenant’s use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Materials to, in, on, under, about or from the Premises; or (iv) Tenant’s failure to comply with any Hazardous Materials Law applicable hereunder to Tenant. Any clean up, remediation and removal work shall be subject to Landlord’s prior written approval (except in emergencies), and shall include, without limitation, any testing, investigation, and the preparation and implementation of any remedial action plan required by any governmental body having jurisdiction or reasonably required by Landlord. Notwithstanding any provision of this Lease to the contrary, Tenant shall in no event have any liability (by way of indemnification or otherwise) for removal or remediation of any Hazardous Materials from the Premises or the Property to the extent that such Hazardous Materials (A) existed in, on or under the Premises or the Property, as the case may be, on the Commencement Date, or (B) were placed or released in, on or under the Premises other than by the act or omission of Tenant or its agents, employees, or contractors or anyone claiming by, through or under Tenant.
Landlord represents and warrants to Tenant that, as of the Commencement Date, the Premises will be free of unlawful levels or concentrations of any Hazardous Materials. Landlord will indemnify, defend (by counsel reasonably acceptable to Tenant), protect, and hold Tenant and each of Tenant’s employees, agents, attorneys, successors and assigns, free and harmless from and against any and all claims, liabilities, penalties, forfeitures, losses or expenses (including attorney’s fees) or death of or injury to any person or damage to any property whatsoever, arising from or caused in whole or in part, directly or indirectly, by:
(a)    the presence in, on, under or about the Premises or the Building or discharge in or from the Premises or the Building of any Hazardous Materials placed, in, on, under or about the Premises or the Building by Landlord or at Landlord’s direction; or
(b)    Landlord’s use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Materials to, in, on, under, about or from the Premises or the Building; or
(c)    Landlord’s failure to comply with any Hazardous Materials Law.
The obligations of each party pursuant to this Article 27 include, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary repair, cleanup or detoxification or decontamination of the Premises or the Building, and the preparation and implementation of any closure, remedial action or other required plans in connection therewith, and survives the expiration or earlier termination of the term of the Lease.
ARTICLE 28.

ADDITIONAL RIGHTS RESERVED BY LANDLORD
In addition to any other rights provided for herein, Landlord reserves the following rights, exercisable without liability to Tenant for damage or injury to property, person or business and without effecting an eviction, constructive or actual, or disturbance of Tenant’s use or possession or giving rise to any claim:
(a)    To name the Building and to change the name or street address of the Building;
(b)    To install and maintain all signs and exterior lighting on the exterior and interior of the Building and Project;
(c)    To designate all sources furnishing sign painting or lettering for use in the Building;
(d)    [Intentionally Omitted];
(e)    To have pass keys to the Premises and all doors therein, excluding Tenant’s vaults and safes;
(f)    On reasonable prior notice to Tenant, and at reasonable times, to exhibit the Premises to any prospective purchaser, Lender, mortgagee, or assignee of any mortgage on the Building or the land on which the Building is located and to others having an interest therein at any time during the Term, and to prospective tenants during the last twelve (12) months of the Term;
(g)    To take any and all measures, including entering the Premises for the purpose of making inspections, repairs, alterations, additions and improvements to the Premises or to the Building (including for the purpose of checking, calibrating, adjusting and balancing controls and other parts of the Building Systems), as may be necessary or desirable for the operation, improvement, safety, protection or preservation of the Premises, the Building or the Project including, but not limited to, the temporary closure of roads or sidewalks, or in order to comply with all Laws, or as may otherwise be permitted or required by this Lease; provided, however, that during the progress of any work on the Premises or at the Building, Landlord will attempt not to inconvenience Tenant, but shall not be liable for inconvenience, annoyance, disturbance, loss of business, or other damage to Tenant by reason of performing any work or by bringing materials, supplies, tools or equipment in the Building or Premises during the performance of any work, and so long as Tenant continues to have reasonable use of the Premises, the obligations of Tenant under this Lease shall not thereby be affected in any manner whatsoever;
(h)    To relocate various facilities within the Building and/or the Building Common Areas if Landlord shall determine such relocation to be in the best interest of the development and operation of the Building, provided that such relocation shall not materially restrict the reasonable and safe access to or use of the Premises. In the course of any such action, Landlord shall use all reasonable efforts not to interfere with Tenant’s business operations in the Premises or its access to the Premises and other areas that Tenant is entitled to use; and
(i)    To install vending machines of all kinds in common areas of the Building and to receive all of the revenue derived therefrom.
ARTICLE 29.

DEFINED TERMS
A.    “Building” shall collectively refer to (i) the office and retail Building named in Article 1 of which the Premises are a part (including all modifications, additions and alterations made to the Building during the Term of this Lease), (ii) the real property on which the same is located (which real property constitutes Parcel “F” of the Project), and (iii) all plazas, Building Common Areas and any other areas located on said real property and designated by Landlord for use by all tenants in the Building.
B.    “Building Common Areas” shall mean and include all areas, facilities, equipment, directories and signs of the Building (exclusive of the Premises and areas leased to other tenants) made available and designated by Landlord for the common and joint use and benefit of Landlord, Tenant and other tenants and occupants of the Building including, but not limited to, lobbies, public washrooms, hallways, sidewalks, parking areas, landscaped areas and service entrances. Building Common Areas may further include such areas in the Project or in adjoining properties under reciprocal easement agreements, operating agreements or other such agreements now or hereafter in effect and which are available to Landlord, Tenant and Tenant’s employees and invitees. Landlord reserves the right in its sole discretion and from time to time, to construct, maintain, operate, repair, close, limit, take out of service, alter, change, and modify all or any part of the Building Common Areas. “Building Systems” shall mean all systems serving the Building, including, without limitation, the mechanical, electrical, HVAC and plumbing systems of the Building.
C.    “Declaration” shall mean that certain Declaration of Covenants, Easements and Restrictions by and between Fan Pier Development LLC, a Delaware limited liability company, and Fan Pier Owners Corporation, a Massachusetts corporation, dated January 31, 2008 and recorded on February 4, 2008 in Book 43059 at Page 1 of the Suffolk County Registry of Deeds, as the same may be amended from time to time.
D.    “Default Rate” shall mean twelve percent (12%) per annum, or the highest rate permitted by applicable law, whichever shall be less. If the application of the Default Rate causes any provision of this Lease to be usurious or unenforceable, the Default Rate shall automatically be reduced to the highest rate allowed by law so as to prevent such result.
E.    “FPOC Expenses” shall mean Landlord’s “Percentage Share” of “CAM Charges” (as those terms defined in the Declaration), and shall include, without limitation, the categories of costs and expenses set forth in the pro forma budget of FPOC Expenses attached hereto as Exhibit H. Tenant hereby acknowledges that it has reviewed and approved the categories of FPOC Expenses set forth on said Exhibit H.
F.    “Hazardous Materials” shall have the meaning set forth in Article 27.
G.    “Landlord” and “Tenant” shall be applicable to one (1) or more parties as the case may be, and the singular shall include the plural, and the neuter shall include the masculine and feminine; and if there is more than one (1), the obligations thereof shall be joint and several. For purposes of any provisions indemnifying or limiting the liability of either party, the term “Landlord” or “Tenant,” as the case may be, shall include the indemnitee’s then partners, beneficiaries, trustees, officers, directors, employees, shareholders, principals, successors and assigns.
H.    “Law” or “Laws” (or, sometimes, “law” or “laws”) shall mean all federal, state, county and local governmental and municipal laws, statutes, ordinances, rules, regulations, codes, decrees, orders and other such requirements, applicable equitable remedies and decisions by courts in cases where such decisions are binding precedents in the Commonwealth of Massachusetts, and decisions of federal courts applying the Laws of the Commonwealth of Massachusetts.
I.    “Lease” shall mean this lease executed between Tenant and Landlord, including any extensions, amendments or modifications and any Exhibits attached hereto.
J.    “Lease Year” shall mean each consecutive twelve (12) month period thereof during the Term, with the first (1st) Lease Year commencing on the Rent Commencement Date; provided, however, that (a) if the Rent Commencement Date falls on a day other than the first (1st) day of a calendar month, the first (1st) Lease Year shall end on the last day of the calendar month within which the first (1st) anniversary of the Rent Commencement Date falls, and the second (2nd) and each succeeding Lease Year shall commence on the first (1st) day of the next calendar month, and (b) the last Lease Year shall end on the Expiration Date. Each full month during a Lease Year shall be referred to herein as a “Lease Month.” In the event that the Commencement Date falls on a day other than the first (1st) day of a calendar month, the first (1st) Lease Month shall be deemed to end on the last day of the first (1st) full calendar month following the calendar month within which the Commencement Date falls.
K.    “Lender” shall mean the holder of a Mortgage at the time in question, and where such Mortgage is a ground lease, such term shall refer to the ground lessee.
L.    “Mortgage” shall mean all mortgages, deeds of trust, ground leases and other such encumbrances now or hereafter placed upon the Building or any part thereof with the written consent of Landlord, and all renewals, modifications, consolidations, replacements or extensions thereof, and all indebtedness now or hereafter secured thereby and all interest thereon.
M.    “Office Component” shall collectively refer to the office space located on the second (2nd) through eighteenth (18th) above-ground levels of the Building, measuring approximately 470,949 rentable square feet, of which the Premises are a part. Landlord reserves the right, in its sole discretion, to add all or any part of the second (2nd) floor premises of the Building to the Retail Component (and, thereafter, to re-add said premises back to the Office Component) at any time and from time to time. In any such event, the square footage of the Office Component shall be revised to reflect the reallocation of premises.
N.    “Operating Expenses” shall mean all operating expenses of any kind or nature which are necessary, ordinary or customarily incurred in connection with the operation, maintenance, ownership or repair of the Building, all as determined by Landlord, as well as Landlord’s “Percentage Share” of “CAM Charges” (as defined in the Declaration), FPOC Expenses, and any periodic assessments, both regular and special, for which Landlord is or becomes responsible under the Project Documents.
Operating Expenses shall include, but not be limited to:
1.1    costs of supplies, including, but not limited to, the cost of relamping all standard lighting as the same may be required from time to time;
1.2    costs incurred in connection with obtaining and providing energy for the Building, including, but not limited to, costs of propane, butane, natural gas, steam, electricity, solar energy and fuel oils, coal or any other energy sources, including any taxes thereon;
1.3    costs of water and sanitary and storm drainage services;
1.4    costs of janitorial and security services;
1.5    costs of general maintenance and repairs, including costs under HVAC, the intrabuilding network cable and other mechanical maintenance contracts and maintenance, repairs and replacement of equipment and tools;
1.6    costs of maintenance and replacement of landscaping;
1.7    insurance premiums, including fire and all-risk coverage, together with loss of rent endorsements, the part of any claim required to be paid under the commercially reasonable deductible portion of any insurance policies carried by Landlord (where Landlord is unable to obtain insurance without such deductible from a major insurance carrier at reasonable rates), public liability insurance and any other insurance carried by Landlord (all such insurance shall be in such amounts as may be set forth in this Lease or, if greater, required by any holder of a Mortgage or (if greater) as Landlord may reasonably determine);
1.8    labor costs, including wages and other payments, costs to Landlord of worker’s compensation and disability insurance, payroll taxes, employment taxes, general welfare benefits, pension payments, medical and surgical benefits, fringe benefits up to the level of Building Manager, and all legal fees and other costs or expenses incurred in resolving any labor dispute;
1.9    commercially reasonable professional property management fees, not to exceed three percent (3%) of the gross receipts of the Building;
1.10    legal, accounting, inspection, and other consultation fees (including, without limitation, fees charged by consultants retained by Landlord for services that are designed to produce a reduction in Operating Expenses or to reasonably improve the operation, maintenance or state of repair of the Building) incurred in the ordinary course or in connection with making the computations required hereunder or in any audit of operations; and
1.11    the costs of capital improvements or structural repairs or replacements in each case to the extent necessary to conform to changes first having effect subsequent to the date of this Lease, in any applicable Laws, ordinances, rules, regulations or orders of any governmental or quasi-governmental authority having jurisdiction over the Building (herein “Required Capital Improvements”) or the costs incurred by Landlord to install a new or replacement capital item for the purpose of reducing Operating Expenses (herein “Cost Savings Improvements”) provided that Landlord reasonably and in good faith concludes that a savings will result. The expenditures for Required Capital Improvements and Cost Savings Improvements shall be amortized over the useful life of such capital improvement or structural repair or replacement (as determined by Landlord). All costs so amortized shall bear interest on the amortized balance at the rate of nine percent (9%) per annum or such higher rate as may have actually been paid by Landlord on funds borrowed for the purpose of constructing these capital improvements.
In making any computations contemplated hereby, Landlord shall also be permitted to make such adjustments and modifications to the provisions of this paragraph and Article 4 as shall be reasonable and necessary to achieve the intention of the parties hereto.
The following items shall be excluded from Operating Expenses, provided that such exclusions shall not apply to items of cost and expense included within FPOC Expenses: (aa) interest on and amortization of debts (other than expressly provided in Section 1.11 above); (bb) brokerage commissions (whether for sale, leasing or financing), and advertising expenses for procuring new tenants; (cc) financing and refinancing costs; (dd) Taxes; (ee) leasehold improvements made exclusively for one or more particular tenant(s) (which do not benefit or are not made available to the Tenant); (ff) the cost of any item included in Operating Expenses under this Article 29.N. to the extent that Landlord is actually reimbursed by a warranty, guaranty, service contract, an insurance company, a condemnor, or a tenant (except as a reimbursement of Operating Expenses) or any other party; (gg) ground rent, or any other rent payments under any superior lease; (hh) expenses incurred in the sale, refinancing, syndication, transfer, or other disposition of any portion of the Building, or any interest therein; (ii) legal fees and court costs relating to acquisition, financing, refinancing, syndication or sale of the Building, or any interest therein, or related to disputes with other tenants or other occupants of the Building, or associated with the preparation, negotiation or enforcement of any leases; (jj) administrative salaries, benefits and other compensation of Landlord’s or its agents’ employees above the grade of Building Manager; (kk) costs of additional or extra services furnished to other tenants for which Landlord is actually separately reimbursed; (ll) depreciation and amortization of Landlord’s acquisition and development cost of the Building and the Project; and (mm) the cost of any work performed or service provided to the extent the fees charged or other compensation received would result in a duplicative recovery by the Landlord; (nn) wages, salaries or other compensation paid for clerks or attendant in concessions, kiosks, information centers or stores or establishments operated by Landlord or any affiliate of Landlord; and (oo) any costs representing an amount paid to an entity related to Landlord which is in excess of the amount which would have been paid absent such relationship.
O.    “Parking Garage” shall collectively mean (i) the three (3) level subterranean parking garage located below the Building and (ii) such other parking garages or parking areas as may be constructed from time to time in connection with the development of the Project and subsequently made available to Landlord and Tenant under reciprocal easement agreements, operating agreements or other such agreements now or hereafter in effect.
P.    “Project” shall mean the entire mixed-use development known as “Fan Pier,” of which the Building is a part. The Project shall initially consist of nine (9) lettered parcels of land (“A” through “F” and “H” through “J”), the buildings and other improvements now or hereafter constructed thereon, and any and all common areas and facilities, accessory parking areas, access roadways, sidewalks, landscaped open areas, and maritime facilities now or hereafter constructed in connection with the development of the aforesaid parcels.
Q.    “Rent” shall have the meaning specified therefor in Article 3.
R.    “Retail Component” shall collectively mean the retail space located on the first (1st) above-ground level of the Building, measuring approximately 18,588 of gross leasable area. Landlord reserves the right, in its sole discretion, to add all or any part of the second (2nd) floor premises of the Building to the Retail Component (and, thereafter, to re-add said premises back to the Office Component) at any time and from time to time. In any such event, the square footage of the Retail Component shall be revised to reflect the reallocation of premises.
S.    “Tax” or “Taxes” shall mean:
1.1    all real property taxes and assessments levied against the Building by any governmental or quasi-governmental authority. To the extent not included in Operating Expenses, the foregoing shall include all federal, state, county, or local governmental, special district, improvement district, municipal or other political subdivision taxes, fees, levies, assessments, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, respecting the Building, including without limitation, real estate taxes, general and special assessments, interest on any special assessments paid in installments, transit taxes, taxes based upon the receipt of rent, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, appurtenances, furniture and other personal property owned by Landlord and used in connection with the Building which Landlord shall pay during any calendar year, any portion of which occurs during the Term (without regard to any different fiscal year used by such government or municipal authority except as provided below), provided, however, that any taxes which shall be levied on the rentals of the Building shall be determined as if the Building were Landlord’s only property, and provided further that in no event shall the term “taxes or assessment,” as used herein, include any net federal or state income taxes levied or assessed on Landlord, unless such taxes are a specific substitute for real property taxes, or any corporate or franchise taxes, inheritance, gift or transfer taxes. Such term shall, however, include gross taxes on rentals. Expenses incurred by Landlord for tax consultants and in contesting the amount or validity of any such taxes or assessments shall be included in such computations.
1.2    to the extent the same are not included in Operating Expenses, all “assessments,” including so-called special assessments, license tax, business license tax, levy, charge, penalty or tax imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, water, drainage, or other improvement or special district thereof, against the Premises or the Building or any legal or equitable interest of Landlord therein. For the purposes of this Lease, any special assessments shall be deemed payable in such number of installments as is permitted by law, whether or not actually so paid. If the Building is not fully built-out for occupancy by tenants or is otherwise not leased or assessed at full market value during the Base Year for Taxes or during any particular Comparison Year, then the Taxes for the Base Year or the particular Comparison Year will be adjusted to reflect the undiscounted fair market value of the Building as shown on the City of Boston Tax Assessor’s field card for the Building as of the Rent Commencement Date. If the method of taxation of real estate prevailing to the time of execution hereof shall be, or has been altered, so as to cause the whole or any part of the taxes now, hereafter or theretofore levied, assessed or imposed on real estate to be levied, assessed or imposed on Landlord, wholly or partially, as a capital levy or otherwise, or on or measured by the rents received therefrom, then such new or altered taxes attributable to the Building shall be included within the term real estate taxes, except that the same shall not include any enhancement of said tax attributable to other income of Landlord. All of the items set forth in the preceding clauses S.1.1 and S.1.2 are collectively referred to as the “Tax” or “Taxes”.
All other capitalized terms shall have the definition set forth in the Lease.
ARTICLE 30.

MISCELLANEOUS PROVISIONS
A.    RULES AND REGULATIONS.
Tenant shall comply with all of the rules and regulations promulgated by Landlord from time to time for the Building. A copy of the current rules and regulations is attached hereto as Exhibit D. Landlord shall not be liable to Tenant for violation of any such rules and regulations, or for the breach of any covenant or condition in any lease by any other tenant in the Building. A waiver by Landlord of any rule or regulation for any other tenant shall not constitute nor be deemed a waiver of that rule or regulation for Tenant. Landlord shall not apply and enforce any Rules or Regulations in a discriminatory manner. In the case of any conflict between this Lease and any rule or regulation, this Lease shall control.
B.    EXECUTION OF LEASE.
If Tenant or Landlord is a corporation, partnership or limited liability company, each individual executing this Lease on behalf of said entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said entity in accordance with: (i) if such party is a corporation, a duly adopted resolution of the Board of Directors of said corporation or in accordance with the by-laws of said corporation; (ii) if such party is a partnership, the terms of the partnership agreement; and (iii) if such party is a limited liability company, the terms of its operating agreement, and that this Lease is binding upon said entity in accordance with its terms.
C.    NOTICES.
All notices under this Lease shall be in writing and will be deemed sufficiently given for all purposes if, to Tenant, by delivery to Tenant at the Premises during the hours the Building is open for business or by certified mail, return receipt requested or by overnight delivery service (with one acknowledged receipt), to Tenant at the address set forth below, and if to Landlord, by certified mail, return receipt requested or by overnight delivery service (with one acknowledged receipt), at the addresses set forth below, or at such other address from time to time established by Landlord. Any notice from Landlord to Tenant that claims or alleges a breach or default under this Lease shall state in prominent bold-face type “THIS IS A NOTICE OF DEFAULT UNDER A LEASE OF REAL PROPERTY, AND IMMEDIATE ACTION IS REQUIRED.”

Landlord:                at the address set forth in Article 1

with a copy to:	the Building Manager at the address set forth in Article 1

and a copy to:                c/o The Fallon Company, LLC
One Marina Park Drive
Boston, Massachusetts 02210

Tenant:                at the address set forth in Article 1

with a copy to:            Langer & McLaughlin, LLP
535 Boylston Street
Boston, Massachusetts 02116
Attn: Stephen T. Langer

D.    TRANSFERS.
The term “Landlord” appearing herein shall mean only the owner of the Building from time to time and, upon a sale or transfer of its interest in the Building, the then landlord and transferring party shall have no further obligations or liabilities for matters accruing after the date of transfer of that interest, provided (and only to the extent) that the transferee or successor to Landlord has assumed such liabilities and obligations. Tenant, upon receipt of written notice of such sale or transfer, agrees to attorn to the transferee and shall look solely to the successor owner and transferee of the Building, as the lessor under this Lease, for performance of Landlord’s obligations arising hereunder to the extent so assumed. Tenant shall, within ten (10) business days after request, execute such further instruments or assurances (in form and substance reasonably acceptable to Tenant and such transferee) as such transferee may reasonably deem necessary to evidence or confirm such attornment.
E.    [INTENTIONALLY OMITTED].
F.    TENANT FINANCIAL STATEMENTS.
Upon the written request of Landlord, and to the extent that the same are not otherwise publicly available, Tenant shall submit financial statements for its most recent financial reporting period and for the prior Lease Year. Landlord shall make such request no more than twice during any Lease Year, unless such request is in connection with an uncured event of default hereunder or any prospective sale, financing or refinancing of the Building, in which event there shall be no such limitation. All such financial statements shall be certified as true and correct in all material respects by the responsible officer or partner of Tenant and if Tenant is then in default hereunder (beyond all applicable notice and grace periods), the financial statements shall be certified by an independent certified public accountant.
G.    RELATIONSHIP OF THE PARTIES.
Nothing contained in this Lease shall be construed by the parties hereto, or by any third party, as constituting the parties as principal and agent, partners or joint venturers, nor shall anything herein render either party (other than a guarantor) liable for the debts and obligations of any other party, it being understood and agreed that the only relationship between Landlord and Tenant is that of Landlord and Tenant.
H.    ENTIRE AGREEMENT; MERGER; SEVERABILITY.
This Lease and any Exhibits or Addenda hereto, embody the entire agreement and understanding between the parties respecting the Lease and the Premises and supersedes all prior negotiations, agreements and understandings between the parties, all of which are merged herein. No provision of this Lease may be modified, waived or discharged except by an instrument in writing signed by the party against which enforcement of such modification, waiver or discharge is sought. Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impact, impair or invalidate any other provision hereof and such other provisions shall remain in full force and effect.
I.    NO REPRESENTATION BY LANDLORD.
Neither Landlord nor any agent of Landlord has made any representations, warranties, or promises with respect to the Premises or the Building except as expressly set forth herein.
J.    LIMITATION OF LIABILITY.
Notwithstanding anything in this Lease to the contrary, any remedy of Tenant for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder or any claim, cause of action or obligation, contractual, statutory or otherwise by Tenant against Landlord concerning, arising out of or relating to any matter relating to this Lease and all of the covenants and conditions or any obligations, contractual, statutory, or otherwise set forth herein, shall be limited solely and exclusively to an amount which is equal to the interest of Landlord in and to the Building. Any judgments rendered against Landlord shall be satisfied solely out of the rents, issues and profits of the Building and the proceeds of sale of Landlord’s interest in the Building. No other property or assets of Landlord, or any member, officer, director, shareholder, partner, trustee, agent, servant or employee of Landlord (the “Representatives”) shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this Lease, Landlord’s obligations to Tenant, whether contractual, statutory or otherwise, the relationship of Landlord and Tenant hereunder, or Tenant’s use or occupancy of the Building. Tenant further understands that any liability, duty or obligation of Landlord to Tenant, shall automatically cease and terminate as of the date that Landlord or any of Landlord’s Representatives no longer have any right, title or interest in or to the Building, to the extent that the successor to Landlord has assumed the obligations of Landlord under this Lease as provided above.. The provisions hereof shall inure to Landlord’s successors and assigns including any Lender. The foregoing provisions are not intended to relieve Landlord from the performance of any of Landlord’s obligations under this Lease, but only to limit the personal liability of Landlord in case of recovery of a judgment against Landlord; nor shall the foregoing be deemed to limit Tenant’s rights to obtain injunctive relief or specific performance or other remedy which may be accorded Tenant by law or under this Lease. If Tenant claims or asserts that Landlord has violated or failed to perform a covenant under the Lease, then except as may otherwise be expressly provided in this Lease, Tenant’s sole remedy shall be an action for specific performance, declaratory judgment or injunction and in no event shall Tenant be entitled to any money damages in any action or by way of set off, defense or counterclaim and Tenant hereby specifically waives the right to any money damages or other remedies for any such violation or failure. Neither Tenant’s officers, directors, trustees, shareholders, agents or employees, nor their respective partners, heirs, successors and assigns, shall ever have any personal liability for the obligations of Tenant hereunder, and Landlord hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Landlord.
K.    NOTICE OF LEASE.
Tenant agrees that it will not record this Lease; however, each party hereto agrees, concurrently with the execution of this Lease, to execute a so-called notice of lease in recordable form and complying with applicable Law and reasonably satisfactory to Landlord’s and Tenant’s respective attorneys. In no event shall such document set forth the rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease.
L.    NO WAIVERS.
Failure of Landlord or Tenant to insist upon strict compliance by the other party of any condition or provision of this Lease shall not be deemed a waiver by the first party of that condition. No waiver by Landlord or Tenant of any provision of this Lease shall be deemed to be a waiver of any other provision hereof or of any subsequent breach by the other party of the same or any other provision. No provision of this Lease may be waived by Landlord or Tenant, except by an instrument in writing executed by Landlord or Tenant, as applicable, and except as otherwise expressly provided in this Lease. Landlord’s or Tenant’s consent to or approval of any act by the other party requiring the first party’s consent or approval shall not be deemed to render unnecessary the obtaining of such first party’s consent to or approval of any subsequent act of the other party, whether or not similar to the act so consented to or approved. No act or thing done by Landlord or a Landlord agent during the Term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord. Similarly, this Lease cannot be amended except by a writing signed by Landlord and Tenant. Any payment by one party to another hereunder or receipt by a party of an amount less than the total amount then due hereunder shall be deemed to be in partial payment only thereof and not a waiver of the balance due or an accord and satisfaction, notwithstanding any statement or endorsement to the contrary on any check or any other instrument delivered concurrently therewith or in reference thereto. Accordingly, a party may accept any such amount and negotiate any such check without prejudice to such party’s right to recover all balances due and owing and to pursue its other rights against the other party under this Lease, regardless of whether the first party makes any notation on such instrument of payment or otherwise notifies the other party that such acceptance or negotiation is without prejudice to the first party’s rights.
M.    SUCCESSORS AND ASSIGNS.
The conditions, covenants and agreements contained herein shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

N.	GOVERNING LAW; INDEPENDENT COVENANTS; WAIVER.
This Lease shall be governed by the law of the Commonwealth of Massachusetts. No conflicts of law rules of any state or country (including, without limitation, the conflicts of law rules of the Commonwealth of Massachusetts) shall be applied to result in the application of any substantive or procedural laws of any state or country other than the Commonwealth of Massachusetts. All controversies, claims, actions or causes of action arising between the parties hereto and/or their respective successors and assigns, shall be brought, heard and adjudicated by the courts of the Commonwealth of Massachusetts, with venue in the County of Suffolk. Each of the parties hereto hereby consents to personal jurisdiction by the courts of the Commonwealth of Massachusetts in connection with any such controversy, claim, action or cause of action, and each of the parties hereto consents to service of process by any means authorized by the law of the Commonwealth of Massachusetts and consent to the enforcement of any judgment so obtained in the courts of the Commonwealth of Massachusetts on the same terms and conditions as if such controversy, claim, action or cause of action had been originally heard and adjudicated to a final judgment in such courts. Each of the parties hereto further acknowledges that the laws and courts of the Commonwealth of Massachusetts were freely and voluntarily chosen to govern this Lease and to adjudicate any claims or disputes hereunder.
Tenant waives all rights (i) to any abatement, suspension, deferment, reduction or deduction of or from Rent, and (ii) to quit, terminate or surrender this Lease or the Premises or any part thereof, except, in either case, as expressly provided in this Lease.  Tenant hereby acknowledges and agrees that the obligations of Tenant hereunder shall be separate and independent covenants and agreements, that Rent shall continue to be payable in all events and that the obligations of Tenant hereunder shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated pursuant to an express provision of this Lease.  Landlord and Tenant each acknowledges and agrees that the independent nature of the obligations of Tenant hereunder represents fair, reasonable and accepted commercial practice with respect to the type of property subject to this Lease, and that this agreement is the product of free and informed negotiation during which both Landlord and Tenant were represented by counsel skilled in negotiating and drafting commercial leases in Massachusetts, and that the acknowledgements and agreements contained herein are made with full knowledge of the holding in Wesson v. Leone Enterprises, Inc., 437 Mass. 708 (2002).  Such acknowledgements, agreements and waivers by Tenant are a material inducement to Landlord entering into this Lease.
O.    EXHIBITS.
All exhibits attached to this Lease are a part hereof and are incorporated herein by reference and all provisions of such exhibits shall constitute agreements, promises and covenants of this Lease.
P.    CAPTIONS.
The captions and headings used in this Lease are for convenience only and in no way define or limit the scope, interpretation or content of this Lease.
Q.    COUNTERPARTS.
This Lease may be executed in one (1) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
R.    TIME OF ESSENCE.
Each covenant herein is a condition and time is of the essence with respect to the performance of every provision of this Lease.
S.    SURVIVAL OF OBLIGATIONS.
Any obligations of Tenant occurring prior to the expiration or earlier termination of this Lease shall survive such expiration or earlier termination.
T.    CONFIDENTIALITY.
Tenant acknowledges that the material financial terms of this Lease and any related documents are confidential information. Tenant shall use commercially reasonable efforts to keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal and space planning consultants and any proposed subtenants or assignees.
U.    NO OPTION.
THE SUBMISSION OF THIS LEASE BY LANDLORD, ITS AGENT OR REPRESENTATIVE FOR EXAMINATION OR EXECUTION BY TENANT DOES NOT CONSTITUTE AN OPTION OR OFFER TO LEASE THE PREMISES UPON THE TERMS AND CONDITIONS CONTAINED HEREIN OR A RESERVATION OF THE PREMISES IN FAVOR OF TENANT, IT BEING INTENDED HEREBY THAT THIS LEASE SHALL ONLY BECOME EFFECTIVE UPON THE EXECUTION HEREOF BY LANDLORD AND DELIVERY OF A FULLY EXECUTED LEASE TO TENANT.
V.    USE OF BUILDING NAME; IMPROVEMENTS.
Tenant shall not be allowed to use the name, picture or representation of the Building, or words to that effect, or any logo or trademark associated with the Project, in connection with any business carried on in the Premises or otherwise (except that Tenant may use the name of the Building as Tenant’s address) without the prior written consent of Landlord. In the event that Landlord undertakes any additional improvements on the property on which the Building is located including, but not limited to, new construction or renovation or additions to the existing improvements, Landlord shall not be liable to Tenant for any noise, dust, vibration or interference with access to the Premises or disruption in Tenant’s business caused thereby.
W.    RIGHT OF LANDLORD TO PERFORM.
All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement of Rent. If Tenant shall fail to pay any sum of money, other than Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue beyond any applicable notice and cure period set forth in this Lease, Landlord may, but shall not be obligated to, without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant’s part to be made or performed as is in this Lease provided. All sums so paid by Landlord and all reasonable incidental costs, together with interest thereon at the Default Rate from the date of such payment by Landlord, shall be payable to Landlord on demand and Tenant covenants to pay any such sums, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of the Rent.
X.    ACCESS, CHANGES IN BUILDING, FACILITIES, NAME.
(i)    Every part of the Building except the inside surfaces of all walls, windows and doors bounding the Premises (including exterior building walls, core corridor walls and doors and any core corridor entrance), and any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other building facilities, and the use thereof, as well as access thereto through the Premises for the purposes of operation, maintenance, decoration and repair, are reserved to Landlord, provided that Tenant shall have reasonable, non-exclusive access through the risers, shafts and conduits serving the Premises to other portions of the Building (including the roof and mechanical floors) serving the Premises, and to utility connections at common connection points for the installation, repair and maintenance, of electronic, fiber, phone and data cabling, connections, and equipment for such cabling, conduits, transmitters, receivers, and other office, computer, communications and word and data processing cable, equipment and facilities, subject to Landlord’s right to require any vendor, contractor or service provider of Tenant to execute Landlord’s then commercially reasonable form of license agreement or access agreement permitting such vendor, contractor or service provider access to such portions of the Building for purposes of installing the applicable cabling, wiring and/or equipment.
(ii)    Tenant shall permit Landlord to install, use and maintain pipes, ducts and conduits within the walls, columns and ceilings of the Premises, provided that the same shall not interfere with Tenant’s then-existing installations, interfere with Tenant’s use and operation of the Premises for the Permitted Use or create any violation of the conditions of Tenant’s operating licenses, or reduce the usable floor area by more than a de minimis amount or change the interior configuration of the Premises by more than a de minimis amount.
(iii)    Landlord reserves the right, without incurring any liability to Tenant therefor, to make such changes in or to the Building and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, stairways and other improvements thereof, as it may deem necessary or desirable.
(iv)    Landlord may adopt any name for the Building and Landlord reserves the right to change the name or address of the Building at any time.
Y.    IDENTIFICATION OF TENANT.
(1)    If Tenant constitutes more than one person or entity, (A) each of them shall be jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions and provisions of this Lease to be kept, observed and performed by Tenant, (B) the term “Tenant” as used in this Lease shall mean and include each of them jointly and severally, and (C) the act of or notice from, or notice or refund to, or the signature of, any one or more of them, with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, expiration, termination or modification, of this Lease, shall be binding upon each and all of the persons or entities executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.
(2)    If Tenant is a general partnership (or is comprised of two or more persons, individually and as co-partners of a general partnership) or if Tenant’s interest in this Lease shall be assigned to a general partnership (or to two or more persons, individually and as co-partners of a general partnership) pursuant to Article 16 hereof (any such partnership and such persons hereinafter referred to in this Article 30.Y. as “Partnership Tenant”), the following provisions of this Lease shall apply to such Partnership Tenant:
(A)    The liability of each of the parties comprising Partnership Tenant shall be joint and several.
(B)    Each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by, any written instrument which may hereafter be executed, changing, modifying or discharging this Lease, in whole or in part, or surrendering all or any part of the Premises to the Landlord, and by notices, demands, requests or other communication which may hereafter be given, by the individual or individuals authorized to execute this Lease on behalf of Partnership Tenant under Article 30.B. above.
(C)    Any bills, statements, notices, demands, requests or other communications given or rendered to Partnership Tenant or to any of the parties comprising Partnership Tenant shall be deemed given or rendered to Partnership Tenant and to all such parties and shall be binding upon Partnership Tenant and all such parties.
(D)    If Partnership Tenant admits new partners, all of such new partners shall, by their admission to Partnership Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of this Lease on Tenant’s part to be observed and performed.
(E)    Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners, and, upon demand of Landlord, shall cause each such new partner to execute and deliver to Landlord an agreement in form satisfactory to Landlord, wherein each such new partner shall assume performance of all of the terms, covenants and conditions of this Lease on Partnership Tenant’s part to be observed and performed (but neither Landlord’s failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall terminate the provisions of clause (d) of this Article 30.Y.(2) or relieve any such new partner of its obligations thereunder).
Z.    ANTI-TERRORISM REPRESENTATION. MAKE MUTUAL

(1)     Each party certifies to the other that:

(a)    It is not acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control; and

(b)    It is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity, or nation.

(2)    Each party hereby agrees to defend, indemnify, and hold harmless the other from and against any and all claims, damages, losses, risks, liabilities, and expenses (including attorney’s fees and costs) arising from or related to any breach of the foregoing certification by the first party.

AA.    ERISA/UBIT.
(1)    Tenant will not use the assets of an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and covered under Title I, Part 4 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended, in the performance, discharge or satisfaction of any of its obligations under this Lease such that it would constitute a “prohibited transaction” under ERISA.  Notwithstanding any provision of the Lease to the contrary, Tenant shall not assign the Lease or sublease all or any portion of the Premises unless (i) such assignee or subtenant delivers to Landlord a certification (in form and content satisfactory to Landlord) with respect to the status of such assignee or subtenant (and any guarantor of such assignee’s or subtenant’s obligations) as a party in interest and a disqualified person, as provided above; and (ii) such assignee or subtenant undertakes not to take any action that would cause the Lease to constitute a non-exempt prohibited transaction under ERISA.

(2)    Notwithstanding any provision of the Lease to the contrary, Tenant shall not (i) sublease all or any portion of the premises under a sublease in which the rent is based upon the net income or net profits of any person or (ii) enter into any other transaction with respect to the Lease or the Premises such that the revenues to be received by Landlord from time to time in connection with the Lease would, as a result of such transaction, be subject to Unrelated Business Income Tax under Section 511 through 514 of the Internal Revenue Code of 1986, as amended.

(3)    Tenant agrees that it shall incorporate these requirements in any sublease of the Premises.

ARTICLE 31.

RIGHT OF FIRST OFFER

A.    Provided that this Lease is in full force and effect and that no default (continuing uncured beyond the expiration of applicable notice and cure periods) shall exist under this Lease both at the time of Tenant’s exercise of the ROFO (as hereinafter defined) and on the date of entry into the agreement incorporating the Offered Space (as hereinafter defined), Tenant shall have a one (1)-time right (except as otherwise provided in Article 31.C. below) (the “ROFO”), at the expiration of the term of the first lease entered into with a bona fide third party tenant in respect of the ROFO Space (as hereinafter defined) (the parties acknowledging and agreeing that, as of the date of this Lease, the ROFO space is not leased to any other tenant and thus is not yet “available” to Tenant under this Article 31), to lease all or any portion of the thirteenth (13th) floor of the Building (the “ROFO Space”) on the first (1st) occasion that such ROFO Space “becomes available.” For purposes of this Article 31, the ROFO Space shall be deemed to “become available” if and only if Landlord, following the date of this Lease, has first leased the ROFO Space to a bona fide third party tenant and such third party’s lease or other occupancy agreement with respect to the ROFO Space subsequently expires or is otherwise terminated.

B.    Notwithstanding anything set forth in this Article 31 to the contrary, the ROFO Space shall not be deemed to “become available” if the ROFO Space is:

(i)    Assigned or subleased by the then current tenant of the ROFO Space (following Landlord’s initial leasing of the ROFO Space as provided above) as to which Tenant was afforded notice as provided herein; or

(ii)    Re-leased by such then current tenant of the ROFO Space by renewal, extension, or renegotiation (whether or not an express renewal option is afforded to such tenant under the terms of its lease); or

(iii)    Not leased to a tenant as of the date of this Lease (until that space is leased, and then subsequently “becomes available,” as provided above); or

(iv)    Subject to an existing (as of the date of this Lease) right of first offer, right of first refusal or other expansion right of another tenant in the Building, the parties acknowledging and agreeing that, as of the date of this Lease, only Fish & Richardson P.C. has a superior right of first offer with respect to the ROFO Space; or

(v)    Subject to a holdover by the then current tenant of the ROFO Space.

C.    Subject to the foregoing, the first time during the Term that Landlord proposes to offer for lease all or any portion of the ROFO Space which Landlord anticipates will “become available,” Landlord shall furnish to Tenant a notice (the “First Offer Proposal”) containing the material terms of the proposed lease in respect of the applicable portions of the available ROFO Space (the “Offered Space”), including (i) a floor plan of the Offered Space, (ii) annual base rent for the Offered Space, (iii) the proposed effective date of the lease for the Offered Space, and (iv) any other material terms which Landlord shall deem appropriate. Tenant shall have the option, exercisable by notice delivered to Landlord within ten (10) days after Tenant’s receipt or refusal of receipt of Landlord’s First Offer Proposal, TIME BEING OF THE ESSENCE, to lease the Offered Space upon such terms and conditions as are contained in the First Offer Proposal. If Tenant timely delivers to Landlord written notice of Tenant’s exercise of the ROFO for the Offered Space, then, within ten (10) business days thereafter, the parties shall enter into a commercially reasonable amendment to this Lease incorporating the Offered Space as part of the Premises on the terms and conditions contained in the First Offer Proposal and for the then remaining term of this Lease (provided, however, that at least three (3) full years would remain on the Term following the effective date of Tenant’s lease of the Offered Space, whether in the ordinary course or a result of Tenant’s exercise of a then available extension option in accordance with the terms and conditions of this Lease). If Tenant declines or fails to timely exercise the ROFO with respect to the Offered Space, Landlord shall thereafter be free, for a period of one hundred eighty (180) days after the expiration of the ten (10) day ROFO exercise period referenced above, to lease the Offered Space (and any other portion of the ROFO Space, if applicable) without regard to the restrictions contained in this Article 31 and on such terms and conditions as Landlord may decide in its sole discretion, so long as each material term (as hereinafter defined) of such third party lease is no more than ten percent (10%) more favorable to such third party tenant than each corresponding material term set forth in the applicable First Offer Proposal (on a line item basis). The following shall constitute “material terms” under this paragraph: (1) base rent, (2) term (including extension, renewal, expansion and early termination rights), (3) free rent (inside the term), (4) operating expenses and (5) tenant improvement allowance. If no such third party lease for the Offered Space shall be concluded within said one hundred eighty (180) day period, then the provisions of this paragraph shall again be applicable to the Offered Space.

D.    The ROFO is personal to Tenant and shall become null and void upon the occurrence of an assignment of the Lease or subletting of all or any portion of the Premises in accordance with the terms of this Lease, except in connection with a Permitted Transfer.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have duly executed this Lease with the Exhibits attached hereto, as of the day and year first written above.
LANDLORD:

FALLON CORNERSTONE ONE MPD LLC,
a Delaware limited liability company

By:	MASSACUSETTS MUTUAL LIFE INSURANCE COMPANY,
a Massachusetts corporation,
its Member

By:	CORNERSTONE REAL ESTATE ADVISERS LLC,
a Delaware limited liability company,
its Authorized Agent

By:    /s/ Linda C. Houston____
Name:    Linda C. Houston
Title:    Senior Vice President

TENANT:

KERYX BIOPHARMACEUTICALS, INC.,
a Delaware corporation

By:    /s/ Gregory P. Madison______________
Name:    Gregory P. Madison_________________
Title:    President & COO____________________

Exhibit A

Space/Floor Plan Showing Premises

Exhibit B
Tenant’s Work Exhibit
1.    (a)    Tenant shall, at Tenant’s expense, submit to Landlord final and complete dimensioned and detailed plans and drawings of partition layouts (including openings), ceiling and lighting layouts, colors, mechanical and electrical circuitry plans and any and all other information as may be reasonably necessary to complete the construction of the Premises in accordance with this Exhibit B (such plans are collectively referred to herein as “Tenant’s Plans”). The partition layout, and ceiling and lighting layout plans shall be 1'0” = 1/8” scale. Tenant shall submit Tenant’s Plans and any other plans required by this Exhibit B to Landlord in form, quality and quantity acceptable for the purposes of filing for a building permit with the Inspectional Services Department of the City of Boston (“ISD”), and such plans shall be signed and sealed by an architect licensed in the Commonwealth of Massachusetts.

(b)    Landlord shall not unreasonably withhold, delay or condition its approval of Tenant’s Plans. Landlord shall approve Tenant’s Plans as soon as reasonably possible or designate by notice to Tenant the specific changes required to be made to Tenant’s Plans, which Tenant shall make within three (3) business days of receipt. This procedure shall be repeated until Tenant’s Plans are finally approved by Landlord.

(c)    Any architect or designer acting for or on behalf of Tenant shall be deemed an agent of and authorized to bind Tenant in all respects.

(d)    All plans, drawings and specifications with respect to the Premises required to be submitted by Tenant to Landlord shall comply with and conform to the Building plans filed with the ISD, Building standard specifications (the receipt of which Tenant hereby acknowledges) and with all the rules, regulations and/or other requirements of any governmental department having jurisdiction over the construction of the Building and/or Premises. Tenant shall prepare drawings in accordance with pre-existing conditions and field measurements.

(e)    Landlord’s review of Tenant’s Plans is solely to protect the interests of Landlord in the Building and the Premises, and Landlord shall be neither the guarantor of, nor responsible for, the correctness or accuracy of Tenant’s Plans, or the compliance of Tenant’s Plans with applicable requirements of any governmental authority. Landlord’s review and approval of any submissions shall not be deemed to be an approval of the adequacy for any particular purpose or system capacity or the cost of the Tenant Improvements.

(f)    Tenant shall reimburse Landlord for all actual, out-of-pocket costs incurred by Landlord in connection with having third parties review all submissions, plans and specifications submitted to Landlord for its review and approval pursuant to this Exhibit B, subject to the Allowance; provided that Tenant shall in no event be required to reimburse Landlord more than $2,500 on account of such review costs (and no costs reimbursed hereunder shall be duplicative of costs reimbursed under the Lease).

2.    (a)    Tenant shall, at its expense (except for the Allowance), in accordance with the terms and conditions of this Exhibit B, be responsible for the construction of all improvements and alterations necessary to prepare the Premises to conform with Tenant’s Plans (the “Tenant Improvements”). The term “Substantial Completion” shall mean when Tenant has obtained a temporary or final certificate of occupancy from ISD with respect to the Premises as improved in accordance with the terms and conditions of this Exhibit B. After completion of Tenant’s Plans, Tenant shall submit Tenant’s Plans to the appropriate governmental body for plan checking and a building permit. Tenant shall deliver a copy of the building permit to Landlord prior to the commencement of construction of the Tenant Improvements. Tenant shall not make any material changes to Tenant’s Plans once finally approved by Landlord without Landlord’s consent.

(b)    Tenant shall select a contractor (the “Contractor”), subject to the approval of Landlord, which approval will not be unreasonably withheld and shall be granted or denied within 15 calendar days of request for such approval. With its request for approval of the Contractor, Tenant shall furnish to Landlord such information concerning the proposed Contractor’s background and experience as Landlord may reasonably require. A price for a construction contract based on Tenant’s Plans shall be mutually agreed upon by Tenant and the Contractor. Tenant shall enter into an agreement with the Contractor to build the Tenant Improvements, at Tenant’s sole cost, except for the Allowance.

The construction contract will provide for progress payments, no more frequently than once per calendar month, in minimum increments of $25,000.00, and each progress payment will be funded as follows: Landlord will fund the percentage of each progress payment equal to a fraction expressed as a percentage, the numerator of which is the Allowance and the denominator of which is the total cost of the Tenant Improvements; and Tenant will fund the remainder. Ten percent (10%) of each progress payment shall be retained by Landlord until Tenant delivers, or causes to be delivered, to Landlord a certificate of occupancy or certificate of completion, in form and substance reasonably satisfactory to Landlord, with respect to the Premises together with final and unconditional waivers of mechanic’s liens concerning the work for all labor and services performed and all material furnished in connection with the work, signed by the Contractor and all subcontractors, suppliers, and laborers involved in the work. Notwithstanding anything contained herein or in the Lease to the contrary, Landlord shall have no obligation to disburse any portion of the Allowance during any period of time that Tenant is in default of its obligations under the Lease (continuing uncured following receipt of notice thereof from Landlord) or upon or following termination of the Lease.

(c)    If the cost of the design and construction of the Tenant Improvements is less than the Allowance, the difference shall be retained by Landlord. In the event that Tenant requests any changes to Tenant’s Plans, Landlord shall not unreasonably withhold, delay or condition its consent to any such changes, provided the changes do not adversely affect the Building’s structure, systems, equipment or appearance.

(d)    The Allowance will be applied to the design and construction of the Tenant Improvements and for no other purpose. The “Allowance” shall be an amount equal to the product of (i) the area of the Premises in rentable square feet and (ii) $70.00. All costs attributable to the Tenant Improvements in excess of the Allowance shall be paid for by Tenant.

3.    (a)    Before beginning the Tenant Improvements, Tenant shall pay for and deliver to Landlord satisfactory evidence of the insurance coverage(s) required to be maintained by Tenant under Article 8 of the Lease. Landlord and the Contractor shall be named as additional insureds in such liability policies or certificates of insurance and the same shall remain in effect during the period of the performance of the Tenant Improvements.

(b)    All the Tenant Improvements shall be in accordance with the Project Documents and the rules and regulations of any governmental department or bureau having jurisdiction thereover and shall not conflict with, or be in violation or cause any violation of, Landlord’s basic Building plans and/or the construction of the Building, and all the Tenant Improvements shall be completed free of all liens and encumbrances. All permits which may be required by Tenant for the Tenant Improvements shall be procured and paid for by Tenant or, if Landlord shall deem the same advisable, Landlord may procure such permits and Tenant shall pay for the same. No plans and/or specifications required to be filed by Tenant pursuant to any work contemplated to be performed by it within the Premises shall be filed or submitted to any governmental authority having jurisdiction thereover without first having obtained Landlord’s approval of same.

(c)    Upon completion of the Tenant Improvements, Tenant will remove all debris and excess materials from the Building and the Premises.

(d)    Without limiting the applicability of Article 5.E. of the Lease, the labor employed by Tenant or the Contractor shall always be harmonious and compatible with the labor employed by Landlord or any contractors or sub-contractors of Landlord. Should such labor be incompatible with such Landlord’s labor as shall be determined by the sole judgment of Landlord, to be exercised in good faith, Landlord may require Tenant to withdraw from the Premises until the completion of the Building and/or Premises by Landlord.

(e)    In the event Tenant or the Contractor shall enter upon the Premises or any other part of the Building, as may be permitted by Landlord, Tenant shall indemnify and save Landlord free and harmless from and against any and all claims arising from or out of any entry thereon or the performance of the Tenant Improvements and from and against any and all claims arising from or claimed to arise from any act or neglect of Tenant or Tenant’s representatives or from any failure to act, or for any other reason whatsoever arising out of said entry or such work.

(f)    Tenant Improvements which Landlord reasonably determines are specialized to Tenant’s use and occupancy of the Premises, including, without limitation, wiring and cabling, shall, at the election of Landlord (which election shall be made in writing at the time of Landlord’s approval of Tenant’s Plan hereunder), either (1) be removed by Tenant at its expense before the expiration or earlier termination of the term of the Lease or (2) remain upon the Premises and be surrendered therewith without disturbance, molestation or injury upon the expiration or earlier termination of the Lease. If Landlord requires the removal of all or part of the specialized Tenant Improvements, Tenant, at its expense, shall repair any damage to the Premises or the Building caused by such removal. If Tenant fails to remove any specialized Tenant Improvements upon Landlord’s request, then Landlord may (but shall not be obligated to) remove the same and the cost of such removal and repair of any damage caused by the same, together with any and all damages which Landlord may suffer and sustain by reason of the failure of Tenant to remove the same, shall be charged to Tenant and paid upon demand.

4.    In no event shall Tenant be eligible to receive or entitled to any credit for any portion of the Allowance not used by Tenant by July 31, 2016. Tenant shall be responsible for the maintenance, repair and replacement of all Tenant Improvements unless the same is necessitated by the negligent acts of Landlord.
5.    Tenant hereby authorizes Timothy Betjemann as Tenant’s representative to act on its behalf and represent its interests with respect to all matters which pertain to the construction of Tenant Improvements, and to make decisions binding upon Tenant with respect to such matters. Landlord hereby authorizes Richard Martini to be Landlord’s representative in connection with construction of the Tenant Improvements. Tenant hereby expressly recognizes and agrees that no other person claiming to act on behalf of the Landlord is authorized to do so, and any costs, expenses liabilities or obligations incurred or paid by Tenant in reliance on the discretion of any such other person shall be Tenant’s sole responsibility.
6.    In the event of a conflict between the terms and provisions of the Lease and the terms and provisions of this Exhibit B, the terms and provisions of this Exhibit B shall control.

Exhibit B-1
Tenant’s Conceptual Space Plan

Exhibit C

Form of Sublease Consent

Pursuant to Article 16 of that certain Office Lease dated as of ___________, 2015 (as amended, the “Lease”), by and between FALLON CORNERSTONE ONE MPD LLC, a Delaware limited liability company, as “Landlord,” and KERYX BIOPHARMACEUTICALS, INC., a Delaware corporation, as “Tenant,” demising certain office space in the building located at One Marina Park Drive, Boston, Massachusetts 02210, Landlord hereby consents to that certain Sublease by and between Tenant, as sublessor, and _______________, a _______________, as sublessee (the “Sublease”), a copy of which Sublease is attached hereto as Exhibit A, provided that, notwithstanding anything contained in the Sublease to the contrary, this consent shall in no way be deemed to (i) modify or amend any of the terms of the Lease, (ii) expand or alter in any way Landlord’s obligations or Tenant’s rights thereunder, (iii) serve as a consent of Landlord to any request other than the consent set forth above, (iv) waive any rights or remedies Landlord may have under the Lease or (v) constitute a release of Tenant of any of its obligations under the Lease. Without limiting the generality of the foregoing, Landlord shall not be bound by any of the terms or provisions contained in the Sublease and any provision in the Sublease that purports to impose any obligation upon Landlord that is greater than its obligation under the Lease or reduce the obligation of Tenant shall be of no force or effect as to Landlord.

FALLON CORNERSTONE ONE MPD LLC,
a Delaware limited liability company

By:    MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,
a Massachusetts corporation,
its Member

By:    CORNERSTONE REAL ESTATE ADVISERS LLC,
a Delaware limited liability company,
its Authorized Agent

By:    _______________________________________
Name:    Linda C. Houston
Title:    Senior Vice President

Exhibit D

Building’s Rules and Regulations
and Janitorial Specifications
The following rules and regulations shall apply, where applicable, to the Premises, the Building, the property on which the Project is located, the Parking Garage and the appurtenances.

1.
Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises. No rubbish, litter, trash, or material shall be placed, emptied, or thrown in those areas. At no time shall Tenant permit Tenant’s employees to loiter in Building Common Areas or elsewhere about the Building or the property on which the Project is located.

2.
Plumbing fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed in the fixtures or appliances. Damage resulting to fixtures or appliances by Tenant, its agents, employees or invitees, shall be paid for by Tenant, and Landlord shall not be responsible for the damage.

3.
Landlord shall designate and approve standard window coverings for the Premises and to establish rules to assure that the Building presents a uniform exterior appearance. Tenant shall not place objects against glass partitions, doors or windows which would be unsightly from the Building corridor or from the exterior of the Building. Tenant shall ensure, to the extent reasonably practicable, that window coverings are closed on windows in the Premises while they are exposed to the direct rays of the sun.

4.
No signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Building, except those of such color, size, style and in such places as are first approved in writing by Landlord. All tenant identification and suite numbers at the entrance to the Premises shall be installed by Landlord, at Tenant’s cost and expense, using the standard graphics for the Building. Except in connection with the hanging of lightweight pictures and wall decorations, no nails, hooks or screws shall be inserted into any part of the Premises or Building except by the Building maintenance personnel.

5.
Landlord will provide and maintain in the main lobby of the Building an alphabetical directory board and/or other directory device listing tenants, and no other directory shall be permitted unless previously consented to by Landlord in writing.

6.
Tenant shall not place any additional or different lock(s) on any door in the Premises or Building without Landlord’s prior written consent and Landlord shall have the right to retain at all times and to use keys to all locks within and into the Premises. A reasonable number of keys to the locks on the entry doors in the Premises shall be furnished by Landlord to Tenant at Tenant’s cost, and Tenant shall not make any duplicate keys. All keys shall be returned to Landlord at the expiration or early termination of this Lease.

7.
All contractors, contractor’s representatives and installation technicians performing work in the Building shall be subject to Landlord’s prior approval and shall be required to comply with Landlord’s standard rules, regulations, policies and procedures, which may be revised from time to time.

8.	Tenant shall not use the Premises so as to cause any increase above normal insurance premiums on the Building.

9.	No space in the Building shall be used for manufacturing, or for the sale of merchandise of any kind at auction, or for storage thereof preliminary to such sale.

10.
Landlord may from time to time adopt appropriate systems and procedures for the security or safety of the Building, any persons occupying, using, or entering the Building, or any equipment, finishings, or contents of the Building, and Tenant will comply with Landlord’s reasonable requirements relative to such systems and procedures. Notwithstanding anything to the contrary contained in the Lease, Tenant is solely responsible for the security of the Premises.

11.
Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of merchandise or materials requiring the use of elevators, stairways, lobby areas or loading dock areas, shall be restricted to hours designated by Landlord. Tenant shall not make deliveries to or from the Premises in a manner that might interfere with the use by any other tenant of its premises or of the Building Common Areas, any pedestrian use, or any use which is inconsistent with good business practice. Tenant shall obtain Landlord’s prior approval by providing a detailed listing of the activity. If approved by Landlord, the activity shall be under the supervision of Landlord and expense of tenant must be performed in the manner required by Landlord. Tenant shall assume all risk for damage to articles moved and injury to any persons resulting from the activity. If equipment, property, or personnel of Landlord or of any other party is damaged or injured as a result of or in connection with the activity, Tenant shall be solely liable for any resulting damage or loss. Landlord reserves the right to inspect all freight to be brought into the building and exclude from the building all freight which violates any of the rules or regulations or provisions of Tenant’s lease.

12.
The elevator designated for freight by Landlord will be available for use by all tenants in the Building during the hours and pursuant to such procedures as Landlord may determine from time to time. The persons employed to move Tenant’s equipment, material, furniture, or other property in or out of the Building must be acceptable to Landlord and a certificate of insurance must be provided to Landlord naming Landlord and Landlord’s Property Manager as additional insured. All moving operations will be conducted at such times and in such a manner as Landlord will direct, and all moving will take place during non-Business Hours unless Landlord agrees in writing otherwise.

13.
Landlord shall have the right to approve the weight, size, or location of heavy equipment or articles in and about the Premises. Damage to the Building by the installation, maintenance, operation, existence or removal of Tenant’s Property shall be repaired at Tenant’s sole expense.

14.
All floor slab and beam penetrations must be reviewed and approved by Landlord’s structural engineer prior to construction and will be performed by Landlord at Tenant’s expense. All openings through structurally-supported concrete slabs will be corebored, sleeved, grouted, sealed and made waterproof. Sleeves, except for water closets, will extend at least two inches (2”) above the finished floor.

15.
Tenant shall not commit or permit any act or practice which may tend to injure the Building nor permit its equipment to be a nuisance to other tenants, nor keep merchandise on or obstruct the common areas, sidewalks or other areas outside the Premises, nor conduct or permit any fire, bankruptcy, auction or going out of business sales, nor erect, retain or display any sign, light, lettering, inscription, symbol or mark which is not approved by Landlord, nor install any antennae, fixture, or improvement outside the Premises, nor permit any loudspeaker, radio, television broadcast to be heard outside the Premises, nor sell or display merchandise outside the Premises.

16.
Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, electrical equipment that would overload the electrical system beyond its capacity for proper, efficient and safe operation as determined solely by Landlord. Tenant shall not furnish cooling or heating to the Premises, including, without limitation, the use of electronic or gas heating devices, without Landlord’s prior written consent. Tenant shall not use more than its proportionate share of telephone lines and other telecommunication facilities available to service the Building.

17.
Tenant shall not waste electricity or water in the Building premises and shall cooperate fully with Landlord to assure the most effective operation of the Building heating and air conditioning systems.

18.	Corridor doors, when not in use, shall be kept closed.

19.	No cooking will be done or permitted by Tenant within the Premises.

20.
Tenant shall not: (1) make or permit any improper, objectionable or unpleasant noises or odors in the Building, or otherwise interfere in any way with other tenants or persons having business with them; (2) solicit business or distribute, or cause to be distributed, in any portion of the Building, handbills, promotional materials or other advertising; or (3) conduct or permit other activities in the Building that might, in Landlord’s sole opinion, constitute a nuisance.

21.
No flammable, explosive or dangerous fluids or substances shall be used or kept by Tenant in the Premises, Building or about the property on which the Building is located. Tenant shall not, without Landlord’s prior written consent, use, store, install, spill, remove, release or dispose of, within or about the Premises or any other portion of the property on which the Building is located, any asbestos-containing materials or any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq. or any other applicable environmental Law which may now or later be in effect. Tenant shall comply with all Laws pertaining to and governing the use of these materials by Tenant, and shall remain solely liable for the costs of abatement and removal. Tenant shall cooperate with Landlord in minimizing loss and risk thereof from fire and associated perils. No live or artificial holiday trees or wreaths are permitted. Artificial trees and wreaths may be permitted by Landlord if any lighting thereon is approved by landlord and turned off at the end of the day.

22.
Tenant shall not use or occupy the Premises in any manner or for any purpose, which might injure the reputation or impair the present or future value of the Premises or the Building. Tenant shall not use, or permit any part of the Premises to be used, for lodging, sleeping or for any illegal purpose.

23.
Tenant shall not take any action which would violate Landlord’s labor contracts or which would cause a work stoppage, picketing, labor disruption or dispute, or interfere with Landlord’s or any other tenant’s or occupant’s business or with the rights and privileges of any person lawfully in the Building (“Labor Disruption”). Tenant shall take the actions necessary to resolve the Labor Disruption, and shall have pickets removed and, at the request of Landlord, immediately terminate any work in the Premises that gave rise to the Labor Disruption, until Landlord gives its written consent for the work to resume. Tenant shall have no claim for damages against Landlord or any of the Landlord Related Parties, nor shall the Commencement Date of the Term be extended as a result of the above actions.

24.
Tenant shall not operate or permit to be operated a coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages, foods, candy, cigarettes and other goods), except for machines for the exclusive use of Tenant’s employees, and then only if the operation does not violate the lease of any other tenant in the Building.

25.
No bicycles, vehicles, or animals (except guide dogs for the disabled) of any kind shall be brought into or kept in the Premises. Interior and exterior bicycle racks provided by the Landlord are for non-motorized vehicles only.

26.
Landlord shall have the right to prohibit the use of the name of the Building or any other publicity by Tenant that in Landlord’s sole opinion may impair the reputation of the Building or its desirability. Upon written notice from Landlord, Tenant shall refrain from and discontinue such publicity immediately.

27.	Tenant shall not canvass, solicit or peddle in or about the Building or the property on which the Building is located.

28.
The Landlord has designated the Building as a non-smoking building. Tenant acknowledges that the Building has been designated a non-smoking building. At no time shall Tenant permit its agents, employees, contractors, guests or invitees to smoke in the Building or directly outside the Building.

29.
The work of cleaning personnel shall not be hindered by Tenant after 5:30 p.m., and cleaning work may be done at any time when the offices are vacant. Windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles to prevent unreasonable hardship to the cleaning service.

30.
Other Tenants; Changes in Use. Landlord reserves the absolute right to effect other tenancies in the Building as Landlord shall determine in the exercise of its sole business judgment. Tenant does not rely on the fact, nor does Landlord represent: (1) that as of or after the Commencement Date any specific tenant, or occupant, or the number of tenants, or occupants, shall occupy any space in the Building, (2) hours or days that such other tenants shall or may be open for business, or gross sales which may be achieved by Tenant or any other tenants in the Building, or (3) that any portion or portions of the Building shall be used for any specific purpose. A vacation or abandonment of premises or cessation of operations by any other tenant(s) in the Building or any change in the use of any portion or portions of the Building shall not in any way release Tenant from its obligations under this Lease.

31.	Tenant shall not engage or pay any employees of the building without approval from the Landlord.

32.
Landlord reserves the right at any time to rescind, alter or waive any rule or regulation at any time prescribed for the Building and to impose additional reasonable rules and regulations when in its judgment deems it necessary, desirable or proper for its best interest and for the best interest of the tenants and no alteration or waiver of any rule or regulation in favor of one tenant shall operate as an alteration or waiver in favor of any other tenant, provided such rules and regulations do not diminish Tenant’s rights under the Lease, and provided that Landlord shall not discriminate in the enforcement of the Rules and Regulations. Landlord shall not be responsible to any tenant for the nonobservance or violation by any other tenant however resulting of any rules or regulations at any time prescribed for the Building.

33.	No smoking is permitted in the building by tenant, employees, its agents, contractors, guests or invitees.

JANITORIAL SPECIFICATIONS
I.    Interior Tenant Areas
Nightly Monday through Friday, excluding holidays

1.	Dust mop all stone, ceramic tile, terrazzo and other type of un-waxed flooring.

2.	Dust mop all vinyl, asphalt, rubber and similar types of flooring. Remove gum and other substances, spot mop if necessary.

3.	Vacuum all carpeted areas.

4.	Dust mop all private and public stairways and vacuum if carpeted.

5.	Hand dust and wipe clean all horizontal surfaces including furniture, file cabinets, fixtures, and windowsills, using chemically treated dust cloth.

6.	Remove fingerprints from all painted surfaces near light switches, entrance doors, drinking fountains, etc.

7.	Remove all gum and foreign matter on sight.

8.	Empty and clean all waste receptacles and remove waste materials to compactors. Replace liners as necessary.

9.	Damp wash interiors of all waste disposal receptacles and wash as necessary.

10.	Clean and sanitize all water fountains, and water coolers with a disinfectant solution. Wash all sinks and the floors adjacent to them on a nightly basis.

11.	Spot mop floors for spills, etc.

12.	Clean all low ledges, shelves, bookcases, chair rails, trim, pictures, charts etc. within reach.

13.	Clean mirrors, metal work, glass tabletops.

14.	Upon completion of work, all slop sinks are to be thoroughly cleaned and all cleaning equipment and supplies stored neatly in locations designated by the Management of the building.

15.
All cleaning operations shall be scheduled so that a minimum of lights are to be left on at any time. Upon completion of cleaning all lights are to be turned off. All entrance doors are to be kept locked during the cleaning operation.

16.	Spot clean both sides of tenant entry glass doors.

17.	Spot clean desk tops and counter tops.

18.	Pick up all recyclable material and take to appropriate place.

Weekly

1.	Hand dust all door louvers and other ventilating louvers within reach.

2.	Dust all baseboards.

3.	In high traffic areas, damp mop if necessary and apply spray-buffing solution in a fine mist and buff with a synthetic pad.

4.	Damp mop all non-carpeted and public stairways.

5.	Wipe clean all bright work.

6.	Dust all chair rails.

7.	Dust walls up to normal reach.

Monthly

1.	Hose vacuum underneath all furniture.

2.	Dust all vertical surfaces such as walls, furniture, partitions and surfaces not reached in nightly cleaning.

3.	Dust exterior of lighting fixtures.

Quarterly

1.	Dust all exterior window blinds

2.	Dust and/or clean all diffusers

Other

1.	Cleaning of computer rooms will be responsibility of individual tenants.

2.	Coffee stations and dishware are responsibility of the tenant.

II.    Public Corridors, Stairwells (Emergency Egress), Service Areas

Nightly

1.	Vacuum and spot clean carpeting.

2.	Sweep and mop public concrete floors.

3.	Sweep and mop public stairwells and landings.

4.	Clean baseboards of scuffs and marks.

5.	Clean all directories, signage kiosks, wall signage and electric kiosks.

6.	Clean corridor glass and metal work.

7.	Spot clean walls, ceilings, lights, etc.

8.	Clean telephones and telephone booth areas.

9.	Dust all handrails.

10.	Dust to hand height all horizontal surfaces of equipment ledge, sill, shelves, radiators, frames, partitions, handrails, etc.

11.	Clean exterior surfaces of all trash containers and planters.

12.	Keep slop sinks, closets, supply rooms and other janitorial areas in a clean orderly condition.

13.	Keep electrical and telephone closets clean and free of storage.

Weekly

1.	Clean all door vents.

2.	Dust all vertical surfaces within reach.

3.	Sweep emergency egress stairs and landings.

Monthly

1.	Wash all corridor glass and metal completely including atriums.

2.	Shampoo heavily traveled carpeted areas.

Quarterly

1.	Clean handrails, wall mounted equipment casings, landings, walls, kick plates in emergency egresses.

2.	Shampoo and extract all carpeting.

3.	Damp clean inside reflectors of high hat lighting fixtures.

III.    Restrooms
Building Operating Hours

Day porters and matrons will be assigned to perform the following:

1.	Empty trash containers and insert new liners.

2.	Sweep and spot wash floors as necessary.

3.	Spot clean sinks and mirrors. Clean and spot polish shelves and metal dispensers. Check for Graffiti and spot clean if necessary.

4.	Ensure cleanliness of urinals and toilets.

5.	Refill all dispenser units as needed.

Non-Operating Hours

1.	Damp wash, sanitize (using disinfectant solution) and polish all fixtures including toilet bowls, urinals and wash basins.

2.	Sweep and wash floors with approved germicidal solution.

3.	Wash and polish mirrors, powder shelves, dispensers, hand dryers, bright work including flushometers, piping and toilet seat hinges.

4.	Clean and sanitize both sides of toilet seats.

5.	Empty all containers and disposal units and insert new liners.

6.	Wash and sanitize interiors and exteriors of all containers prior to inserting new liners.

7.	Empty, clean and sanitize all sanitary napkin disposal units.

8.	Dust and spot wash where necessary partitions, tile walls, dispensers, ceiling lights, switches and receptacles.

9.	Refill all dispensers to normal limits including sanitary supplies, soap, tissue, towels, etc.

10.	Remove all rubbish and transport to compactor.

11.	Dust ceiling door vents and doorframes.

Periodic
Monthly

1.	Machine scrub all tile floors, hand brush corners and hand brush toilet edges with approved germicidal detergent solution.

2.	Wash completely all partitions, tile walls and enamel surfaces.

IV.    Window Cleaning
Periodic
1.    Windows will be washed and cleaned a minimum of two times per year.

Exhibit E

Description of Base Building Condition

FAN PIER:

CONCEPTUAL MASTER PLAN

VERTEX
VERTEX

FAN PIER

CBRE

FAN PIER:
TRANSPORTATION MAP

LOGAN INTERNATIONAL AIRPORT
FAN PIER
FINANCIAL DISTRICT
FORT POINT NEIGHBORHOOD
Faneuil Hall Marketplace
Post Office Square
One Federal
International Place
New England Aquarium
One Financial Center
State Street Financial Center
The Seaport HOTEL
John Hancock World Headquarters
B.C.E.C. Boston Convention & Exhibition Center
The Westin Boston Waterfront HOTEL

FAN PIER
CBRE

ONE MARINA PARK DRIVE:

PRELIMINARY BASE BUILDING EXHIBIT

DESCRIPTION	BY LANDLORD	BY TENANT	BY LANDLORD AT TENANT'S COST
SITEWORK			
Perimeter sidewalks, street curbs, street trees, and site furniture.	X		
Adjacent Fan Pier Park with large lawn, landscaping, and seating.	X		
BUILDING ENVELOPE			
Core and shell building has received LEED-Gold Certification	X		
Façade of insulated glass curtain wall, precast architectural concrete and natural stone.	X		
Windows and curtain wall is made up of 1" insulated dual pane tinted low E glass units glazed into high performance, thermally broken frames for maximum energy efficiency. The window wall consists of full height floor to ceiling glass with an 11" sill provided for tenant electric / telecom services and outlets at the exterior wall.	X		
Punched windows have a horizontal mullion at 34-½" maximizing view above desk height. Curtain wall elements are mullion-free from sill to ceiling. Vertical mullions and columns / pilasters typically are spaced on a 5' module. Within the typical 9' floor to ceiling office zone, on a typical upper floor there is approximately 70% glass / 30% solid wall at the exterior facade.	X		
Architecturally integrated mechanical penthouse and screened roof area with space for tenant equipment subject to Landlord approval.	X		
Modifications to façade, penthouse or screen wall system necessary to accommodate tenant requirements, provided that any such modifications must be approved by the Landlord.			X
ROOFING			
TPO thermoplastic roofing system with walking pads to all base building equipment	X		
Modifications to roofing system to accommodate tenant equipment and tenant required roof penetrations and walking pads to tenant equipment.			X

FAN PIER

ONE MARINA PARK DRIVE:
PRELIMINARY BASE BUILDING EXHIBIT

DESCRIPTION	BY LANDLORD	BY TENANT	BY LANDLORD AT TENANT'S COST
STRUCTURE			
Steel framing with braced frames and composite steel and concrete floors fireproofed as required by code.	X		
Concrete floor slabs on metal deck with a live load capacity of 100 psf on the typical office floor, 150 psf in mechanical spaces.	X		
Structural upgrades, openings, modifications or other changes to the Base Building to accommodate specific tenant requirements, subject to Landlord approval.		X	
45 to 57 feet of column free space (core to glass) on typical office floors.	X		
BASE BUILDING COMMON AREAS			
Two story entrance lobby with finishes that include stone flooring, wood accent walls, venetian plaster and drywall ceilings with appropriate accent lighting. Lobby has direct interior access to Strega Waterfront as well as Cafe di Marina.	X		
Parking garage elevator lobby off first floor main lobby with 2 elevators and direct stair access to parking garage. Garage lobby finishes compliment main entrance lobby finishes.	X		
Main electrical service rooms, main telephone / data room, water and gas service rooms and fire pump room.	X		
Finished interior loading area with two truck bays and one trash bay.	X		
Common recycling room adjacent to loading dock.	X		
Base building mail room. All deliveries / pickups (FedEx, UPS, USPS etc.) to be accommodated.	X		
Toilet rooms at each floor with granite vanity with undermount sinks, contemporary fixtures, stainless steel partitions, tile floors and wet walls.	X		
Janitor closets, telephone and electric closets and egress stairways serving each floor.	X		
Accessible shower and changing room on each tenant floor.	X		

FAN PIER

ONE MARINA PARK DRIVE:

PRELIMINARY BASE BUILDING EXHIBIT

DESCRIPTION	BY LANDLORD	BY TENANT	BY LANDLORD AT TENANT'S COST
BASE BUILDING COMMON AREAS (CONT.)			
Construction and finish of common corridor and elevator lobby on multi-tenant floors.	X		
GWB walls with one coat of primer at core walls at single tenant floors ready for tenant finish.	X		
Tenant entrances off common areas.		X	
Modifications to common areas provided that any such modifications must be approved by Landlord.			X
TENANT AREAS			
Insulation, vapor barrier and metal studs or curtainwall at exterior wall ready for tenant wiring / infrastructure and wall finish.	X		
Interior drywall and finish at exterior wall.		X	
Partitions, ceilings, floorings, painting, other finishes, doors, millwork, and all other office build out within tenant Premises.		X	
Building Standard window blinds at all windows.	X		
ELEVATORS			
8 high speed passenger elevators (700 FPM) with a 3,500 pound capacity. Low-rise bank serves floors 1 through 10. High-rise bank serves floors 1, 10 through 18 (transfer floor at 10).	X		
One service / freight elevator with a speed of 500 FPM and a 4,000 pound capacity serving floors 1 through 18.	X		
Two Passenger elevators with service directly from main lobby to underground parking levels B1, B2, B3.	X		

FAN PIER

ONE MARINA PARK DRIVE:

PRELIMINARY BASE BUILDING EXHIBIT

DESCRIPTION	BY LANDLORD	BY TENANT	BY LANDLORD AT TENANT'S COST
HVAC			
Rooftop fresh air unit with factory fabricated package type variable air volume air conditioning units utilizing condenser water / dual compressor and free cooling section on each floor. Total cooling capacity of approx. 80 tons (65 tons for general air conditioning and 15 tons for supplemental tenant cooling).	X		
Medium pressure supply duct loop on each floor available for tenant tie-in.	X		
Hot water loop on each floor available for tenant tie-in to VAV boxes with hot water coils. Hot water for heating is supplied from high efficiency gas fired boilers located in the building's mechanical penthouse.	X		
Supply and return air distribution within tenant spaces from Landlord supplied medium pressure supply air loop including ducts, VAV boxes, fan powered units, reheat coils, piping from Landlord supplied hot water loop, diffusers, registers, grilles and controls.		X	
Ductwork, VAV boxes, fan powered units, hot water piping, reheat coils, diffusers, registers, grills and controls for first floor main lobby and core areas including toilet / shower room exhaust system.	X		
The on floor HVAC load (including electric hot water heaters and on-floor packaged AC units) is 98kW/floor or 3.9w/sf based on 25,000SF/fl. HVAC loads are fed from a separately metered switchboard and separate busway riser from the tenant busway.	X		
General exhaust riser with capped connection and constant volume box at each level.	X		
Central computerized temperature control / energy management system to optimize building operation*	X		
Temperature controls within tenant space and link to base building energy management system		X	

FAN PIER

ONE MARINA PARK DRIVE:

PRELIMINARY BASE BUILDING EXHIBIT

DESCRIPTION	BY LANDLORD	BY TENANT	BY LANDLORD AT TENANT'S COST
PLUMBING			
Building water service from municipal water system with backflow preventer and pressure augmented by pressure boosting equipment.	X		
Waste and vent risers on each floor available for tenant tie-in.	X		
Water riser with capped and valved connections on each floor available for tenant tie-in.	X		
Plumbing, including production and distribution of hot water, to core, restroom and shower room.	X		
Distribution of domestic water from Landlord provided riser and production of hot water for tenant use.		X	
Natural gas system to supply base building heating system. Building gas service sized to allow for future restaurants, cafeteria, and generators.	X		
FIRE PROTECTION			
Sprinkler service entrance to building including fire department connection, and standpipe in each stair.	X		
Fire pump and related controls.	X		
Core and first floor main lobby sprinkler heads and piping.	X		
Primary sprinkler loop on each floor.	X		
All run outs, upturned heads, and related equipment within shell space of the building as required to obtain a building occupancy permit.	X		
Modifications to sprinkler piping and layout to suit tenant build-out.		X	
Fire extinguishers and cabinets in core areas and main entrance lobby.	X		
Fire extinguishers and cabinets in tenant areas.		X	
Base building expandable addressable fire alarm system that meets all high rise code requirements.	X		
Detection and annunciation devices in core areas and main entrance lobby.	X		
Detection and annunciation devices and wiring as required to tie into base building system.		X	

FAN PIER

ONE MARINA PARK DRIVE:

PRELIMINARY BASE BUILDING EXHIBIT

DESCRIPTION	BY LANDLORD	BY TENANT	BY LANDLORD AT TENANT'S COST
ELECTRICAL			
Each tenant floor has capacity of 7.75 watts/sf for tenant lighting and power (1.25 watts/sf for lighting and 6.5 watts/sf for receptacles and miscellaneous power).	X		
Primary electric service to the building is at 13.8kV from NSTAR. NSTAR primary transformer vault is located at Parking Garage Level B2. The 13.8kV primary is stepped down at this location, to the building voltage, 480/277V 3phase 4wire primary service.	X		
480/277V Busway Duct riser through two building core electric rooms on each floor. One Busway serves floors 2 - 9 and the second Busway serves 10 -18.	X		
The main electric room has two 4000A., 480/277V, 3ph, 4w, switchboards serving the building. One 4000A., 480/277V switchboard serves tenant floors 2 -18, on floor tenant lighting, receptacles and miscellaneous office equipment. The second 4000A., 277/480V. switchboard serves the building house loads and on floor HVAC units at floors 2 - 18.	X		
Service from bus duct to point of use including metering / check metering. Tenant fit up of panels transformers, receptacles and lighting in tenant areas.		X	
Life safety emergency generator and transfer switch to provide stand-by power for code-required egress lighting, fire alarm system, elevator (one at a time) and fire pump. The base building emergency generator run time is approximately 20 hrs.	X		
Backup generator for tenant requirements including transfer switch, gas piping or diesel storage tanks and permits, controls and associated base building modifications as required.		X	
Emergency and egress lighting in core areas and main entrance lobby.	X		
Emergency egress lighting and exit lighting in tenant areas, linked to base building life safety emergency generator pannel.		X	

FAN PIER

ONE MARINA PARK DRIVE:

PRELIMINARY BASE BUILDING EXHIBIT

DESCRIPTION	BY LANDLORD	BY TENANT	BY LANDLORD AT TENANT'S COST
SECURITY			
Security at building's main entrance via turnstiles with card access to passenger elevator lobby within main entrance lobby.	X		
CCTV cameras at main entrance lobby, loading dock, exterior service entries, parking garage ramp and within parking garage.	X		
Lobby security / concierge desk to accommodate CCTV monitors and loading dock controls.	X		
Card access and / or alarm system within tenant's Premises. Emergency egress doors must be tied into base building's fire alarm system.		X	
TELECOMMUNICATIONS			
Redundant underground telephone / data service (Verizon) to MDF room in basement. Riser cabling from the MDF in basement through core riser closets to service tenant connectivity needs. Single path telecom service through Comcast and Veroxity.	X		
Basement telephone room, core riser closet on each floor with sleeves through slab. Space within basement telephone room and riser will be equitably allocated based on available space and specific tenant requirements.	X		
Telephone and data wiring and all wiring, conduits and outlets for tenant areas from core closets.		X	
Audio-visual connections and systems in tenant areas.		X	
Any special equipment and wiring needed to provide specific requirements for tenant telephone/ data needs.		X	

FAN PIER

Exhibit F

Option to Extend Term
(a)    Tenant shall have and is hereby granted the option to extend the Term of the Lease of the entire Premises (the “Extension Option”) for one (1) additional period of five (5) years (the “Extension Period”), provided that: (i) Tenant gives written notice to Landlord of Tenant’s election of interest to exercise the Extension Option no later than fifteen (15) months prior to the Expiration Date (“Tenant’s Notice to Extend”); and (ii)  no event of default exists and is continuing uncured (following notice to Tenant) at the time of the exercise of the Extension Option, or arises subsequent thereto and is not cured prior to what otherwise would have been the commencement of the Extension Period.

(b)    All terms and conditions of this Lease, including without limitation all provisions governing the payment of Additional Rent, shall remain in full force and effect during the Extension Period, except that the Base Rent payable during the Extension Period shall be the then-current fair market rental rate for comparable office space in Boston at the time of the exercise of the option granted herein, taking into consideration all relevant factors (the “Current Market Rental Rate”), but in no event less than the fully-escalated Base Rent and Escalation Increases in effect for the last Lease Year of the Term, and the Base Year shall be the calendar year in which the Extension Period commences.

(c)    Landlord shall notify Tenant of Landlord’s proposed Base Rent for the Extension Period within thirty (30) days after Landlord’s receipt of Tenant’s Notice to Extend. Promptly after Landlord gives Tenant Landlord’s proposal for Current Market Rental Rate with respect to the Extension Period, Landlord and Tenant shall commence negotiations to agree upon the Current Market Rental Rate. If Landlord and Tenant are unable to reach agreement on the Current Market Rental Rate within thirty (30) days after the date on which Landlord gives Tenant Landlord’s proposal for Current Market Rental Rate, then the Current Market Rental Rate shall be determined as provided below.

(d)    If Landlord and Tenant are unable to agree on the Current Market Rental Rate within said thirty (30) day period, then within five (5) days thereafter, Landlord and Tenant shall each simultaneously submit to the other in a sealed envelope its good faith estimate of the Current Market Rental Rate. If the higher of such estimates is not more than one hundred five percent (105%) of the lower of such estimates, then the Current Market Rental Rate shall be the average of the two (2) estimates. If the matter is not resolved by the exchange of estimates or averaging, then Current Market Rental Rate shall be determined as hereinafter provided.

(e)    Within seven (7) days after the exchange of estimates, the parties shall select, as an arbitrator, a mutually acceptable commercial real estate broker licensed in the Commonwealth of Massachusetts as a real estate broker specializing in the field of commercial office leasing in the downtown Boston rental market, having no less than ten (10) years’ experience in such field (an “Approved Broker”). If the parties cannot agree on such person, then within a second (2nd) period of seven (7) days, each shall select an Approved Broker and within a third (3rd) period of seven (7) days, the two (2) appointed persons shall select a third (3rd) Approved Broker and the third (3rd) person shall be the arbitrator. If one (1) party shall fail to make such appointment within said second seven (7) day period, then the person chosen by the other party shall be the sole arbitrator. Once the arbitrator has been selected as provided for above, then, as soon thereafter as practicable, but in any case within fourteen (14) days after his or her appointment, the arbitrator shall determine the Current Market Rental Rate by selecting either the Landlord’s estimate of Current Market Rental Rate or the Tenant’s estimate of Current Market Rental Rate. There shall be no discovery or similar proceedings and the arbitrator shall have no power or authority to make any independent determination. The arbitrator’s decision as to which estimate of Current Market Rental Rate shall be the Current Market Rental Rate for the Extension Period shall be rendered in writing to both Landlord and Tenant and shall be final and binding upon them and shall be the Base Rent for the Extension Period. The costs of the arbitrator will be equally divided between Landlord and Tenant. Any fees of any counsel engaged by Landlord or Tenant, however, shall be borne by the party that retained such counsel.

(f)    The parties shall execute an amendment modifying this Lease to set forth the Base Rent for the Premises during the Extension Period within ten (10) business days following the parties’ agreement or, in the alternative, within ten (10) business days following the arbitrator’s determination, of the Base Rent for the Extension Period, but the failure to do so shall have no effect on Tenant’s otherwise valid and timely exercise of the Extension Option.

Exhibit G

Form of SNDA

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) is made by and between TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation with offices at 730 Third Avenue, New York, New York 10017 (“Lender”) and _______________, a [an] [individual] name of state [corporation] [limited liability company] [general partnership] [limited partnership] [d/b/a/ _________] with its principal place of business at ________________ (“Tenant”).

RECITALS:

A.    Lender has made or is about to make a loan (together with all advances and increases, the “Loan”) to FALLON CORNERSTONE ONE MPD LLC, a Delaware limited liability company (“Borrower”).

B.    Borrower, as landlord, and Tenant have entered into a lease dated ______________ as amended by amendments dated __________________ (the “Lease”) which leased to Tenant Suite No. ______________ (the “Leased Space”), consisting of __________________ rentable square feet on the ________________ (______) floor of the office building located on the Property (defined below).

C.    The Loan is or will be secured by the [Open-End] Mortgage, Assignment of Leases and Rents, Fixture Filing Statement and Security Agreement recorded or to be recorded in the official records of the County of Suffolk, Commonwealth of Massachusetts (together with all advances, increases, amendments or consolidations, the “Mortgage”) and the Assignment of Leases and Rents recorded or to be recorded in such official records (together with all amendments or consolidations, the “Assignment”), assigning to Lender the Lease and all rent, additional rent and other sums payable by Tenant under the Lease (the “Rent”).

D.    The Mortgage encumbers the real property, improvements and fixtures located at One Marina Park Drive in the City of Boston, County of Suffolk, Commonwealth of Massachusetts, commonly known as Fan Pier, and described on Exhibit “A” (the “Property”).
IN CONSIDERATION of the mutual agreements contained in this Agreement, Lender and Tenant agree as follows:

1.    The Lease and all of Tenant’s rights under the Lease are and will remain subject and subordinate to the lien of the Mortgage and all of Lender’s rights under the Mortgage and Tenant will not subordinate the Lease to any other lien against the Property without Lender’s prior consent.

2.    This Agreement constitutes notice to Tenant of the Mortgage and the Assignment and, upon receipt of notice from Lender, Tenant will pay the Rent as and when due under the Lease to Lender and the payments will be credited against the Rent due under the Lease. Tenant shall have no obligation to inquire as to the propriety of any such notice from Lender, or to see to the application of any payment made by Tenant to or at the direction of Lender.

3.    Tenant does not have any right or option to purchase any portion of or interest in the Property.

4.    Tenant and Lender agree that if Lender exercises its remedies under the Mortgage or the Assignment and if Tenant is not then in default beyond any applicable grace and cure periods under the Lease:

(a)    Lender will not name Tenant as a party to any judicial or non-judicial foreclosure or other proceeding to enforce the Mortgage unless joinder is required under applicable law but in such case Lender will not seek affirmative relief against Tenant, the Lease will not be terminated and Tenant’s possession of the Leased Space will not be disturbed;

(b)    If Lender or any other entity (a “Successor Landlord”) acquires the Property through foreclosure, by other proceeding to enforce the Mortgage or by deed-in-lieu of foreclosure (a “Foreclosure”), Tenant’s possession of the Leased Space will not be disturbed and the Lease will continue in full force and effect between Successor Landlord and Tenant; and

(c)    If, notwithstanding the foregoing, the Lease is terminated as a result of a Foreclosure, a lease between Successor Landlord and Tenant will be deemed created, with no further instrument required, on the same terms as the Lease except that the term of the replacement lease will be the then unexpired term of the Lease. Successor Landlord and Tenant will execute a replacement lease at the request of either.

5.    Upon Foreclosure, Tenant will recognize and attorn to Successor Landlord as the landlord under the Lease for the balance of the term. Tenant’s attornment will be self-operative with no further instrument required to effectuate the attornment except that at Successor Landlord’s request, Tenant will execute instruments reasonably satisfactory to Successor Landlord confirming the attornment.

6.    Successor Landlord will not be:

(a)    liable for any act or omission of any prior landlord under the Lease occurring before the date of the Foreclosure except for obligations of a continuing nature imposed on the landlord under the Lease;

(b)    required to credit Tenant with any Rent paid more than one month in advance or for any security deposit unless such Rent or security deposit has been received by Successor Landlord;

(c)    bound by any amendment, renewal or extension of the Lease that is inconsistent with the terms of the Lease or is not in writing and signed both by Tenant and landlord;

(d)    bound by any reduction of the Rent unless the reduction is pursuant to the terms of the Lease or is in connection with an extension or renewal of the Lease at prevailing market terms or was made with Lender’s prior consent;

(e)    bound by any reduction of the term of the Lease or any termination, cancellation or surrender of the Lease unless the reduction, termination, cancellation or surrender is pursuant to the terms of the Lease or occurred during the last six (6) months of the term or was made with Lender’s prior consent;

(f)    bound by any amendment, renewal or extension of the Lease entered into without Lender’s prior consent if the Leased Space represents fifty percent (50%) or more of the net rentable area of the building in which the Leased Space is located;

(g)    INTENTIONALLY OMITTED;

(h)     subject to any credits, offsets, claims, counterclaims or defenses that Tenant may have that arose prior to the date of the Foreclosure or liable for any damages Tenant may suffer as a result of any misrepresentation, breach of warranty or any act of or failure to act by any party other than Successor Landlord;

(i)    bound by any obligation to make improvements to the Property, including the Leased Space, to make any payment or give any credit or allowance to Tenant provided for in the Lease or to pay any leasing commissions arising in connection with the execution of the Lease, except that Successor Landlord will be bound to comply with the maintenance and repair and casualty and condemnation restoration provisions included in the Lease; or

(j)     liable for obligations under the Lease with respect to any off-site property or facilities for the use of Tenant (such as off-site leased space or parking) unless Successor Landlord acquires in the Foreclosure the right, title or interest to the off-site property.

7.    Lender will have the right, but not the obligation, to cure any default by Borrower, as landlord, under the Lease. Tenant will notify Lender of any default that would entitle Tenant to terminate the Lease or abate the Rent and any notice of termination or abatement will not be effective unless Tenant has so notified Lender of the default and Lender has had a thirty (30)-day cure period (or such longer period as may be necessary if the default is not susceptible to cure despite diligent efforts within thirty (30) days) commencing on the latest to occur of the date on which (i) the cure period under the Lease expires; (ii) Lender receives the notice required by this paragraph; and (iii) Successor Landlord obtains possession of the Property if the default is not susceptible to cure without possession.

8.    All notices, requests or consents required or permitted to be given under this Agreement must be in writing and sent by certified mail, return receipt requested or by nationally recognized overnight delivery service providing evidence of the date of delivery, with all charges prepaid, addressed to the appropriate party at the address set forth above.

9.    Any claim by Tenant against Successor Landlord under the Lease or this Agreement will be satisfied solely out of Successor Landlord’s interest in the Property and Tenant will not seek recovery against or out of any other assets of Successor Landlord. Successor Landlord will have no liability or responsibility for any obligations under the Lease that arise subsequent to any transfer of the Property by Successor Landlord.

10.    This Agreement is governed by and will be construed in accordance with the laws of the state or commonwealth in which the Property is located.

11.     Lender and Tenant waive trial by jury in any proceeding brought by, or counterclaim asserted by, Lender or Tenant relating to this Agreement.

12.     If there is a conflict between the terms of the Lease and this Agreement, the terms of this Agreement will prevail as between Successor Landlord and Tenant.

13.     This Agreement binds and inures to the benefit of Lender and Tenant and their respective successors, assigns, heirs, administrators, executors, agents and representatives.

14.     This Agreement contains the entire agreement between Lender and Tenant with respect to the subject matter of this Agreement, may be executed in counterparts that together constitute a single document and may be amended only by a writing signed by Lender and Tenant.

IN WITNESS WHEREOF, Lender and Tenant have executed and delivered this Agreement as of ____________, 20___.

LENDER:

TEACHERS INSURANCE AND ANNUITY
ASSOCIATION OF AMERICA,
a New York corporation

By:     _____________________________
Name:    _____________________________
Title:    _____________________________

TENANT:

_______________________________________,
a ________________________________________

By:    _________________________________
Name:    _________________________________
Title:    _________________________________

ACKNOWLEDGMENT

State of ___________

County of ___________

On this the ____ day of ____________, 20__ before me, the undersigned officer, personally appeared _______________________ who acknowledged himself to be the _______________________I of _________________________________, a corporation, and that he, as such ________________________ being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as __________________________.

In witness whereof I hereunto set my hand and official seal.

___________________________

___________________________
Title of Officer

ACKNOWLEDGMENT

State of ___________

County of ___________

On this the ____ day of ____________, 20__ before me, the undersigned officer, personally appeared _______________________ who acknowledged himself to be the _______________________I of _________________________________, a corporation, and that he, as such ________________________ being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as __________________________.

In witness whereof I hereunto set my hand and official seal.

___________________________

___________________________
Title of Officer

EXHIBIT A

Property Description

Exhibit H
Pro Forma Budget of FPOC Expenses

FPOC Common Area Maintenance Costs

Summary

Administration	Administration			
Salaries and Wages		$	226,200	
Office and Storage Rent		$	58,030	
Supplies		$	93,000	
Management Fee	Management Fee	$	175,000	
Audit Fee		$	15,000	This is not required under FPOC Documents
Repairs and Maintenance	R&M			
Salaries and Wages		$	187,475	
Supplies		$	172,000	
Landscaping	Landscaping			Based on high-quality 25 acre suburban office park
Landscaping		$	252,500	
Snow Management		$	210,000	This is a "wild card" - removal costs are high
Cleaning	Cleaning			
Cleaning Contract		$	109,701	Two 24-hour Public Bathrooms, Ferry Terminal, and 7-day Parkwide Maintenance
Cleaning Supplies		$	25,000	
Security	Security	$	252,757	2 Security Officers on the overnight
Dues	Dues	$	45,000	
Utilities	Utilities	$	107,000	
Insurance		$	100,000	Need to Check on this
Transportation	Transportation	$	300,000	
Public Events	Public Events	$	235,000	Based on 40+ Events
Taxes		$	-	
Capital	Capital			
Capital Reserves for Replacement		$	180,000	
Start - Up Expense Depreciation		$	43,143	
TOTAL		$	2,836,301	

PSF Costs

	These might not be the accurate area numbers					4% Growth	
	Area	Civic / Cultural Area		Building Share	2008 psf	2009 psf	2010 psf
Building A	497,420		17.0%	$ 482,006	$ 0.97	$ 1.01	$ 1.05
Building B	430,536		14.7%	$ 417,195	$ 0.97	$ 1.01	$ 1.05
Building C	241,395		8.2%	$ 233,915	$ 0.97	$ 1.01	$ 1.05
Building D	238,227	14,760	8.1%	$ 230,845	$ 0.97	$ 1.01	$ 1.05
Building E	302,105		10.3%	$ 292,744	$ 0.97	$ 1.01	$ 1.05
Building F	487,984		16.7%	$ 472,863	$ 0.97	$ 1.01	$ 1.05
Building H	221,392	26,240	7.6%	$ 214,532	$ 0.97	$ 1.01	$ 1.05
Building I	507,942		17.4%	$ 492,202	$ 0.97	$ 1.01	$ 1.05
Building J		66,000	0%				
Total	2,927,001	107,000	100.0%	$ 2,836,301	$ 0.97

FPOC Administrative Expenses

Salaries	FPOC Allocation	Base Salary	Bonus Potential	Benefits @ 30%	Total Compensation	FPOC Cost	Subtotal
Property Manager	50%	$ 98,000	$ 15,000	$ 29,400	$ 142,400	$ 71,200	
Accounting / Reporting	50%	$ 70,000	$ 10,000	$ 21,000	$ 101,000	$ 50,500	
Administrative Support	20%	$ 50,000		$ 15,000	$ 65,000	$ 13,000	
Dock Master	50%	$ 75,000	$ 8,000	$ 22,500	$ 105,500	$ 52,750	
Director of Event Programming	50%	$ 55,000	$ 6,000	$ 16,500	$ 77,500	$ 38,750	
							$ 226,200

Office Rent		Area s.f.	S. F. Cost	Annual Cost	FPOC Cost	Subtotal
Property Manager	50%	180	$ 70	$ 12,600	$ 6,300	
Accounting / Reporting	50%	160	$ 70	$ 11,200	$ 5,600	
Administrative Support	50%	100	$ 70	$ 7,000	$ 3,500	
Dock Master	50%	120	$ 70	$ 8,400	$ 4,200	
Director of Event Programming	50%	120	$ 70	$ 8,400	$ 4,200	
Engineering Manager	30%	160	$ 70	$ 11,200	$ 3,360	
Conference Room	30%	250	$ 70	$ 17,500	$ 5,250	
Kitchen	30%	120	$ 70	$ 8,400	$ 2,520	
Common Area	30%	300	$ 70	$ 21,000	$ 6,300	
Storage Space - Equipment and Supplies	80%	600	$ 35	$ 21,000	16800	
						$ 58,030

FPOC Supplies			
Office Supplies / Rentals	50%	$ 25,000	
Telephones	50%	$ 20,000	
IT Connection / License Fees	50%	$ 45,000	
Training	50%	$ 3,000	
			$ 93,000

Audit Fees		
	$ 15,000	
		$ 15,000

FPOC Repair and Maintenance Expenses

Salaries	FPOC Allocation	Base Salary	Bonus Potential / Overtime	Benefits @ 30%	Total Compensation	FOPC Cost	Subtotal
Engineering Manager	25%	$ 96,000	$ 15,000	$ 28,800	$ 139,800	$ 34,950	
Chief Engineer	25%	$ 90,000	$ 12,000	$ 27,000	$ 129,000	$ 32,250	
Senior Engineer	25%	$ 75,000	$ 10,000	$ 22,500	$ 107,500	$ 26,875	
Engineer	50%	$ 58,000	$ 5,000	$ 17,400	$ 80,400	$ 40,200	
Engineer	50%	$ 58,000	$ 5,000	$ 17,400	$ 80,400	$ 40,200	
Administrative Support	20%	$ 50,000		$ 15,000	$ 65,000	$ 13,000	
							$ 187,475

Supplies							
Electrical Supplies	100%	$ 50,000				$ 50,000	
Plumbing Supplies	100%	$ 50,000				$ 50,000	
Generator Supplies	100%	$ 20,000				$ 20,000	
Hand Tools	100%	$ 10,000				$ 10,000	
Vehicle Maintenance	100%	$ 10,000				$ 10,000	
Equipment Maintenance	100%	$ 10,000				$ 10,000	
Hardware	100%	$ 10,000				$ 10,000	
Uniforms	100%	$ 12,000				$ 12,000	
							$ 172,000

FPOC Cleaning Expenses

Hours	Monday	Tuesday	Wednesday	Thursday	Friday	Saturday	Sunday	Total	
Cleaner 1	8	8	8	8	8	8	8	56	
Cleaner 2	3	3	3	3	3	3	3	21	**77**
Day Porter 1	8	8	8	8	8	8	8	56	
Day Porter 2	3	3	3	3	3	3	3	21	**77**

	Hours Quantity	Rate	Frequency	Total Cost	FPOC allocation	Annual FPOC Cost	
Contract Cleaning	77	$18	52	$ 72,072	70%	$ 50,450.40	
Day Porters	77	$18	52	$ 72,072	70%	$ 50,450.40	
Glass Cleaning	10	$25	4	$ 1,000	100%	$ 1,000.00	
Trash Removal	1	$150	52	$ 7,800	100%	$ 7,800.00	
							$ 109,701

Cleaning Supplies	**$ 25,000**

FOPC Security Costs

Security Contract Services	Hours Monday	Tuesday	Wednesday	Thursday	Friday	Saturday	Sunday	Total Hours
Security Officer 1	8	8	8	8	8	8	8	56
Security Officer 2	8	8	8	8	8	8	8	56
Security Officer 3	8	8	8	8	8	8	8	56
Security Officer 4	8	8	8	8	8	8	8	56
Security Supervisor	3	3	3	3	3	3	3	21
								245

	Hours Quantity	Rate	Frequency	Total Cost	FPOC allocation	Annual FPOC Cost	Total
Security Officers	245	$22	52	$ 280,280	90%	$ 252,252	
							$ 252,252

FPOC Capital Start-up Costs and FPOC Reserve for Replacement

Start-up Costs		FPOC Allocation	Cost	FPOC Costs	Estimated Life	Annual Depreciation	
Sidewalk and Roadway Sweeper	1	50%	$ 40,000	$ 20,000	7	$ 2,857	
Bobcat and Attachments	1	80%	$ 25,000	$ 20,000	7	$ 2,857	
Cricket Transportation Vehicle	1	100%	$ 25,000	$ 25,000	7	$ 3,571	
Holiday Decorations	1	100%	$ 35,000	$ 35,000	7	$ 5,000	
Pick-up Truck	1	80%	$ 20,000	$ 16,000	7	$ 2,286	
Mobile Stage/AV/Lighting	1	100%	$ 150,000	$ 150,000	7	$ 21,429	
Maintenance Cart	2	80%	$ 10,000	$ 16,000	7	$ 2,286	
Small Tools	1	100%	$ 20,000	$ 20,000	7	$ 2,857	
			$ 325,000	$ 302,000			$ 43,143

Reserve for Capital Replacement		FPOC Allocation	Cost	FPOC Costs	Annual Reserve
Road Maintenance / Repairs	1	100%	$ 85,000	$ 85,000	
Sidewalk Maintenance / Repairs	1	100%	$ 85,000	$ 85,000	
Street Furniture Replacement	1	100%	$ 25,000	$ 25,000	
Interior Capital Repalcement	1	100%	$ 25,000	$ 25,000	
Shade Structure on WTD	1	100%	$ 10,000	$ 10,000	
					$ 230,000

Exhibit I
Memorandum Outlining Landlord’s Sustainable Design Strategies

ONE MARINA PARK DRIVE:

SUSTAINABLE DESIGN STRATEGIES

LEED (Leadership in Energy and Environmental Design) is a tool to help design teams and owners define project goals, identify green design strategies, measure and monitor progress and documents success. The LEED rating system provides criteria for credits earned for addressing specific environmental impacts of building design, construction operations and maintenance in five key areas – sustainable site development, water savings, energy efficiency, material selection and indoor air quality. ONE Marina Park Drive has attained a Gold rating from the US Green Building Council.

Some of the key "Green" features of ONE Marina Park Drive that helped it achieve the Gold rating include the following:

- ONE Marina Park Drive's heating / ventilation / air conditioning system is designed to reduce energy consumption by 10 – 15% compared to the already stringent requirements of the Massachusetts State Energy Code.
- ONE Marina Park Drive uses innovative, water efficient plumbing fixtures that will reduce water use by over 30%.
- To increase indoor air quality, ONE Marina Park Drive uses sophisticated ventilation control systems that will deliver, when needed, filtered outdoor fresh air to the occupied spaces at least 30% above standard. In addition, indoor air contaminants are reduced through the use of low-emitting paints, coatings, adhesives, sealants, and composite wood products and carpets.
- At least 10 % of the material used to construct ONE Marina Park Drive was recycled material.
- A construction waste management plan has been developed that will divert from the waste stream and recycles at least 50% of construction debris.
- At least 50% of the wood-based materials in the project is certified to have been grown, harvested and produced in a sustainable manner.
- To reduce the burden on transportation infrastructure and fuel consumption associated with transportation, at least 10% of the materials used to construct ONE Marina Park Drive were extracted, processed and manufactured within 500 miles of the project site.
- To accommodate bicycle commuters, bicycle racks are provided in the underground parking garage and a shower and changing room is provided on every office floor.
- To encourage the use of low-emitting and fuel efficient vehicles at least 5% of the parking spaces within the underground parking garage are reserved for preferred parking for hybrid and fuel efficient vehicles.
- To encourage carpooling and reduce the number of single occupant vehicle trips to the site, at least 3% of the parking spaces within the underground parking garage will be reserved for preferred parking for carpools and vanpools.
- Over 52% of Fan Pier will be publicly-accessible open space. New park space will be created along the entire length of the waterfront as well as on the former parking lot adjacent to ONE Marina Park Drive. Park space is designed to promote storm water infiltration and reduce runoff. Plant species have been selected and the irrigation system has been designed to reduce the amount of water required for irrigation.
- As part of the development of the marina, the Fan Pier Cove bottom will be re-contoured, improving the marine habitat within the cove. Also, granite blocks will be will be removed from the harbor bottom adjacent to the sea wall to enhance the marine habitat for native fish species.

FAN PIER

Exhibit J
OTIS

ONE MARINA PARK DRIVE
OFFICE TENANT INTERIOR STANDARDS

1. OVERVIEW : OUTLINE OF SYSTEMS AND TENANT PROVISIONS

1.1 Code
1.2 Structural
1.3 Architectural, Building Materials, Interior Finishes
1.4 Mechanical
1.5 Electrical
1.6 Plumbing
1.7 Fire Protection
1.8 Tel / Data
1.9 Security

2. KEY PLANS AND BUILDING INTERFACE DETAILS

2.1 Infrastructure Key Plans

A. EXHIBIT 1- Garage Level B-1 Plan
B. EXHIBIT 2- Level 1, Ground Floor
C. EXHIBIT 3- Level 2 Core
D. EXHIBIT 4- Typical Floor Cores, Levels 3-18
E. EXHIBIT 5- Penthouse / Roof Plan
F. EXHIBIT 6- Typical Floor Section

2.2 Details at Office Levels 2-18

A. EXHIBIT -7 Column Enclosure at Curtainwall
B. EXHIBIT -8 Column Enclosure at Curtainwall; corner condition
C. EXHIBIT -9 Interior Wall / Curtainwall Condition
D. EXHIBIT -10 Head and sill detail, Bay Window, Floor 2
E. EXHIBIT -11 Head and sill detail, Ribbon Window, Floor 3
F. EXHIBIT -12 Head and sill detail, typical punched opening, Floors 4-18
G. EXHIBIT -13 Head and sill detail, typical curtainwall condition, Floors 2-18

2.3 Elevator Lobbies

A. EXHIBIT -14 Elevator Lobby – Single Tenant Floor Plan
B. EXHIBIT -15 Elevator Lobby – Single Tenant Lobby Elevation
C. EXHIBIT -16 Elevator Lobby – Multi Tenant Floor Plan
D. EXHIBIT -17 Elevator Lobby – Multi Tenant RCP
E. EXHIBIT -18 Elevator Lobby – Multi Tenant Lobby Elevation

Section 1 Page 1
31 December 2009

ONE MARINA PARK DRIVE
OFFICE TENANT INTERIOR STANDARDS

3. SUSTAINABILITY (LEED)

3.1 - Introduction
3.2 - Project Site
3.3 - Energy Efficiency
3.4 - Water Efficiency
3.5 - Indoor Environmental Quality
3.6 - Environmentally Considered Materials
3.7 - LEED for Commercial Interiors (LEED – CI) Summary and Tenant Recommendations

Section 1 Page 2
31 December 2009

ONE MARINA PARK DRIVE
OFFICE TENANT INTERIOR STANDARDS

One Marina Park Drive, the first class A office tower at Fan Pier, is an 18 story building, approximately 525,000 square feet, designed to accommodate 2 floors of "streetscape" retail and 16 levels of office space. Additionally, the building includes 3 levels of underground parking.

The first class building lobby, two stories in height with glass exterior walls, will command spectacular views of the waterfront park and marina; finishes to include natural stones and woods. The lobby provides direct access to approximately 375 self-park parking spaces located in a 3 level underground parking garage directly beneath the building. It will also provide amenities and services such as 24 hour security, concierge and access to restaurants and café's.

The office tenant floors, 16 floors at approximately 29,000 sq. ft. each, provide over 465,000 square feet of gross area. The floor plate size along with a 55' column free span between the building core and exterior wall provides office tenants design flexibility for both open and closed office configurations.

1. OVERVIEW : OUTLINE OF SYSTEMS AND TENANT PROVISIONS

1.1 CODE

Construction Type

Type 2A, protected, non combustible construction as specified in 780 CMR Table 602

Occupancy Types

One Marina Park Drive is designed for the following non-separated mixed-uses as per 780 CMR §313.1.1:

Use Group Classification	Uses*
Use Group A-3, Assembly	Conference/Meeting Rooms, Restaurants
Use Group B, Business	Offices
Use Group F-2 / F-2	Mechanical Equipment Rooms
Use Group M, Mercantile	Retail Shops
Use Group S-1 / S-2, Storage	Storage Rooms
Use Group S-2, Storage	Passenger Vehicle Parking Garage

Section 1 Page 3
31 December 2009

ONE MARINA PARK DRIVE
OFFICE TENANT INTERIOR STANDARDS

1.2 STRUCTURAL

The structure is designed to accommodate a floor live load 100 lbs. (including partitions).

The structure consists of a concentrically braced core supporting a composite steel and concrete floor, with substantially column free floors from core to perimeter wall. Floor to floor heights are 18'-0" at floor 1, 16'-8" at floor 2 (to accommodate retail tenants), and 12'-6" at the typical office floors. Typical floor ceiling height, floors 3-18, is 9'-0" measured from the core floor.

Minimum floor leveling requirements will be ¼" over 10'.

The structure can be locally reinforced to accommodate the use of high density filing systems or other special loading requirements on a case-by-case basis. Work must be reviewed and approved by Landlord's structural engineer prior to construction and will be at Tenant's expense.

1.3 ARCHITECTURAL

Curtainwall: High performance, thermally broken frames based on Kawneer 1600 or equal, designed and engineered in accordance to Massachusetts State Building Code

Glazing: 1" insulating unit, tinted low E,

Base Building Lobby: Security / concierge desk, direct access to parking and abutting retail, direct access to back of house space (loading, recycling, mail) entries at Northern and Marina Park Drive

Enclosed Loading docks: Accommodations have been made for (2) 35' trailers as well as a waste dumpster sized for both retail and office use. Hydraulic dock levelers and dock bumpers are provided at each dock. The loading area has direct and secure access to the dedicated service elevator.

A recycling room has been provided for tenant use adjacent to the loading / and trash area. Recycling to be managed by owner.

Base building mail room is located at the first floor service area adjacent to the secured building elevator lobby. All deliveries / pick ups (FedEX, UPS, USPS, etc.) to be accommodated.

Elevators

Office Passenger Elevators:

(4) passenger elevators, 3500# capacity @ 700 fpm, serving floors 1-10

(4) passenger elevators, 3500# capacity @ 700 fpm, serving floors 1, 10-18

Section 1 Page 4
31 December 2009

ONE MARINA PARK DRIVE
OFFICE TENANT INTERIOR STANDARDS

Dedicated Service Elevator:
(1) service elevator, 4500# capacity @ 500 fpm, serving floors 1-18
Service elevator has direct access to enclosed loading dock

Garage Elevators:
(2) garage passenger elevators, 2500# capacity @ 350 fpm serving floors 1 and B1-B3

All elevator cab interior finishes by owner. Elevator call buttons and hall lanterns are satin stainless steel. Elevator doors are satin stainless steel (floors 1-2) and painted steel (floors 3-18)

Signage:
For all typical office tenants, identity signage which faces a public corridor or lobby, or is visible from the exterior shall be approved by the Landlord.

Signage provided by owner:
Exterior:
1.Exterior building main entrance signage-address identity
2.Loading dock door signage
3.Service entry information signage

Interior:
1.Interior common rooms identity signage
2.Floor level identity signage (inside and outside of stairwell door)
3.Elevator information (lobby) signage
4.Interior code required core/shell signage

Door and Hardware

Tenant Doors:
Entry doors at single tenant floors and multi-tenant corridors to be approved by owner. Framed glass, herculite, and wood doors acceptable

Base Building Core Doors (by owner):
Service doors: Hollow metal doors primed, hollow metal frames primed
Floor Elevator Lobby Vestibules: Solid wood doors (on hold opens) primed, hollow metal frames primed
Bathrooms, shower room, janitor closet: Solid wood door painted, hollow metal frame painted

Closers:
All Tenant door closers shall be installed on the Tenant side.

Door hardware:
Care should be taken to coordinate the hardware finish with all other adjacent finishes. Tenant hardware shall match base building hardware standard in common/public areas; satin stainless steel.

Section 1 Page 5
31 December 2009

ONE MARINA PARK DRIVE
OFFICE TENANT INTERIOR STANDARDS

All tenant locks on doors to premises must be part of the Landlord's master key system to assure fire department access to all areas. The Landlord's master key system is a SMALL FORMAT INTERCHANGABLE CORE (SFIC) with 6-pins.

Hollow metal doors and frames:
Provide welded, mitered frame construction at locations facing Building Common Corridors. Knock-down frames are permitted within Tenant space.

Ceiling Finish :

Building Perimeter (at windows): It is the owner's goal to maintain a consistent appearance from the exterior. White acoustical ceiling tiles (2x2), or white drywall soffits at 9'-0" A.F.F.are acceptable

Office Floor Elevator Lobbies (single tenant): To be designed by tenant, approved by owner

Multi-tenant corridors: Owner provided drywall ceiling at elevator lobby and ACT at corridors

Building core (service rooms, toilet rooms): Provided by owner.

Paint / Wall Standards:

Office Floor Elevator Lobbies (single tenant) To be designed by tenant, approved by owner

Multi-tenant corridors: painted / maintained by owner

Building core (service rooms, toilet rooms): painted / maintained by owner

Column Enclosures:

Building Perimeter (at windows): a consistent appearance from the exterior is desired; column enclosures (by tenant) to be of drywall construction, (square, tight to column) and painted a neutral color.

Perimeter Window Sills:

Building Perimeter (at windows): All window sills are at approximately 8" to 11" AFF to allow for elec. and tel/data at the perimeter (by tenant). Window sill framing by owner and finish by tenant.

Window Blinds:

Exterior windows, floors 2-18: Owner to supply building standard blinds for installation by tenant. Special blind conditions (black out shades at conference rooms, etc) are by the tenant and to be approved by owner

1.4 MECHANICAL / HVAC

The HVAC systems will be capable of maintaining indoor conditions no higher than 78°, 50% RH when outdoor conditions are no higher than 91°F DB and 74°F WB, and no lower than 72°F DB when the

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outdoor conditions are no lower than 9°F DB. No provision for humidification is provided in the base building system. Tenant may install humidification if required for tenant's specific needs.

Outdoor air will be introduced to the building at a minimum rate of 20 cfm per person, assuming one person per 150 square feet of gross usable floor area.

Internal heat gain will be calculated on the basis of sustained peak loading conditions of one person per 150 square feet of gross usable floor area and a combined lighting and power load of 5.0 watts per gross usable square foot area

Heated supply air temperature will be 95°F to 110°F. Cooled supply air temperature will be 55°F to 58°F.

Total cooling capacity per floor is 80 tons (65 tons for general air conditioning and 15 tons for supplemental cooling).

Perimeter zones typically 15 feet deep by maximum 40 feet length or as dictated by perimeter offices. Interior zones maximum 2000 square feet area. The Titus TBDI-10, 4 foot split throw linear diffuser was used as the basis of design for a perimeter linear diffuser.,

Gas-fired hot water heating system: Building hot water is circulated throughout the public areas via variable speed pumps. Hot water loop on each office floor is available for tenant tie-in. Hot water supply temperature shall be +/-180°F. Heating for typical office tower floor shall be via fan boxes with hot water heating coils. The HWS/R piping loop is provided under base building, the tie in connections to (FP VAV boxes) are under tenant fitout. Tenant to provide isolation valves and balancing shutoff valves at each piece of equipment.

A central automatic temperature control system consisting of direct digital controls (DDC) and appurtenances is provided for tenant use by base building owner. Connections of fan powered boxes, pumps and associated systems, and the tie into the owner's central control system is by tenant.

A General exhaust duct riser with 14 inch X 12 inch capped connections and constant volume box, has been provided at each level by owner.

Sound attenuation has been provided by owner at the the following locations:

- All Mechanical Equipment Room ductwork is externally insulated
- Attenuation sound traps and insulation are located at all locations where ductwork exits the MER
- All Medium Pressure ductwork is fully insulated (external) throughout

Provisions for on-floor supplemental (24/7) cooling via capped and valved condenser water connections sized for 15 tons per floor is provided by landlord. If the tenant chooses to utilize this excess capacity, the tenant will be responsible for the cost of condenser water at the prevailing rate. The consumption will be determined by a water meter installed on the condenser water line by the Tenant.

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1.5 ELECTRICAL

Electrical power distribution system will be at 480/277 volts, 3 phase, 4-wire fed from two unit substations stepping down utility 13.8kV service to 480/277V. Dry type transformers will be utilized to step down 480V. to 208/120V. power for respective equipment. Distribution system will supply power as follows:

480 volts, 3 phase to all mechanical, plumbing, and fire protection equipment motors ½ horsepower and larger and electric heating equipment 3kW and larger.

277 volts, single phase to all fluorescent and H.I.D. lamp type luminaires.

120 volts, single phase to all incandescent luminaires.

120 volts, single phase to all general convenience receptacle outlets.

120 volts, single phase; 208 volts, single phase and/or 208 volts, 3 phase to equipment utilizing direct connections or receptacles, as determined by requirements of specific equipment.

Tenant floors 2 - 18 are served via two busways that rise vertically through the buildings core electric rooms:

- One busway serves floors 2 - 9 and the other serves floors 10 -18. The plug-in busways serve on floor tenant lighting, receptacles and miscellaneous office equipment. Each tenant floor has capacity of 7.8 watts/SF for tenant lighting, receptacles and miscellaneous office equipment. This is roughly 40 amps for lighting at 277/480V(1.25w/sf) and 450 amps (6.5w/sf) for receptacles and miscellaneous power at 120/208V.
- The tenant is responsible for the plug-in disconnect on the busway at each floor and distribution beyond that point. (panels and transformers).

<u>Metering will be accomplished as follows:</u>

- Service to the building is primary metered at the NSTAR primary meter room.
- *Separate Meters:* Tenant space shall be separately metered for electrical consumption which shall include, but not be limited to, lights, plugs and power (including, without limitation, power for the fans for VAV boxes). Tenant shall install said meter(s), at its expense, and shall pay the utility company directly for its actual consumption as measured by the meter(s).

<u>The emergency electrical power system will consist of:</u>

- Diesel powered emergency generator sized to meet the power demands of base building emergency and standby equipment. Generator will be located in the rooftop mechanical penthouse.

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- An emergency power distribution system will supply power to the following: luminaries illuminating egress passages and stairs, exit signs, elevators (one-at-a-time basis), fire alarm system, fire pump, stairwell smoke supply and exhaust fans, security equipment, garage exhaust fans, cooling tower pan heaters, generator fuel oil pumps, circulating pumps, ATC equipment, building management equipment.

- Automatic transfer switches will transfer the building distribution system to the emergency power system. Transfer switches will be provided for emergency distribution system, elevators and standby loads.

- Tenant is responsible for back-up generation, if required by tenant, including transfer switch, fuel distribution to generator, controls, associated base building modifications and permits as required.

1.6 PLUMBING

- Domestic water system will be supplied by metered service from a public water main, with operating pressure provided above code standard, 40 psi. Electric domestic water heaters serving 3 to 4 floors with a recirculation system will be provided for toilet room hot water.

- Natural gas system to supply base building heating system. Building gas service is sized to allow for future restaurants, future generators, and future tenant cooking loads.

- The building will have one (1) water cooler per floor, specified for lead-free fabrication, compliant with ADA accessibility guidelines (Hi-lo fountain).

1.7 FIRE PROTECTION

The Base Building provides distribution piping and sprinkler heads for common areas such as mechanical rooms, toilets, etc. and general coverage (15' x 10' grid) with upturned heads in Tenant areas. Each floor's loop will be individually valved off the riser and can be drained.

1.8 TELEPHONE / DATA

Main Data Room- Redundant underground telephone and data service is provided to the MDF Room at Garage level B-1. Provisions have also been made for connectivity to all future Fan Pier buildings; conduits by owner.

Tenant Riser- Sleeves by owner, tel data feeds by tenant and service provider
A total of (3) 4" sleves provided at each tenant floor in tele/data rooms, levels 2-18

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1.9 SECURITY

Lobby - 24/7 Security desk, passenger elevator lobby secured by turnstiles, cameras throughout lobby

Elevators – Card readers in all (8) passenger elevators serving floors 1-18

Back of House Spaces- Card readers provided by owner at all corridor doors and exterior loading dock. Cameras are also located throughout the loading dock area

Stairwell doors will accommodate tenant card readers; Circuitry, card reader, and any hardware modifications to be provided by tenant and approved by owner

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OFFICE TENANT INTERIOR STANDARDS

2. KEY PLANS AND BUILDING INTERFACE DETAILS

NOTES:

- All utility points and connections shown diagrammatically; refer to record drawings for exact dimensions
- All architectural details at the interface of the base building exterior wall and the tenant interior fit-out must be approved by the Owner. Careful attention should be given to maintaining a consistent appearance of the interior from the exterior.

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BOND DRIVE
Storage
Water
Transformer Vault
(floor at M B-2)
Fire Pump
Parking Office
Elevator Lobby
Ramp to Street
MARINA PARK DRIVE
NORTHERN AVENUE
NORTH

BUILDING INFRASTRUCTURE KEY

1. Main Electric Room, Access at B-2 Level 13.8 KV service distributed as 480/277V, 3 phase, 4 wire fed
2. Main Tel / Data Room
   - Primary feed from Marina Park Drive
   - Secondary Feed from Northern Ave
   - Provisions for connectivity to Parcels A and E
3. Main Water Meter Room
4. Security Call Box Locations , all floors
5. Elevators to building lobby only, monitored by security desk
6. Parking Service Office w/ Attendant
7. Building Engineering Office

GARAGE LEVEL B-1 INFRASTRUCTURE KEY PLAN
EXHIBIT 1

ELKUS | MANFREDI ARCHITECTS
Section 2 Page 12
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BOND DRIVE
FAN PIER BOULEVARD
MARINA PARK DRIVE
NORTHERN AVENUE
Lobby
Retail
NORTH
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15

BUILDING INFRASTRUCTURE KEY

1. Security Desk
2. Security Turnstiles - (4) with card reader access
3. Cardreader security at tenant elevators, (8) total
4. Egress Stair 1 - Exit to Lobby and Marina Park Drive
5. Egress Stair 2 - Direct Exit to Bond Driv
6. Loading Dock- (2) docks w/ levelers, (1) dock for trash
7. Loading Dock Security- Camera at dock door w/ call service to security desk
8. Card reader / security point at loading dock corridor
9. Mail Room w/ drop off for USPS, FedEx
10. Recycling Room
11. Service Elevator
12. Private / secure back of house corridor for office / retail tenant use
13. 22x18 Kitchen Exhaust Location
14. 30x28 Kitchen Exhaust Location
15. Provisions for Exhaust at first floor plenum, owner provided louvers

LEVEL 1 INFRASTRUCTURE KEY PLAN
EXHIBIT 2

ELKUS | MANFREDI ARCHITECTS
Section 2 Page 13
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BOND DRIVE
FAN PIER BOULEVARD
MARINA PARK DRIVE
NORTHERN AVENUE
Mechanical
NORTH

BUILDING INFRASTRUCTURE KEY

1. Elevator Lobby - transition for high/low bank occurs at floor 10
2. Cardreader security at tenant elevators, (8) total
3. Tenant corridor (finishes by owner to match lobby) at floor 2 only
4. Cardreaders at egress stairs by tenant
5. Cardreader by tenant at tenant entries
6. Service Elevator
7. (1) shower room per floor, by owner
8. Tel-Data: (1) 4" conduit line
9. Tel-Data: (2) 4" conduit sleeves
10. Base Building Electric Room , bus duct riser location
11. Tenant Electric Panel Board Location
12. CW, 1" capped for tenant use
13. 4" sanitary line, capped
14. 12" gas riser
15. Sprinkler loop, owner installed
16. HW loop for tenant VAV: 2 1/2" HWR, 2 1/2" HWS main
17. Main Mechanical Room
18. Medium Pressure ring duct, owner installed
19. Space available for tenant office kitchen exhaust; (2) 28x12 and (1) 18x18
20. General exhaust riser; capped duct at each floor (1) 24x14

LEVEL 2 INFRASTRUCTURE KEY PLAN
EXHIBIT 3

ELKUS | MANFREDI ARCHITECTS

Section 2 Page 14
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BOND DRIVE
FAN PIER BOULEVARD
MARINA PARK DRIVE
NORTHERN AVENUE
NORTH
1
2
3
4
BUILDING INFRASTRUCTURE KEY
1 Base Building Emergency Generator
2 Provisions for (4) Tenant Generators
3 Tenant Exhaust Riser
4 Provisions for Kitchen Exhaust Fans (3); Office Tenants Floors 2-18

PENTHOUSE / ROOF PLAN INFRASTRUCTURE KEY PLAN

EXHIBIT 5

ELKUS | MANFREDI ARCHITECTS

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floor slab
W18x97
perim. beam
2'-9 3/4"
clear
1'-1"
clearance
2'-11 3/4"
plenum
2"
finished ceiling
MEP CLEARANCE:
2'-9 3/4" plenum
1'-1" at perimeter beam
12'-8"
9'-0" CEILING

TYPICAL CEILING SECTION AT BUILDING PERIMETER

floor slab
2'-9 3/4"
clear
1'-10"
clearance for
trunk duct at truss
2'-11 3/4"
plenum
2"
finished ceiling
MEP CLEARANCE:
2'-9 3/4" plenum
1'-10" clearance through truss
12'-4"
9'-0" CEILING

TYPICAL CEILING SECTION

TYPICAL FLOOR SECTION , CEILING / PLENUM DIMENSIONS

EXHIBIT 6

ELKUS | MANFREDI
ARCHITECTS

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B
1
2'-0"
STRUCTURAL STEEL COLUMN WITH SPRAY-ON FIREPROOFING (BASE BUILDING)
PTD GWB ON LG METAL FRAMING (TENANT)
INTERIOR PARTION; LOCATED AT VERTICAL WINDOW MULLION (TENANT)
2'-0"
2'-4"
3 1/2"
4"
7 1/2"
3 1/2" diffuser zone at ceiling
4" vertical blind "zone" at ceiling
INSULATED GLASS CURTAIN WALL SYSTEM

COLUMN ENCLOSURE AT CURTAINWALL
EXHIBIT 7

ELKUS | MANFREDI ARCHITECTS
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A
1
2'-4"
2'-0"
PTD GWB ON LG METAL FRAMING (TENANT)
STRUCTURAL STEEL COLUMN WITH SPRAY-ON FIREPROOFING (BASE BUILDING)
2'-0"
1"
3 1/2"
4"
7 1/2"
2'-4"
3 1/2" diffuser zone at ceiling
4" vertical blind "zone" at ceiling
INSULATED GLASS CURTAIN WALL SYSTEM

COLUMN ENCLOSURE AT CURTAINWALL - CORNER CONDITION

EXHIBIT 8

ELKUS | MANFREDI ARCHITECTS

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NOTE: WHERE INTERIOR PARTION IS NOT LOCATED AT VERTICAL WINDOW MULLION, WALL TRANSITION MUST OCCUR 9" MIN. FROM WINDOW PERIMETER (TENANT)
INTERIOR PARTION; LOCATED AT VERTICAL WINDOW MULLION (TENANT)
NOTE:
-INTERIOR PARTION NOT TO BE MECHANICALLY FASTENED TO WINDOW MULLION.
-MULLION AND PARTITION TO BE SEPARATED BY GASKET / SEALANT
3 1/2" diffuser zone at ceiling
4" vertical blind "zone" at ceiling
3 1/2"
4"
7 1/2"
INSULATED GLASS CURTAIN WALL SYSTEM

INTERIOR PARTION; LOCATED AT VERTICAL WINDOW MULLION (TENANT)
NOTES:
-INTERIOR PARTION NOT TO BE MECHANICALLY FASTENED TO WINDOW MULLION.
-MULLION AND PARTITION TO BE SEPARATED BY GASKET / SEALANT
-PARTITON TO HAVE FINISHED DEGES
3 1/2" diffuser zone at ceiling
4" vertical blind "zone" at ceiling
3 1/2"
4"
7 1/2"
INSULATED GLASS CURTAIN WALL SYSTEM

INTERIOR PARTITION / CURTAIN WALL DETAIL
EXHIBIT 9

ELKUS | MANFREDI ARCHITECTS
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Floor 3
16'-8"
Floor 3
16'-8"
Finished Ceiling (tenant)
Fin. Ceiling
12'-0"
Metal Panel closure plate, removable for use of exhaust louver (owner)
Louver
10'-4 1/2"
Metal Panel closure plate (owner)
Top of Mullion
9'-5 1/2"
Glazing
Top of Mullion
0'-11"
Mtl. panel sill closure plate, color matches curtainwall (owner)
Fin. Floor
EL 0'-0"

INTERIOR ELEVATION

Finished Ceiling (tenant)
Supply Diffuser (tenant)
Mtl. panel closure plate (owner)
Alum. panel closure plate (owner)
Blocking (owner)
Vertical Blind (tenant installed)
4"
F.O. GLass
F.O. Window Mullion
Metal panel closure plate at curtainwall sill (owner)
Sill framing and finish, optional at curtainwall (tenant)

SECTION

HEAD AND SILL DETAIL - BAY WINDOW , FLOOR 2
EXHIBIT 10

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Section 2 Page 21
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Fin. Floor
12'-6"
Finished Ceiling (tenant)
Fin. Ceiling
EL 9'-0"
Finished Ceiling (tenant)
Supply Diffuser (tenant)
Blocking (tenant)
Vertical Blind (tenant installed)
F.O. Glass
F.O. Window Mullion
Glazing
Top of Mullion
EL 1'-9"
Sill framing (owner)
Sill finish (tenant)
Finished sill (tenant), framing of sill (owner)
Fin. Floor
EL 0'-0"
INTERIOR ELEVATION
SECTION

HEAD AND SILL DETAIL -RIBBON WINDOW, FLOOR 3

EXHIBIT 11

ELKUS | MANFREDI ARCHITECTS

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OFFICE TENANT INTERIOR STANDARDS

Fin. Floor
12'-0"
Finished Ceiling
Fin. Ceiling
EL 9'-0"
Finished Ceiling
(tenant)
Supply Diffuser
(tenant)
Blocking (tenant)
Vertical Blind
(tenant installed)
F.O. Glass
F.O. Window Mullion
Glazing
Glazing
Top of Mullion
2'-10"
Sill framing (owner)
Sill finish (tenant)
Top of Mullion
0'-11"
Finished sill (tenant), framing of sill (owner)
Fin. Floor
EL 0'-0"
INTERIOR ELEVATION
SECTION

HEAD AND SILL DETAIL - TYPICAL PUNCHED OPENING, FLOORS 4-18

EXHIBIT 12

ELKUS | MANFREDI ARCHITECTS

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OFFICE TENANT INTERIOR STANDARDS

Fin. Floor
12'-6"
Finished Ceiling
Fin. Ceiling
EL 9'-0"
Glazing
Top of Mullion
0'-11"
Mtl. panel sill closure plate,
color matches curtainwall (owner)
Fin. Floor
EL 0'-0"
INTERIOR ELEVATION
4"
4"
Finished Ceiling
(tenant)
Supply Diffuser
(tenant)
Blocking (tenant)
Vertical Blind
(tenant installed)
F.O. Glass
F.O. Window Mullion
F.O. column
beyond
Metal panel closure
plate at curtainwall
sill (owner)
Sill framing and finish,
optional at curtainwall
(tenant)
SECTION

HEAD AND SILL DETAIL - TYPICAL CURTAINWALL CONDITION, FLOORS 2-18
EXHIBIT 13

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Electrical
Shaft
Egress Stair
Womens
Mens
Tel / Data
Service Elev.
Shower Room
Janitor
ELEVATOR LOBBY
Mechanical
Shaft
Egress Stair
SINGLE-TENANT FLOOR CORE:
-ELEVATOR LOBBY FINISH BY TENANT
-TOILET ROOMS, SHOWER ROOM, ALL CORE MECHANICAL ROOMS AND EGRESS STAIRS FINISHED BY OWNER

ELEVATOR LOBBY - SINGLE TENANT FLOOR

EXHIBIT 14

ELKUS | MANFREDI ARCHITECTS

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OFFICE TENANT INTERIOR STANDARDS

3
4
NOTE: SINGLE TENANT ELEVATOR LOBBY
FINISHED BY TENANT

ELEVATOR LOBBY - SINGLE TENANT FLOOR

EXHIBIT 15

ELKUS | MANFREDI ARCHITECTS

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Electrical
Shaft
Egress Stair
Womens
Mens
Tel/Data
Service Elev.
Shower Room
Janitor
CORRIDOR
ELEVATOR LOBBY
CORRIDOR
Mechanical
Egress Stair
Shaft
MULTI-TENANT FLOOR CORE:
ELEVATOR LOBBY, CORRIDOR, TOILET ROOMS, SHOWER ROOM, ALL CORE MECHANICAL ROOMS AND EGRESS STAIRS FINISHED BY OWNER

ELEVATOR LOBBY - MULTI TENANT FLOOR PLAN

EXHIBIT 16

ELKUS | MANFREDI ARCHITECTS

Section 2 Page 27
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ONE MARINA PARK DRIVE
OFFICE TENANT INTERIOR STANDARDS

Electrical
Shaft
Egress Stair
Womens
Mens
Tel/Data
Service Elv.
Shower Room
Janitor
CORRIDOR
CORRIDOR
Mechanical
Egress Stair
Shaft
MULTI-TENANT FLOOR CEILING PLAN: ELEVATOR LOBBY, CORRIDOR, TOILET ROOMS SHOWER ROOM ALL CORE MECHANICAL ROOMS AND EGRESS STAIRS FINISHED / ILLUMINATED BY OWNER

ELEVATOR LOBBY - MULTI TENANT CEILING PLAN

EXHIBIT 17

ELKUS | MANFREDI ARCHITECTS
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NOTE: MULTI-TENANT ELEVATOR LOBBY
FINISHED BY OWNER

ELEVATOR LOBBY - MULTI TENANT ELEVATION

EXHIBIT 18

ELKUS | MANFREDI ARCHITECTS

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3. SUSTAINABILITY (LEED)

3.1 - Introduction

One Marina Park Drive has been designed under the guidelines of the LEED Core & Shell system (LEED-CS) of the U.S. Green Building Council. LEED stands for Leadership in Energy and Environmental Design. Since The Owner has the goal of obtaining a Silver Level certification, One Marina Park Drive is being designed, and will be built to a level of efficiency and sustainability above and beyond standard practice. Areas in which this building excels are as follows:

- *Site Selection* – the building is located on a site with reduced impact on the environment
- *Energy Efficiency* – energy efficient features have been incorporated in the design; the mechanical systems have been designed and will be commissioned and operated to minimize energy use
- *Water Efficiency* – irrigation, cooling towers and restrooms make more efficient use of water
- *Indoor Environmental Quality* – Low VOC finishes, high efficiency filters, high outside air rates, and plenty of daylight are among the features contributing to a high indoor environmental quality
- *Environmentally-considered materials* – One Marina Park Drive specified a percentage of sustainable materials above industry standard including items with recycled content, sustainable wood, and locally found materials requiring less transportation to the site.

Following is a detailed description of the environmentally sensitive strategies used in the design, construction, and operation of One Marina Park Drive and no-cost/low-cost ideas that will allow you to conserve energy and water, lower utility costs, and to increase the indoor environmental quality in your own tenant space.

3.2 - Project Site

What Are the Sustainable Qualities of the One Marina Park Drive Building Site?

Site Selection. An urban location has lower environmental impact than a green field. In addition, Fan Pier plays a significant role in the revitalization of the Seaport District.

Mass Transit/ Parking Capacity One Marina Park Drive is in close proximity to subway stations, public water transportation, and a number of bus stops. Proximity to mass transit reduces the need for car use, therefore reducing pollution and traffic congestion.

Brownfield redevelopment. The site was a former rail year / shipping pier; contaminants were safely removed from the site

Erosion Control: Measures were implemented during construction so that storm water, wind, and vehicles did not carry sediment from the site to the storm water system draining to Boston Harbor.

High Density Development without forgoing Open Space. One Marina Park Drive is a high-rise construction project located in an area with more than 120,000 square feet of development per acre of land. High-density development reduces urban sprawl with its ensuing environmental disturbance. The completed site will provide open space for 56% of the site area.

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Protect or Restore Habitat. At least 20% of the site area will be vegetated with native or adapted plants. This creates an oasis inside the City for butterflies and birds – it restores habitat.

Heat Island Effect – non-Roof. Paved areas around the building have light color, reducing the amount of heat absorbed and then re-radiated by overheated pavement. This type of heat generation, both from pavement and roofs (see below) accounts for the creation of urban "heat islands" where summer temperatures are significantly higher than in adjoining green fields.

Heat Island Effect – Roof. The roofs and terraces are either vegetated or light color, to reduce the amount of heat absorbed and re-radiated.

3.3 - Energy Efficiency

What Is Energy Efficient about One Marina Park Drive?

There are several technologies that have been implemented to save energy and money.

Commissioning – During the design process, the project was reviewed to ensure that all heating, cooling and ventilation systems were efficiently designed and specified. Before tenant occupancy the system will be tested.

Energy Efficient Windows – "Low E" tinted glass has been specified in order to retain more heat within the Building during winter and reduce heat gain in the summer when compared to conventional glass. The aluminum frames and mullions were designed with an insulating connection between the exterior and interior surfaces, to reduce the loss of heat.

Insulation – One Marina Park Drive has well-insulated exterior walls and roofs that reduce both heat loss and heat gain.

Lighting -- Energy efficient lighting is used throughout the building. Fluorescent lamps, where appropriate, provide excellent light, while using as little as one quarter of the energy and lasting up to 10 times longer than an equivalent incandescent lamp.

Premium Efficiency Motors – Premium efficiency motors and variable speed drives will be utilized for the central MEP systems to reduce energy consumption.

Cooling Tower with VFD Fans – Variable speed control cooling tower fan results in energy savings during periods of low demand on the cooling tower – when the desired set-point for the leaving cooling water can be achieved with the fans operating at lower speed. Low-speed operation for fans uses less electricity.

Multiple Compressor DX units – Each floor is served by one or more Direct Expansion (DX) units, that provide cooled air to the Core & Shell and the tenant spaces. These units have high efficiency – and also have multiple compressors. As the need for cooling increases, the compressors stage on, one-by-one. This type of load tracking increases the operating efficiency – and part-load operation is the prevalent condition for all HVAC equipment. The DX units will also contain "free cooling" energy saving water coils that will operate with the water side economizer system. The free cooling coils will initially operate in conjunction with the compressors when outdoor air temperature is favorable to produce 70ºF +/- water at the cooling towers; thereby reducing energy consumption.

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Measurement & Verification – The building monitors the efficiency of the HVAC systems to ensure maximum performance. In addition, the Building Management System is sized to accommodate feeds from the tenant spaces; tenants will have the ability to monitor the energy use of subsystems in their spaces, with the goal of better controlling their energy use and cost.

What Is Energy Efficient about my tenant space?

Since the core and shell is energy-efficient, operating expenses for cooling, heating and for the lighting of common areas will be lower than if the building were merely Code-compliant.

Exterior Wall Construction – Superior glazing and well-insulated walls have been specified for One Marina Park Drive. The curtain wall for the building will feel warmer in winter, and will admit less heat in summer than the older generation of buildings. This improves the comfort of occupants in perimeter spaces. In general, if a person is close to a more efficient wall/window system, that person will feel comfortable at a somewhat lower temperature in winter and somewhat higher temperature in summer.

Space Temperature Control by Central Building Energy Management System – Wall or column mounted sensors in each space provide temperature data to the building's energy management system (BMS). The BMS controls the flow of warm or cool air from the air conditioning system to each space based on the information provided by the sensors and the set-point temperatures programmed into the BMS. During normally unoccupied hours, the BMS is also programmed to raise temperatures in the cooling season and lower temperatures in heating season to save energy.

Supply Air Temperature Reset Control – The control for the Air Conditioning units (ACs)can be set to satisfy the zone that needs most cooling out of all the zones that it serves. This method of control saves energy and improves comfort by reducing or eliminating instances of spaces being overcooled. It is recommended that CO_2 sensors are installed by the tenant to fully take advantage of modulated ventilation.

Demand Modulated Ventilation,– A constant flow of outdoor air is necessary to maintain air quality within any occupied building. However, providing outdoor air at the correct temperature and humidity year-round can result in significant energy consumption. CO_2 monitoring can modulate the outside air based on the number of people in the space. Less outside air is supplied during times of low occupancy; more during periods of high occupancy. This strategy saves energy by only heating and cooling the quantity of outside air necessary to provide good indoor air quality at all times.

The floor by floor HVAC systems located within the Building are equipped with modulating outside air dampers that allow them to increase or decrease the rate of outside air supplied to spaces.

To fully use this feature, the tenant to install CO_2 sensors, a minimum of one per floor, that can be integrated with the base building system in order to modulate ventilation..

What else can I do to lower my energy bill?

Closing Shades. During the summer months, close the shades to reduce the heat gain from direct sunlight.

Compact Fluorescent Lamps (CFL). If you provide employees with desk lamps, use CFL bulbs instead of the traditional incandescent. CFLs are three times as efficient and last ten times longer—you will replace an incandescent bulb five to ten times before you need to replace a CFL. Avoid using halogen lamps, because they convert most of the electricity running through them into heat rather than light.

The color rendition of CFL's is often described in terms of temperature (e.g. "warm" and "cool"). Warm-colored CFL's give off a light much like that of an incandescent bulb. CFL's advertised as

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"natural daylight" or "sunlight" are cooler in color. For more information, go to www.energystar.gov/index.cfm?c=cfls.pr_cfls.

Fluorescent lamps that contain mercury and should be recycled to avoid releases of mercury to the environment. To find out more about lamp recyclers visit: http://www.lamprecycle.org/. But it is best to procure fluorescent lamps that have very low mercury content.

Purchase Equipment with the ENERGY STAR® Label. ENERGY STAR® equipment represents the top 25th percentile of energy efficiency in that product category. For more information, go to www.energystar.gov .

Minimize Phantom Loads. Electronic equipment such as computers, copiers and printers, but also including other appliances that you may have in auxiliary spaces (e.g., microwaves, refrigerators, VCR's, DVD players, and cell phone chargers) draw energy while plugged in, even if turned off. The energy draw is called "standby losses" or "phantom load" and can contribute up to 15 percent of a typical electricity bill. Devices with transformers at the plug, or along the cord, incur the greatest standby losses, without offering a "standby amenity," like a clock. Products carrying the Energy Star® label have lower standby loses than their competitors. For more information on this topic, go to www.standby.lbl.gov.

Where feasible, switch off after use the power strip into which electronic equipment is plugged.

3.4 - Water Efficiency

By implementing some simple water-saving strategies, One Marina Park Drive has reduced its water consumption by an excess of 30%. These strategies are described below along with ways in which you too can help save water.

What Types of Water-Saving Strategies are being at One Marina Park Drive?

Low-Flow Urinals. The restroom facilities will be equipped with low flow urinals.

Low-flow urinals are like conventional urinals, but they have a flush system that cleans the bowl with a smaller flush.

Sensor-Operated Faucets. The faucet operates by means of an infrared sensor. Once the user enters the sensor's effective range and then steps away, the unit initiates the use cycle. This results in a more hygienic and water-efficient fixture.

Low Flow Shower Heads. Reduced flow showerheads reduce water by introducing more air to uphold the pressure in fixture.

3.5 - Indoor Environmental Quality

One Marina Park Drive is being built to provide superior indoor air quality. The following provides an overview of the systems and design strategies employed to improve indoor quality:

Tobacco Smoke Control. Smoking is prohibited in the building. The outdoor area designated for smoking is located away from your lobby entrance.

Air Filtering: Outside air is conditioned and filtered with high efficiency filters (MERV 13), removing typical airborne contaminants. This creates an interior environment that is comfortable for tenants.

Increased Outdoor Air Rates. The latest standard for indoor air quality, the ASHRAE Standard 62-2004, mandates a minimum amount of outside air, deemed adequate for good IAQ. One Marina Park Drive F has 30% higher outside air rates.

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_CO_2 Monitoring_. Indoor air quality can also be improved by the use of Carbon dioxide (CO_2) sensors. The amount of carbon dioxide (CO_2) is indicative of the number of people in a space. The base building HVAC system has been designed to increase the amount of outside air when the occupancy is high and decrease it when the spaces are sparsely occupied, or unoccupied. This results in providing more fresh air when it is needed. Tenant installed CO_2 sensors, integrated with the base building HVAC system directs the mechanical system to vary the ventilation rates based on occupancy per floor.

To use this feature, the tenant will need to install CO_2 sensors in strategic locations: large assembly or conference areas or at least one CO_2 sensor per floor. Up to four tenant CO_2 sensors per floor can be connected to the base building HVAC system.

Low-VOC Adhesives, Sealants, Paints and Coatings. All adhesives, sealants, paints and carpet installed in the building are "low-VOC", indicating that that they off-gas (emit) very little pollutants and odors.

Carpets. All carpets installed in the building Core & Shell meet the testing and product requirements of the Carpet and Rug Institute's "Green Label Plus" Program. All carpet cushion installed in the building Core & Shell meet the requirements of the Carpet and Rug Institute's "Green Label" Program. These programs ensure low emission levels from carpeting.

Urea-formaldehyde Free. All composite wood used inside the public areas of the building (including the architectural work, rough carpentry, and finish carpentry) is selected without the use of urea-formaldehyde bonding agents in the manufacturing process. Most composite wood is manufactured with urea formaldehyde resins, which, as indicated earlier, are considered to be unhealthy.

Lobby Walk-off Mats. Building walk off mats at the entrance lobby will help remove dust and particles from visitors' shoes. This will reduce the quantity of material in the air and keep the building cleaner overall.

Indoor Air Quality Plan. During construction, the contractors employ procedures developed to foster good indoor air quality to:

Prevent construction dust, debris and volatile gases from entering the air conditioning and ventilation system;

Prevent soft and absorptive materials from absorbing the pollutants and odors given off by wet-applied products like paint and adhesives;

Protect materials from any moisture absorption that could support the growth of mold and fungus.

What else can I do to maintain good indoor air quality in my tenant space?

Green Housekeeping Green Housekeeping is about achieving high performance by using products that are low in toxicity and odor. Many of the typical cleaning agents available kill bacteria, but create new health risks and inconveniences. Here are some simple steps for healthy housekeeping:

Do Not Use Harsh Chemicals Unless Necessary. Powerful cleaning agents do not necessarily perform better than less toxic alternatives. For example, combined cleaners and disinfectants are often highly toxic and acidic, but do not disinfect well. Disinfectants generally require 15 minutes of contact time on a clean (not soiled) surface to work effectively. For most applications, routine cleaning and soil removal with a mild detergent of a neutral pH is sufficient and appropriate. Disinfection is rarely required. Even the Center for Disease Control (CDC) only recommends cleaning and soil removal with a mild detergent of a neutral pH for hospital floors.

Healthy and Safe Cleaning Products. Look for products that contain little or none of the following: Chlorine, Petrochemical solvents (benzene, toluene, xylene, etc.), Glycol ethers, Phosphates, Acids,

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Caustics, Dyes, Perfumes

Low VOC Finishes and Furniture Products with low volatile organic content ("low-VOC") have been used in the renovation of the building and will continue to be used for all additional renovations and touch-ups. Low-VOC products emit lower levels of odor and release less toxic pollutants into the air than conventional products.

We recommend that you check the VOC (volatile organic compound) content of products before purchasing to minimize the unnecessary introduction of odors and chemical emissions (such as from solvents). This information may not be on the label or even readily available, however, it can be found in the technical data and/or in the Material Safety Data sheet (MSD) for each product. Your sales person can obtain this information if requested, or you can look it up on the manufacturer's website.

Urea-Formaldehyde We also recommend looking for composite wood and agrifiber board products that do not contain 'added' urea-formaldehyde, or that have been tested and certified by Green Guard or another certifying body to verify that the emissions from the product are low and not harmful.

Furniture and Furnishings Upholstered furniture is made, generally, with some type of foam and/or down and feathers. Some foams emit irritant chemicals. We suggest that you ask the manufacturer what foam has been used in furniture before purchasing. Avoid products made with TDI foams (toluene diisocyanate). Products which are made with MDI (methyl diphenyl isocyanate) are preferred. In addition, avoid foams which have been treated with PBDE's (polybrominated fire retardants). These chemicals are known as POP's (persistent organic pollutants).

Carpet and Flooring Wool or nylon woven carpets and rugs are made with much less adhesive than 'tufted' goods and can help to maintain good indoor air quality. Install these products over a natural hair and jute cushion, or use low-VOC adhesives per the noted chart. Avoid carpet and flooring products made with PVC (polyvinyl chloride) backing, as this product emits toxic fumes (*hydrogen chloride gas*) in the case of a building fire.
All carpets should be kept clean using a high efficiency vacuum cleaner so that they do not absorb and then re-emit VOCs and dust.

Low-Toxic Pest Management In your tenant space, the best way to control pests is to keep the environment unsuitable for their habitation. Sponge up excess moisture and clean up any "food sources" such as crumbs and spills. Do not leave food out overnight, especially uncovered. If you have a pest problem, contact building management.

Office Layout / Tenant Improvement Design The building offers control of temperature and lighting in multiple occupancy spaces that are part of the Core & Shell.
The large glass façade offers generous daylight and views. As a tenant, you can maximize the effect of these features by following these guidelines:

- Consider locating enclosed offices and conference rooms close to the core and open-office areas to the perimeter. The enclosed offices would have glass partitions toward the exteriors.

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- Alternately, if perimeter areas receive enclosed offices, consider providing them with glass partitions toward the interiors.

3.6 - Environmentally Considered Materials

Choosing materials that contain recycled content and are made of rapidly renewable materials will reduce the quantity of raw materials extracted and disposed of in the ever-growing waste stream. Buying materials that are extracted or manufactured locally will reduce transport associated energy

Tenant Recycling Program In an effort to reduce the amount of waste material that ends up in the already over-burdened landfills, the building will implement a recycling program. All clean paper, corrugated cardboard, glass, plastics, and metals will be deposited in separate bins labeled accordingly located in each tenant space. An outside service will pick up this material.

What Types of Sustainable Materials Were Used at One Marina Park Drive?

Concrete and Masonry. Concrete is composed of aggregate, water, and cement-an energy-intensive material. At One Marina Park Drive, the cement in the concrete has been partially replaced by fly ash or ground granulated blast furnace (GGBF) slag. Replacing cement with fly ash and slag not only reduces the embodied energy of the concrete, it diverts what would otherwise be considered waste from the ever-growing waste stream.

Fly ash is a bi-product of coal burning at electric utility plants. When mixed at certain ratio it may increase the strength of the material.

GGBF slag is a bi-product of iron blast furnaces.

Steel and Metal. Virgin steel and metal are energy intensive materials. Using recycled metal reduces the embodied energy of the material. The steel and metal materials used in the building are composed of a combination of post-industrial and post-consumer recycled steel and metal. This includes structural and decorative metals, doors, frames, and steel decking.

Aluminum. The aluminum storefronts are composed of recycled content.

Wood. All of the engineered wood used for either architectural work or finished carpentry contains recycled material.

Wood used for architectural work and finish and rough carpentry within the public areas of the building is certified by the Forest Stewardship Council (FSC). FSC certified wood has been reaped from forests that maintain sustainable harvesting practices. For more information visit: http://www.fsc.org/en/.

Gypsum Board. The gypsum board is partially composed of recycled material; the paper face is 100% composed of recycled material.

Insulation. The thermal insulation is composed of a combination of post-industrial and post-consumer recycled material.

Construction Waste Management. Building construction generates enormous quantities of waste, a majority of which can be recycled. A construction waste management plan was implemented during construction to ensure the maximum possible recycling of waste. The recycled materials include metals, concrete, wood, ceiling tile and cardboard. The goal is to divert at least 75% of the waste volume away from the dump sites, for re-use.

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Carpet. The multi-tenant corridors will be outfitted with carpet which is composed of post-industrial and post-consumer recycled products.

Additional products where recycled content is being considered: Ceramic Tile, Acoustical Panels, Vinyl and Linoleum Flooring

What Types of Products Can I Choose that Are Sustainable?

Furniture, Furnishings, and Building Materials

Reuse- Use salvaged, refurbished, or reused materials throughout your tenant space. Reusing building products and materials reduces demand for virgin materials, thereby reducing impacts associated with the extraction and processing of virgin resources. Reusing materials diverts materials that would otherwise end up in the waste stream.

Rapidly Renewable Materials- When available, purchase wood or products, including furniture and furnishings, which are made of rapidly renewable materials. Using products made of rapidly renewable materials ensures that you are not contributing to the depletion of our earth's natural resources. Materials considered rapidly renewable are those that are harvested in a 10-year or shorter cycle and may include: bamboo, cork, and straw.

Forest Stewardship Council Certified Wood- One option is to purchase products that are manufactured with wood that has been certified by the Forest Stewardship Council (FSC). The Forest Stewardship Council (FSC) is an international network that promotes responsible management of the world's forests. You can find more information about the FSC certification as well as locate distributors and manufacturers by visiting: http://www.fsc.org/en/.

Recycled Content- When available, purchase engineered wood or products, including furniture and furnishings that are manufactured with engineered wood that is composed of recycled content.

Local Materials- to the extent possible, purchase materials manufactured and/or extracted locally- within 500 miles of Boston. Purchasing locally not only reduces the environmental impacts associated with the transportation, it supports the regional economy as well.

3.7 LEED for Commercial Interiors (LEED – CI) Summary and Tenant Recommendations

LEED for Commercial Interiors (LEED-CI) is part of a comprehensive suite of LEED "green building" rating tools that the U.S. Green Building Council is developing to promote "green" design, construction, and operations practices in buildings nationwide. LEED for Core and Shell developments (LEED-CS), and LEED-CI are companion rating systems that establish "green building" criteria for commercial office real estate for use by both developers and tenants. The sustainability goals for LEED-CI are similar to those of LEED-CS.

Some of the benefits this program bring are a reduction in operating and maintenance costs, better occupant health and productivity, possible reduction of liability related to indoor environmental health, and possible availability of tax credits/incentives.

Given that One Marina Park Drive is expected to be LEED-CS certified above industry standards, tenants will benefit by having the ability to design an interior office space with a framework of LEED-CI "points" already established.

A LEED-CI checklist has been included outlining the Seven (7) "YES" and Twenty Five (25) "Possible" interior/tenant points that have been made possible by One Marina Park Drive's sustainable design practices.

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LEED-CI

LEED-CI Version 2.0 Registered Project Checklist

Project Name:

Project Address:

Yes	?	No			
7			**Sustainable Sites**		Possible Points 7
3			Credit 1	**Site Selection - Select a LEED Certified Building - OR -**	3
				Locate the tenant space in a building with following characteristics (up to 3 points):	
			Option 1A	**Brownfield Redevelopment**	1/2
			Option 1B	**Stormwater Management: Rate and Quantity**	1/2
			Option 1C	**Stormwater Management: Treatment**	1/2
			Option 1D	**Heat Island Reduction, Non-Roof**	1/2
			Option 1E	**Heat-Island Reduction, Roof**	1/2
			Option 1F	**Light Pollution Reduction**	1/2
			Option 1G	**Water Efficient Irrigation: Reduce by 50%**	1/2
			Option 1H	**Water Efficient Irrigation: No Potable Use or No Irrigation**	1/2
			Option 1I	**Innovative Wastewater Technologies**	1/2
			Option 1J	**Water Use Reduction: 20% Reduction**	1/2
			Option 1K	**Onsite Renewable Energy**	1/2 to 1
			Option 1L	**Other Quantifiable Environmental Performance**	1/2 to 3
1			Credit 2	**Development Density and Community Connectivity**	1
1			Credit 3.1	**Alternative Transportation, Public Transportation Access**	1
1			Credit 3.2	**Alternative Transportation, Bicycle Storage & Changing Rooms**	1
1			Credit 3.3	**Alternative Transportation, Parking Availability**	1

Yes	?	No			
	2		**Water Efficiency**		Possible Points 2
	1		Credit 1.1	**Water Use Reduction** - 20% Reduction	1
	1		Credit 1.2	**Water Use Reduction** - 30% Reduction	1

Yes	?	No			
	6		**Energy & Atmosphere**		Possible Points 12
Y			Prereq 1	**Fundamental Commissioning**	Required
Y			Prereq 2	**Minimum Energy Performance**	Required
Y			Prereq 3	**CFC Reduction in HVAC&R Equipment**	Required
			Credit 1.1	**Optimize Energy Performance** - Lighting Power	3
	1		Credit 1.2	**Optimize Energy Performance** - Lighting Controls	1
	1		Credit 1.3	**Optimize Energy Performance** - HVAC	2
	1		Credit 1.4	**Optimize Energy Performance** - Equipment and Appliances	2
	1		Credit 2	**Enhanced Commissioning**	1
	2		Credit 3	**Energy Use, Measurement & Payment Accountability**	2
			Credit 4	**Green Power**	1

LEED - CI

ELKUS | MANFREDI ARCHITECTS

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Yes	?	No	Materials & Resources		Possible Points: 14
	8				
			Prereq 1	**Storage and Collection of Recyclables**	Required
			Credit 1.1	**Tenant Space, Long Term Commitment**	1
	1		Credit 1.2	**Building Reuse, Maintain 40% of Interior Non-Structural Components**	1
	1		Credit 1.3	**Building Reuse, Maintain 60% of Interior Non-Structural Components**	1
	1		Credit 2.1	**Construction Waste Management, Divert 50% From Landfill**	1
	1		Credit 2.2	**Construction Waste Management, Divert 75% From Landfill**	1
			Credit 3.1	**Resource Reuse, 5%**	1
			Credit 3.2	**Resource Reuse, 10%**	1
			Credit 3.3	**Resource Reuse, 30% Furniture and Furnishings**	1
	1		Credit 4.1	**Recycled Content, 10% (post-consumer + 1/2 pre-consumer)**	1
	1		Credit 4.2	**Recycled Content, 20% (post-consumer + 1/2 pre-consumer)**	1
	1		Credit 5.1	**Regional Materials, 20% Manufactured Regionally**	1
	1		Credit 5.2	**Regional Materials, 10% Extracted and Manufactured Regionally**	1
			Credit 6	**Rapidly Renewable Materials**	1
			Credit 7	**Certified Wood**	1

Yes	?	No	Indoor Environmental Quality		Possible Points: 17
	8				
			Prereq 1	**Minimum IAQ Performance**	Required
			Prereq 2	**Environmental Tobacco Smoke (ETS) Control**	Required
	1		Credit 1	**Outside Air Delivery Monitoring**	1
	1		Credit 2	**Increased Ventilation**	1
	1		Credit 3.1	**Construction IAQ Management Plan, During Construction**	1
			Credit 3.2	**Construction IAQ Management Plan, Before Occupancy**	1
			Credit 4.1	**Low-Emitting Materials, Adhesives and Sealants**	1
			Credit 4.2	**Low-Emitting Materials, Paints and Coatings**	1
			Credit 4.3	**Low-Emitting Materials, Carpet Systems**	1
			Credit 4.4	**Low-Emitting Materials, Composite Wood and Laminate Adhesives**	1
			Credit 4.5	**Low-Emitting Materials, Systems Furniture and Seating**	1
			Credit 5	**Indoor Chemical and Pollutant Source Control**	1
			Credit 6.1	**Controllability of Systems, Lighting**	1
			Credit 6.2	**Controllability of Systems, Temperature and Ventilation**	1
	1		Credit 7.1	**Thermal Comfort** - Compliance	1
	1		Credit 7.2	**Thermal Comfort** - Monitoring	1
	1		Credit 8.1	**Daylight & Views** - Daylight 75% of Spaces	1
	1		Credit 8.2	**Daylight & Views** - Daylight 90% of Spaces	1
	1		Credit 8.3	**Daylight & Views** - Views for 90% of Seated Spaces	1

Yes	?	No	Innovation & Design Process		Possible Points: 5
	1				
	1		Credit 1.1	**Innovation in Design**	1
			Credit 1.2	**Innovation in Design**	1
			Credit 1.3	**Innovation in Design**	1
			Credit 1.4	**Innovation in Design**	1
			Credit 2	**LEED™ Accredited Professional**	1

Yes	?	No	Totals (pre-certification estimates)	Possible Points: 57
7	25			

Certified 21 to 26 points Silver 27 to 31 points Gold 32 to 41 points Platinum 42 to 57 points

ELKUS | MANFREDI ARCHITECTS

LEED - CI

Section 3 Page 39
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Exhibit K

Form of Commencement Date Confirmation

COMMENCEMENT DATE CONFIRMATION
Attached to and made a part of the Lease dated the 29th day of April, 2015 (the “Lease”), by and between FALLON CORNERSTONE ONE MPD LLC, a Delaware limited liability company, as “LANDLORD,” and KERYX BIOPHARMACEUTICALS, INC., a Delaware corporation, as “TENANT.”
LANDLORD AND TENANT do hereby declare that possession of the Premises was accepted by TENANT on the 30th day of April, 2015, which date is agreed to be the Commencement Date. The Lease is now in full force and effect, and as of the date The Rent Commencement Date is hereby established as March 1, 2016. The Term of this Lease shall expire on February 28, 2023, unless sooner terminated or further extended as provided in the Lease.
LANDLORD:

FALLON CORNERSTONE ONE MPD LLC,
a Delaware limited liability company

By:    MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,
a Massachusetts corporation,
its Member

By:    CORNERSTONE REAL ESTATE ADVISERS LLC,
a Delaware limited liability company,
its Authorized Agent

By:    /s/Linda C. Houston
Name:    Linda C. Houston
Title:    Senior Vice President
TENANT:
KERYX BIOPHARMACEUTICALS, INC.,
a Delaware corporation

By:    /s/ Brian Adams
Name:    Brian Adams
Title:    General Counsel

K-1